UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MSCI Inc.

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Dear fellow shareholders,

First and foremost, thank you for your continued support of MSCI Inc. (“MSCI” or the “Company”). At MSCI, we have taken significant steps to live up to our mission of powering better investment decisions for a better world. We believe enhancing our own environmental, social and governance (“ESG”) practices and providing greater transparency not only benefits our employees and the environment but is also accretive to long-term shareholder value. As we approach the 2020 annual meeting of shareholders (the “2020 Annual Meeting”), we would like to share with you, on behalf of the Board of Directors (the “Board”), some of our key accomplishments and initiatives for 2019 and the beginning of 2020.

Refreshing Board Governance

The Board remains strongly committed to ensuring that we have fresh and diverse perspectives on the Board and its committees. We have appointed five new independent directors in the past five years. Most recently, we added Paula Volent and Sandy C. Rattray to the Board, both of whom have extensive experience in the investment industry as further detailed on page 31 of this Proxy Statement. In considering their appointments, the Nominating and Corporate Governance Committee (the “Governance Committee”) conducted a comprehensive search for candidates whose skill sets could complement and further strengthen the Board’s breadth of talent. Further, the Board sought directors whose experiences could equip them to advise management on long-term growth initiatives.

This year, we will bid farewell to Alice W. Handy and George W. Siguler as they approach their retirements from the Board at the 2020 Annual Meeting. Since joining the Board in 2009, Alice and George have helped guide MSCI’s strategic direction and supported the management team in executing ambitious growth plans. We join our fellow directors in welcoming Sandy and Paula and thanking Alice and George for their commitment to MSCI and its shareholders.

In light of these changes and with the aim of retaining continuity while also promoting refreshment, we reconstituted our committees to ensure that we have optimal alignment between individual director skill sets and the purpose and objectives of each of our committees.

Investing in Our People and Promoting a Strong Corporate Culture

The Board recognizes the importance of developing and retaining top talent for the long-term success of the Company. Through the leadership of its Compensation & Talent Management Committee (the “Compensation Committee”), the Board advises on talent management, succession planning, culture, and inclusion and diversity strategies. In 2019, the Company continued to focus on gender compensation parity and to enhance its training programs by increasing diverse representation in leadership and management development programs. We were also very proud to see that 45% of newly appointed managing directors in 2019 were women. Additionally, the Company continued to support inclusion and diversity by engaging employees around the world through events hosted by our Executive Diversity Council, MSCI Pride group and the Women’s Leadership Forum. The Company recently joined Out Leadership, a coalition of global companies working to improve LGBTQ+ equality.

The Compensation Committee remains focused on further aligning the interests of shareholders and management and cultivating an “owner-operator” mindset among our senior executives. The Compensation Committee is also focused on deepening a performance and growth culture among all our employees. As a result of these initiatives and engagement with our shareholders, in 2019, the Company granted annual performance stock units (“PSUs”) that cover a three-year performance cycle (the “3-Year PSUs”) as well as annual PSUs that cover a five-year performance cycle (the “5-Year PSUs”) and eliminated the additional relative total shareholder return compound annual growth rate performance metric modifier and the performance period “re-test” feature for the PSUs. In 2020, the Compensation Committee increased the percentage of our senior executives’ equity incentive compensation mix granted in the form of the 5-Year PSUs, thereby subjecting a greater percentage of our senior executives’ total compensation for 2019 to longer-term Company performance. You can read more about these changes starting on page 55 of this Proxy Statement.

We believe these talent management and compensation initiatives provide appropriate incentives to our senior management team and create a culture of high performance at the Company that will drive long-term shareholder return.

Reducing our Climate Impact

While MSCI operates in a relatively low-carbon industry, we understand the importance of being transparent about our carbon footprint and doing our part to reduce our impact on the environment. The Governance Committee receives a quarterly update from the Company’s Chief Responsibility Officer on the Company’s ESG practices. In 2019, the Company further strengthened its commitment to the environment through a variety of actions, including forming 15 local employee-driven environmental groups and eliminating single-use plastics from our largest offices. Additionally, the Company participated in the Carbon Disclosure Project, disclosing its carbon emissions and committing to setting carbon emissions targets by 2021, and conducted a TCFD-aligned scenario analysis of its carbon footprint. We believe these assessments and the Company’s ESG initiatives have allowed us to minimize the impact of our business on the environment.

Enabling ESG Investing

In addition to establishing robust ESG practices within our Company, MSCI has been at the forefront of providing tools that enable ESG integration across the investment industry. Today, investment processes are rapidly evolving in light of increased awareness of climate change, human capital practices, shifts in institutional governance and other ESG considerations that can impact long-term risks and opportunities in financial markets.

During 2019, we continued to focus on expanding our ESG offerings through organic and inorganic growth initiatives. We launched Climate Change EU Transition and Paris Agreement-aligned (COP-21) indexes as well as Fixed Income ESG indexes. We made ESG Ratings on over 2,800 companies in the MSCI ACWI Index publicly accessible. We also strengthened our climate-risk capabilities by acquiring Carbon Delta AG (“Carbon Delta”), an environmental fintech and data analytics firm. Through Carbon Delta, we plan to create a comprehensive climate risk assessment and reporting offering for the institutional market, equipping global investors with tools to help them better understand the impact of climate change on their investment portfolios.

Earlier this year, MSCI published “The MSCI Principles of Sustainable Investing,” a framework that sets forth the Company’s views and recommendations on the core principles and best practices for ESG integration. Given the significant impact that ESG factors are expected to exert on the pricing of assets and the allocation of capital in the coming decades, the framework urges adoption of ESG integration throughout the entire investment process, including in: (1) designing and monitoring investment strategies, (2) performing portfolio management activities and (3) conducting investment research. Investors who aim to improve long-term risk-adjusted returns can no longer disregard the importance of ESG risks and opportunities. We believe that we are just at the beginning of this very important shift in investing toward widespread adoption of ESG considerations. As demonstrated by the initiatives described above, facilitating ESG transparency across the investment ecosystem remains a key strategic focus of our Board.

We Ask for Your Support

Your vote is very important to us. We strongly encourage you to read both our Proxy Statement and annual report on Form 10-K for the year ended December 31, 2019 in their entirety and ask that you support our recommendations. We value hearing from, and engaging with, our stockholders. We sincerely appreciate your continued support of MSCI, and we look forward to the 2020 Annual Meeting.

Thank you for your continued support of MSCI and your participation in the 2020 Annual Meeting.

Henry A. Fernandez Chairman, Chief Executive Officer and Shareholder March 18, 2020	Robert G. Ashe Independent Lead Director and Shareholder March 18, 2020

DATE: Tuesday, April 28, 2020	TIME: 2:30 P.M. Eastern Time	PLACE: via the internet www.virtualshareholdermeeting.com/MSCI2020

Dear fellow shareholders:

I cordially invite you to attend the MSCI 2020 Annual Meeting to be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/MSCI2020 on April 28, 2020 at 2:30 P.M. Eastern Time, and any adjournments or postponements thereof, which may include a national emergency that makes us unable to hold the meeting on the date or in the manner that we planned. You will be able to attend the 2020 Annual Meeting online, vote your shares electronically and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.

We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our shareholders, the Company and the environment. In the past, in-person shareholders’ meetings were only attended by a few shareholders. We believe virtual meetings enable increased shareholder participation from locations around the world. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxyvote.com with your control number. Additionally, given the heightened concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants.

The meeting is being convened for the following purposes:

1.	To elect 10 members to our Board;
2.	To approve, by non-binding vote, our executive compensation, as described in these proxy materials;
3.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm (“independent auditor”); and
4.	To transact such other business as may properly come before our 2020 Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR” the election of the directors, the approval, on an advisory basis, of our executive compensation and the ratification of the appointment of our independent auditor.

We are once again pleased to furnish our proxy materials over the internet pursuant to Securities and Exchange Commission (“SEC”) rules. As a result, we are mailing to many of our shareholders the Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials, including this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report on Form 10-K”). The Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement (including the proxy card) and our 2019 Annual Report on Form 10-K over the internet, how to request a paper or email copy of these materials and how to vote by mail or via the internet. We believe that posting the proxy materials on the internet expedites shareholders’ receipt of the information that they need, while lowering our costs of printing and delivery and reducing the environmental impact of the 2020 Annual Meeting.

Our Board has fixed the close of business on March 3, 2020 as the record date for determining the shareholders entitled to notice of, and to vote at, our 2020 Annual Meeting. The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders of record beginning on or about March 18, 2020. These proxy materials are being made available beginning on or about March 18, 2020.

As a shareholder of MSCI, your vote is important. Whether or not you plan to attend our 2020 Annual Meeting, it is important that you vote as soon as possible to ensure that your shares are represented. For information on how to vote by mail, telephone, or via the internet, please refer to the question “How do I vote my shares?” in Annex A, or instructions in the Proxy Statement Summary, the proxy card, or the Notice of Internet Availability of Proxy Materials distributed to you on or about March 18, 2020.

Thank you for your support of MSCI.

Sincerely,

Henry A. Fernandez

Chairman, Chief Executive Officer and Shareholder

March 18, 2020

Note on Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the 2019 Annual Report on Form 10-K filed with the SEC on February 18, 2020 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this Proxy Statement reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Information and reports on our website that we refer to in this Proxy Statement will not be deemed a part of, or otherwise incorporated by reference, in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting to be held on
April 28, 2020. Our Proxy Statement and our 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available without charge at www.proxyvote.com. Information contained on the website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

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PROXY STATEMENT SUMMARY

MSCI

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information

Date:	April 28, 2020
Time:	2:30 P.M., Eastern Time Online check-in will be available beginning at 1:30 P.M. Eastern Time. Please allow ample time for the online check-in process.
Admission:	Virtual meeting held via the internet through a virtual web conference at: *www.virtualshareholdermeeting.com/MSCI2020*. To participate in the annual meeting, you will need the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials.
Voting:	• Shareholders as of the record date, March 3, 2020, are entitled to vote. • Your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.

Even if you plan on attending our virtual meeting on April 28, 2020, please vote as soon as possible before the meeting by:

INTERNET

PHONE

1-800-690-6903

MAIL

During the virtual meeting, you will be able to vote electronically and submit questions at *www.virtualshareholdermeeting.com/MSCI2020*. A webcast replay of the 2020 Annual Meeting will also be archived on our Investor Relations website, *http://ir.msci.com/events.cfm*, until April 28, 2021. For additional information on the virtual meeting, please refer to the Frequently Asked Questions in Annex A.

PROXY STATEMENT SUMMARY

Annual Meeting Agenda and Voting Recommendations

PROPOSAL	DESCRIPTION	BOARD RECOMMENDATION	PAGE REFERENCE

1	Election of Directors	FOR EACH NOMINEE	12

2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR	88

3	Ratification of the Appointment of MSCI’s Independent Auditor	FOR	92

About MSCI Inc.

We are a leading provider of critical decision support tools and services for the global investment community. Leveraging our knowledge of the global investment process and our expertise in research, data and technology, our actionable solutions(1) power better investment decisions by enabling our clients to understand and analyze key drivers of risk and return and confidently and efficiently build more effective portfolios.

Investors all over the world use our tools and services to gain insight and improve transparency throughout their investment processes, including to help define their investment universe, inform and analyze their asset allocation and portfolio construction decisions, measure and manage portfolio performance and risk, conduct performance attribution, implement sustainable and other investment strategies, design and issue exchange traded funds (“ETFs”) and other index-enabled financial products, and facilitate reporting to stakeholders.

Our industry-leading, research-enhanced products and services include indexes; portfolio construction and risk management analytics; environmental, social and governance (“ESG”) research and ratings; and real estate benchmarks, return-analytics and market insights. Through our integrated franchise we provide solutions across our products and services to support our clients’ dynamic and complex needs. We are flexible in the delivery of our content and capabilities, much of which can be accessed by our clients through multiple channels and platforms.

We are focused on staying at the forefront of investment trends to address the evolving needs of our clients in a changing industry. In order to most effectively serve our clients, we are committed to driving an integrated solutions-based approach, achieving service excellence, enhancing our differentiated research and content, and delivering flexible, cutting-edge technology and platforms.

(1) The term “solutions” as used throughout this Proxy Statement refers to the use of our products and/or services by our clients to help them achieve their objectives.

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PROXY STATEMENT SUMMARY

▶ The below depicts how we serve our clients and our overall role in the investment ecosystem.

MSCI INC. PROXY STATEMENT      •      3

PROXY STATEMENT SUMMARY

OUR STRATEGY

We aim to expand our position as a leading source for mission critical content, applications and services that support the investment processes of the largest and most sophisticated participants in the global investment industry. We continue to grow across our current offerings, execute our in-flight initiatives and invest in the next wave of opportunities. Our growth strategy is focused on a number of key initiatives that optimize the value of our integrated company and capitalize on our competitive advantages to address the changing needs of our clients and the investment industry. These strategic initiatives include:

(1)	expanding leadership in research-enhanced content,

(2)	strengthening existing and new client relationships by providing solutions,

(3)	improving access to our solutions through cutting-edge technology and platforms,

(4)	expanding value-added service offerings and

(5)	executing strategic relationships and acquisitions with complementary content and technology companies.

In executing our strategy, we are committed to maintaining overall cost discipline and continuing to deliver positive operating leverage. Through disciplined expense management we can self-fund initiatives that deliver the highest return on investment.

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PROXY STATEMENT SUMMARY

TOTAL SHAREHOLDER RETURN

The following graph compares the cumulative total shareholders’ return (“TSR”) of our common stock, the Standard & Poor’s 500 Stock Index and the NYSE Composite Index since December 31, 2009 (a little over two years after our IPO) assuming an investment of $100 at the closing price of each respective investment on December 31, 2009. In calculating annual TSR, we have assumed the reinvestment of dividends, if any. The indexes are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indexes are an appropriate measure of the relative performance of our common stock.

COMPARISON OF CUMULATIVE TEN YEAR TOTAL RETURN
MSCI Inc.
S&P 500 Index
NYSE Composite Index
$1000.00
$900.00
$800.00
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

The above graph is not “soliciting material,” is not to be deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

	YEARS ENDED

	12/31/2009	12/31/2010	12/30/2011	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/30/2016	12/31/2017	12/31/2018	12/31/2019

MSCI	$100.00	$122.52	$103.55	$97.45	$137.48	$149.79	$230.69	$255.19	$415.02	$489.50	$867.37

S&P 500	$100.00	$115.06	$117.49	$136.30	$180.44	$205.14	$207.98	$232.85	$283.69	$271.25	$356.66

NYSE Composite	$100.00	$113.45	$109.51	$127.06	$160.46	$171.29	$164.28	$183.89	$218.33	$198.80	$249.50

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PROXY STATEMENT SUMMARY

STRONG FINANCIAL PERFORMANCE

In 2019, we continued to execute a focused strategy to accelerate growth, improve efficiency and attract the best talent. Our strong results reflect our commitment to building long-term shareholder value. Financial highlights for the year ended December 31, 2019 include the following:

(1) MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. Definitions of each non-GAAP measure and a reconciliation of each non-GAAP financial measure with the most comparable GAAP measure are set forth in Annex B. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

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PROXY STATEMENT SUMMARY

Aligning Executive Compensation

with Company Strategy and Performance

We believe our executive compensation program was integral to our successful financial performance in 2019. To align the compensation and interests of our named executive officers (“NEOs”) with the long-term interests of our shareholders and to enhance the performance culture that is key to successfully delivering on our corporate strategy, MSCI’s executive compensation program emphasizes performance-based compensation in the form of equity incentive awards under our Long-Term Incentive Plan (“LTIP”) and cash incentive awards under our Annual Incentive Plan (“AIP”).

As previously described in our 2019 proxy statement, we reformulated our executive compensation program in 2019 to be one that is more closely aligned with shareholder interests and focused on the achievement of both short- and long-term financial and strategic targets, including tailoring our LTIP to incentivize our executives to focus on the long-term execution of our strategic priorities to create shareholder value.

In 2019, 98.2% of the votes cast on the “Say-on-Pay” proposal to approve our executive compensation program (the “Say-on-Pay Vote”) were voted in support of the compensation of our NEOs.

LTIP

The Compensation & Talent Management Committee (the “Compensation Committee”) adopted enhancements to the Company’s LTIP in 2019 which are designed to (i) prioritize shareholder value creation and (ii) facilitate an “owner-operator” mindset among our senior executives. In that regard, in 2019 and consistent with our historical practice since 2016, Mr. Fernandez’s LTIP award was granted entirely in the form of performance stock units (“PSUs”) and our other NEOs were granted a mix of PSUs and restricted stock units (“RSUs”).

The 2019 LTIP comprises a mix of the following:

ANNUAL RSUs	ANNUAL 3-YEAR PSUs	ANNUAL 5-YEAR PSUs

Annual grant of RSUs to our NEOs (other than our CEO) that service-vest in three equal installments in each of 2020, 2021 and 2022.

Our CEO was not granted any RSUs in 2019 and received all of his long-term incentive equity in the form of PSUs.

Annual grant of PSUs which cover a three-year performance cycle (the “3-Year PSUs”) from February 6, 2019 to February 5, 2022. Ms. Huber’s 3-Year PSUs cover a three-year performance cycle from May 5, 2019 to May 4, 2022.

The 3-Year PSUs are subject to vest between 0% and 300% based on the achievement of an absolute total shareholder return compound annual growth rate (“TSR CAGR”) performance metric.

Annual grant of PSUs which cover a five-year performance cycle (the “5-Year PSUs”) from February 6, 2019 to February 5, 2024. Ms. Huber’s 5-Year PSUs cover a five-year performance cycle from May 5, 2019 to May 4, 2024.

The 5-Year PSUs are subject to vest between 0% and 200% based on the achievement of an absolute TSR CAGR performance metric.

In addition, in response to feedback from shareholders in the meetings described below, the Compensation Committee determined that the 3- and 5-year PSUs granted under the 2019 LTIP would not contain a relative TSR CAGR performance metric or use an extended performance assessment period when determining actual achievement of the absolute TSR CAGR goals. These changes provide for an even more rigorous performance assessment and increase the “at-risk” element of the LTIP.

For additional information about the 2019 LTIP program, please see page 66 of this Proxy Statement.

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PROXY STATEMENT SUMMARY

AIP

The AIP closely aligns the interests of our NEOs with those of shareholders by using a formulaic approach based on specific annual financial criteria aligned with our Board approved Operating Plan and individual key performance indicators (“KPIs”) when determining annual cash incentives. The Compensation Committee regularly assesses the metrics and weighting of those metrics, in addition to shareholder feedback, to ensure that the AIP reflects the appropriate metrics and proper balance of those metrics necessary to deliver the annual growth that will serve as the foundation for longer-term value creation.

Actual cash incentives paid to our NEOs for 2019 were higher than their target values based on actual performance against the applicable financial metrics and their KPIs due to our strong financial performance and the performance of our NEOs in 2019.

For additional information about the 2019 AIP program, please see page 58 of this Proxy Statement.

CEO COMPENSATION

For 2019, Mr. Fernandez was awarded an annual incentive payout of $1.7 million, reflecting above-target performance against financial targets in our plan and a KPI score of 115% (see page 65 of this Proxy Statement for details).

For 2020, the Compensation Committee determined to make no increase to Mr. Fernandez’s base salary or total target cash incentive award amount. The Compensation Committee increased Mr. Fernandez’s LTIP award by 15.4% for 2020. The Compensation Committee determined that 100% of his LTIP would again be granted solely in the form of PSUs which are contingent on 3- and 5-year total shareholder return. The Compensation Committee’s determination was predicated on the substantial performance contingency of the PSU program and in consideration of market pay levels among MSCI peers and MSCI’s superior performance under Mr. Fernandez’s leadership since becoming a public company in 2007.

ENHANCED CLAWBACK POLICY

Effective February 7, 2019, the Company’s Clawback Policy was enhanced to be more rigorous and cover a broader range of detrimental conduct and financial restatements. Under the enhanced Clawback Policy, the Board, acting upon the recommendation of the Compensation Committee, may, to the extent permitted by applicable law, recoup any incentive compensation (cash and equity) received by members of the Company’s Executive Committee and the Company’s Principal Accounting Officer, in the event of (1) a restatement of the Company’s financial statements, (2) a restatement or adjustment of the achievement of applicable performance metrics, (3) detrimental conduct that has impacted the achievement of applicable performance metrics and (4) detrimental conduct that causes material financial or reputational harm to the firm. For additional details regarding our enhanced Clawback Policy, see page 73 of this Proxy Statement.

INCREASED STOCK OWNERSHIP REQUIREMENTS

As part of the Compensation Committee’s ongoing assessment of the Company’s compensation policies and practices to ensure furtherance of the goals identified above and for alignment with best practices, the Compensation Committee adopted more rigorous stock ownership guidelines that became effective in 2019. The ownership requirements for the Company’s President and Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) were increased from 3x base salary to 4x base salary and the ownership requirements for the rest of the Company’s Executive Committee members (other than our CEO) increased from 2x base salary to 3x base salary. Our CEO’s ownership requirements remained at 6x base salary. For more information on the changes to the stock ownership guidelines, refer to page 72 of this Proxy Statement.

SHAREHOLDER ENGAGEMENT

As noted above, in 2019, 98.2% of the votes cast on the Say-on-Pay Vote were voted in support of the compensation of our NEOs. The Company will continue to maintain an active dialogue with shareholders and evaluate feedback on issues of importance to them, including the metrics that drive each of our NEO’s long-term incentive compensation. Our engagement with shareholders on executive compensation is further described on page 55 of this Proxy Statement.

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PROXY STATEMENT SUMMARY

Corporate Responsibility:

The MSCI Approach

A commitment to corporate responsibility is in our DNA at MSCI. As we strive to enable the investment community to make better decisions for a better world, we are dedicated to being a leader in corporate responsibility, which is embodied in the following framework:

Better investments for a better world

Offer tools and content for investors globally to manage their ESG risks and opportunities.

- The world is rapidly changing and its interdependency and interconnectivity are accelerating at an exponential pace. MSCI believes that these significant changes require new approaches to investing that create a more sustainable investment future. To that end, MSCI has provided, and will continue to provide, innovative solutions to help our clients better understand how ESG considerations impact their portfolios.
- In 2020, we published "The MSCI Principles of Sustainable Investing," a framework designed to illustrate specific, actionable and impactful steps that investors can and should undertake to improve practices for ESG integration across the investment ecosystem.

Social responsibility

Build a highly engaged workforce through learning and development, and inclusion and diversity.

- MSCI is committed to developing a high-performance culture and employee workforce that has the skills and capabilities necessary to allow us to excel as an innovative provider of content, applications and services, and also reflects the clients and the communities in which we operate.
- An emphasis on career and leadership development as well as inclusion and diversity are central to this goal.

Operate sustainably

Manage carbon emissions and climate risks, and implement sustainable operational practices.

- We remain committed to limiting our environmental impact. Our business strategy and environmentally-responsible behaviors are strongly aligned. We utilize data centers to provide many of our products and services. These facilities are run on 100% renewable energy.
- In order to further assess and develop our environmental impact strategy and to enhance our transparency for our clients, shareholders and employees, we submitted our first full CDP disclosure in 2019. We also completed a TCFD aligned scenario analysis, which included an evaluation of our impact in the event there is a two degree increase in temperature.

Act with integrity

Implement policies and practices that reflect MSCI's commitment to integrity and demand strong ethical standards in all we do.

- Our employees are bound by a Code of Conduct (the "Code") and related compliance policies. Our compliance program and policies aim to deter wrongdoing and promote the conduct of all MSCI business in accordance with the highest standards of integrity.
- The Code enumerates the values MSCI expects its employees to live by, including: put the client first, work as one team, pursue excellence, champion bold ideas, act with integrity and take personal responsibility. We also expect our suppliers to act consistently with our corporate values and in accordance with our Supplier Code of Conduct.

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PROXY STATEMENT SUMMARY

Governance Highlights

DIVERSE BOARD

50% Director nominees are women or are racially diverse.	30% Director nominees are women.	80% Director nominees have lived or worked outside of the U.S.	5 Independent directors appointed in the past five years.

ROBUST CORPORATE GOVERNANCE PRACTICES

○ 9 of 10 director nominees are independent.

○ Annual Board, committee and director evaluations; third-party evaluation firm engaged periodically, including in 2019.

○ Limits on multiple board service: directors cannot serve on the boards of more than four public companies, including MSCI (directors who serve as an executive officer of a public company cannot serve on the boards of more than a total of two public companies, including MSCI).

○ Robust director share ownership guidelines.

○ Annual review of Code of Ethics and Business Conduct (“Code of Ethics”), committee charters and Corporate Governance Policies.

○ Annual election of directors.

○ Majority vote standard for uncontested elections and plurality standard for contested elections.

○ No shareholder rights plan (i.e., a poison pill).

○ Executive session of independent directors held after each Board meeting.

○ Full Board participation in succession planning.

○ Board oversight of sustainability.

ACTIVE BOARD REFRESHMENT

○ Two new directors (Sandy C. Rattray and Paula Volent) were appointed in 2020 with the retirement of two incumbent directors, George W. Siguler and Alice W. Handy, effective as of the 2020 Annual Meeting.

○ Nominating and Corporate Governance Committee (the “Governance Committee”), which has primary responsibility for director succession planning, engaged a third-party search firm to assist in the search for directors to ensure that the Board has directors with a wide range of qualifications, experiences, backgrounds, skills and attributes, supporting its oversight role on behalf of shareholders.

○  Periodic rotation of committee assignments and committee chair positions; committee chairs typically serve approximately 4 to 6 years on average in order to facilitate rotation of committee chairs while preserving experienced leadership. 2020 committee rotations in light of director retirements and appointments. See page 24 of this Proxy Statement for additional detail.

○ Mandatory director retirement age of 72.

10      •      MSCI INC. PROXY STATEMENT

PROXY STATEMENT SUMMARY

OUR BOARD OF DIRECTORS NOMINEES

Each of our current directors, other than Alice W. Handy and George W. Siguler (who will both retire from our Board effective as of the 2020 Annual Meeting and will therefore not stand for re-election this year), is standing for election to hold office until the next annual meeting of shareholders or until the director’s earlier resignation, death or removal. The table below provides information on each of our director nominees.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT
Henry A. Fernandez	61	2007	Chairman and CEO, MSCI Inc.
Robert G. Ashe Lead Director	60	2013	Former General Manager, Business Analytics, IBM Corp. (Formerly CEO of Cognos Inc.)	🌑
Benjamin F. duPont	56	2008	Co-Founder and Partner, Chartline Capital Partners	🌑
Wayne Edmunds	64	2015	Former Interim Group CEO, BBA Aviation, and Former CEO, Invensys plc	🌑
Catherine R. Kinney	68	2009	Former President, New York Stock Exchange	🌑
Jacques P. Perold	61	2017	Former President, Fidelity Management and Research Company	🌑
Sandy C. Rattray	50	2020	Chief Investment Officer of Man Group plc	🌑
Linda H. Riefler	59	2007	Former Chairman of Global Research and Chief Talent Officer, Morgan Stanley	🌑
Marcus L. Smith	53	2017	Former Director of Equity (Canada) and Portfolio Manager, MFS Investment Management	🌑
Paula Volent	63	2020	Senior Vice President for Investments and Chief Investment Officer at Bowdoin College	🌑

MSCI INC. PROXY STATEMENT      •      11

Corporate

Governance

Proposal No. 1 - Election of Directors

Our Board currently has 12 directors. Each director stands for election at each annual meeting of shareholders and holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. Each of George W. Siguler and Alice W. Handy will not be standing for re-election at the 2020 Annual Meeting and will be retiring from our Board, effective April 28, 2020. Concurrent with their resignations, the size of the Board will be decreased to 10 directors. All of the nominees presented beginning on page 14 of this Proxy Statement are directors of MSCI as of March 18, 2020. All directors, other than Sandy C. Rattray and Paula Volent, were elected at the 2019 annual meeting of shareholders. The Board believes that each of the nominees brings strong skills and experience to the Board, giving the Board, as a group, the appropriate skills needed to exercise its oversight responsibilities and advise management with respect to the Company’s strategic initiatives.

Each nominee has indicated that he or she is willing and able to serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board or the Board may elect to reduce its size.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast with respect to each director’s election at our 2020 Annual Meeting is required to approve Proposal No. 1. Abstentions shall not be treated as votes cast. For additional information on the consequences for directors who do not receive a majority of the votes cast, please refer to “What happens if a director does not receive a majority of the votes required for his or her re-election” in Annex A.

12      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

DIRECTOR CORE COMPETENCIES

Our Board includes an appropriate mix of experience, tenure, diversity, leadership, skills and qualifications in areas of importance to the Company. Our directors have had senior leadership experience at various domestic and multinational companies. In these positions, they obtained diverse management skills, including strategic and financial planning, regulatory compliance, risk management and leadership development. Additional detail on each director nominee’s experiences and qualifications follows their biographies beginning on page 14 of this Proxy Statement. The Governance Committee believes the director skills and experiences set forth on the “Director Core Competencies” table below are those most relevant to the Board’s oversight responsibilities and the Company’s strategic direction and strives to ensure that the Board includes a balanced mix of qualifications.

DIRECTOR CORE COMPETENCIES
(among the ten director nominees)

EXECUTIVE LEADERSHIP
GOVERNANCE/PUBLIC COMPANY BOARD
INDUSTRY EXPERIENCE
INTERNATIONAL EXPERIENCE
REGULATORY COMPLIANCE / GOVERNMENT
INVESTMENTS / STRATEGY
FINANCIAL EXPERTISE
RISK MANAGEMENT
CLIENT RELATIONS AND INSIGHT
TECHNOLOGY
CORPORATE AFFAIRS
TALENT MANAGEMENT / EXECUTIVE COMPENSATION

MSCI INC. PROXY STATEMENT      •      13

CORPORATE GOVERNANCE

2020 DIRECTOR NOMINEES

Henry A. Fernandez Chairman and CEO Age: 61 Director since: 2007

BIOGRAPHY: Mr. Fernandez has served as a director and Chairman of our Board since 2007 and as our CEO since 1998. He served as our President from 1998 to 2017. Before leading MSCI’s transition to becoming a fully independent public company in 2007, he was a Managing Director at Morgan Stanley, where he worked in emerging markets product strategy, equity derivative sales and trading, mergers and acquisitions, worldwide corporate finance and mortgage finance for U.S. financial institutions. Mr. Fernandez worked for Morgan Stanley from 1983 to 1991 and from 1994 to 2007. Mr. Fernandez holds a Bachelor of Arts in economics from Georgetown University, an M.B.A. from the Stanford University Graduate School of Business and pursued doctoral studies in economics at Princeton University.

QUALIFICATIONS: Because Mr. Fernandez has been the CEO of the Company since 1998 and has been instrumental in the internal and external growth of the Company, the design and execution of the Company’s acquisitions both before and after its IPO in 2007, including the acquisitions of Barra, LLC (formerly Barra, Inc.) in 2004, RiskMetrics Group, LLC (formerly RiskMetrics Group, Inc.) and Measurisk, LLC in 2010, IPD Group Limited, Inc. in 2012, GMI Holdings Co. in 2014, the business of Insignis, Inc. in 2015 and Carbon Delta AG in 2019, he brings to the Board an unparalleled historical knowledge and depth of understanding of the Company and its businesses. The skills and experience that Mr. Fernandez acquired in founding two private equity investment firms and while working in various areas at Morgan Stanley have proven invaluable to the Company’s continued success following its IPO. These skills will remain vital to the continued success of the Company’s day-to-day operations, as well as the successful development and execution of its growth plans and competitive strategies.

Robert G. Ashe Independent Lead Director Age: 60 Director since: 2013

BIOGRAPHY: Mr. Ashe retired from IBM Corporation (“IBM”) in January 2012, where he had most recently served as General Manager of Business Analytics from 2010 to 2012 and before that as General Manager of Business Intelligence and Performance Management since 2008, following IBM’s acquisition of Cognos Inc. (“Cognos”), a Canadian provider of business intelligence and performance management products. Mr. Ashe worked for Cognos from 1984 to 2008 holding various executive positions, including most recently President and Chief Executive Officer from 2004 to 2008, President and Chief Operating Officer from 2002 to 2004 and Chief Corporate Officer from 2001 to 2002, during a portion of which time he also served as Chief Financial Officer. He also held various Senior Vice President positions in Worldwide Field Operations, Products and Application Development Tools from 1996 to 2001. Prior to that, he held various Vice President roles within Product

Development and Corporate Finance. Mr. Ashe holds a Bachelor of Commerce from the University of Ottawa. Mr. Ashe is also a Chartered Accountant in Canada.

OTHER PUBLIC COMPANY DIRECTORSHIPS: ServiceSource International, Inc. (March 2013 to present), Shopify Inc. (May 2015 to present) and Halogen Software Inc. (February 2013 to April 2017).

QUALIFICATIONS: With nearly 30 years of experience in the technology sector, Mr. Ashe has led successful initiatives in product marketing, software development and revenue growth. While at Cognos, he also executed strategic acquisitions and led the successful integration of Cognos following its acquisition by IBM. The Board believes that the experience Mr. Ashe has acquired during his career in the technology industry will provide the Board and management with valuable perspectives on the Company’s investment, organic growth and acquisition strategies. Mr. Ashe has also been serving as our Lead Director since April 2018. As a member of other public company boards and the former CEO of a public company, Mr. Ashe also brings to the Board additional insight with respect to the Board’s roles and responsibilities.

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CORPORATE GOVERNANCE

Benjamin F. duPont Independent Director Age: 56 Director since: 2008

BIOGRAPHY: Mr. duPont is co-founder and Managing Partner at Chartline Capital Partners. Chartline Capital Partners has 26 portfolio companies, and invests in “structured” stage venture capital—with a focus on: Digital Health, Retail Analytics, Telecom Infrastructure, Digital Industrial and Food Supply Chain. In 2010, he co-founded yet2Ventures and while it continues to exist as a manager of legacy investments, as of October 2016, continuing investments are made under Chartline Capital Partners and he no longer serves as a principal of yet2Ventures. Mr. duPont also co-founded yet2, a global open innovation and technology scouting services company, and continues to serve on its board of directors. Prior to that, Mr. duPont worked for the DuPont Corporation from 1986 to 1999, most recently in the Specialty Chemicals, Fibers and Automotive division. Mr. duPont holds a Bachelor of Science in mechanical engineering from Tufts University.

QUALIFICATIONS: As a partner of Chartline Capital Partners, an investment firm focused on enterprise and industrial technology companies, Mr. duPont is a resource for the Board as it assesses MSCI’s business development, technology and research and development needs in connection with its internal and external growth strategies. Additionally, as co-founder and a director of yet2, a leading technology and intellectual property marketplace, Mr. duPont brings experience to the Board in the areas of intellectual property and technology evaluation, licensing and development. These areas are vital to MSCI’s continued success, as its business depends on the creation, protection and successful exploitation of its intellectual property.

Wayne Edmunds Independent Director Age: 64 Director since: 2015

BIOGRAPHY: Mr. Edmunds previously served as the Interim Group Chief Executive of BBA Aviation plc from July 2017 to March 2018. He previously served as Chief Executive Officer of Invensys plc at Invensys Systems, Inc. from 2011 until his retirement in 2014. Previously, Mr. Edmunds was Chief Financial Officer of Invensys. Prior to joining Invensys in 2008, Mr. Edmunds was Senior Vice President of Finance at Reuters America, Inc. from 2005 to 2008. Mr. Edmunds served as the Chief Financial Officer of Innovance Networks Inc. (“Innovance”) from 2000 to 2004, where he was responsible for financial planning and operations. Prior to joining Innovance, Mr. Edmunds held other senior management roles in the technology sector, including working 17 years at Lucent Technologies, Inc., where he served as Vice President of Finance for the Optical Networking Division and as Vice

President of Marketing and Business Development and was responsible for Europe, Middle East and Africa operations. Mr. Edmunds began his career at Amerada Hess Oil as an analyst in Corporate Treasury. Mr. Edmunds holds a Bachelor of Arts in accounting from Rutgers University and an M.B.A. in finance from Pace University.

OTHER PUBLIC COMPANY DIRECTORSHIPS: Signature Aviation plc (August 2013 to present), Dialight plc (February 2016 to August 2019) and Ashtead Group plc (February 2014 to September 2018).

QUALIFICATIONS: Mr. Edmunds brings to the Board, among other skills and qualifications, financial expertise and insight into the dynamics of the evolving technology industry, which will assist the Board in its review and analysis of the Company’s product development and investment strategies. As a member of a U.K. public company board, Mr. Edmunds also brings to the Board a wealth of cross-border financial, managerial and governance expertise and knowledge.

MSCI INC. PROXY STATEMENT      •      15

CORPORATE GOVERNANCE

Catherine R. Kinney Independent Director Age: 68 Director since: 2009

BIOGRAPHY: Ms. Kinney retired from NYSE Euronext in March 2009, having served as a Co-President and Co-Chief Operating Officer from 2002 to 2008. From 2007 to 2009, she served in Paris overseeing global listings, marketing and branding, and served as part of the integration team following the merger of the New York Stock Exchange (the “NYSE”) and Euronext in April 2007. Ms. Kinney joined the NYSE in 1974 and rose through the ranks holding management positions with responsibility for several divisions including: all client relationships from 1996 to 2007, trading floor operations and technology from 1987 to 1996 and regulation from 2002 to 2004. Ms. Kinney holds a Bachelor of Arts from Iona College and has completed the Advanced Management Program at Harvard Graduate School of Business. She has received honorary degrees from Georgetown University, Fordham University and Rosemont College.

OTHER PUBLIC COMPANY DIRECTORSHIPS: MetLife Inc. (April 2009 to present), QTS Realty Trust, Inc. (August 2013 to present), SolarWinds Corporation (October 2018 to present) and NetSuite Inc. (March 2009 to November 2016).

QUALIFICATIONS: The Board believes that the leadership and management skills that Ms. Kinney acquired during her 35-year career at the NYSE, where she held high level positions such as Group Executive Vice President of NYSE Euronext and Co-President and Co-Chief Operating Officer of the NYSE, contribute to the effectiveness of the Board. Additionally, the corporate governance knowledge that Ms. Kinney acquired during her successful career at the NYSE has helped the Company further strengthen its corporate governance initiatives. Ms. Kinney’s service on other public company boards also contributes additional insight to the Board with respect to public company processes.

Jacques P. Perold Independent Director Age: 61 Director since: 2017

BIOGRAPHY: Mr. Perold was President of Fidelity Management & Research Company, the investment advisor for Fidelity’s family of mutual funds, until his retirement in 2014. From 2001 to 2009, Mr. Perold was President of Geode Capital Management, LLC, a sub-advisor to Fidelity. He is currently a trustee of New York Life Insurance Company’s Mainstay mutual funds, a trustee of Partners in Health, and a co-founder of CapShift, a company focused on enabling impact investments from donor advised funds and foundations. Mr. Perold holds a Bachelor of Arts in economic history from the University of Cape Town and a post-graduate Bachelor of Arts Honours in sociology from the University of Cape Town.

OTHER PUBLIC COMPANY DIRECTORSHIPS: Allstate Corporation (December 2015 to present).

QUALIFICATIONS: The Board believes that Mr. Perold brings valuable leadership experience from a prominent global investment firm, as well as insight into a quickly evolving and complex financial system. Mr. Perold has over 30 years of experience and leadership in strategy and operations and investment expertise in the financial services industry. The Board believes the experience that Mr. Perold has acquired during his long and successful career at Fidelity provides the Board with valuable knowledge and insight into the Company’s asset management client segment. Mr. Perold’s service on another public company’s board also allows him to provide additional insight into public company processes, and his work with CapShift allows him to provide greater insight into the Company’s ESG business and practices.

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CORPORATE GOVERNANCE

Sandy C. Rattray Independent Director Age: 50 Director since: 2020

BIOGRAPHY: Mr. Rattray is currently the Chief Investment Officer of Man Group plc, a position he has held since 2017. He previously served as Chief Executive Officer of Man AHL from 2013 to 2017, and Chief Investment Officer of Man Systematic Strategies from 2010 to 2013. Prior to holding such positions, he held several other senior leadership positions at Man Group. Before Joining GLG Partners, which was later acquired by Man Group, in 2007, he spent 15 years at Goldman Sachs where he held various positions, including Managing Director and head of the Fundamental Strategy Group. Mr. Rattray also sits on the MSCI Advisory Council. He holds a Master’s in Natural Sciences and Economics from the University of Cambridge and a Licence Spéciale from the Université Libre de Bruxelles.

QUALIFICATIONS: Mr. Rattray has over 25 years of experience in the investment industry and is a leader in the asset management sector. As the Chief Investment Officer of one of the largest hedge funds in Europe known for its quantitative investment strategies which employ advanced technology to develop complex trading algorithms, Mr. Rattray brings a global client perspective to MSCI’s growth opportunities, including with respect to technological innovation impacting the industry. He also leverages his experience in the industry to advise MSCI on emerging industry trends and product development strategy.

Linda H. Riefler Independent Director Age: 59 Director since: 2007

BIOGRAPHY: Ms. Riefler retired from Morgan Stanley in February 2013. Ms. Riefler served as the Chair of Global Research at Morgan Stanley from June 2011 to February 2013 and prior to that served as the Global Head of Research from 2008. She was the Chief Talent Officer of Morgan Stanley from 2006 to 2008. In these roles she served on both the Management Committee and Operating Committee of Morgan Stanley. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was appointed a Managing Director in 1998 while in the Research division. Ms. Riefler holds a Bachelor of Arts in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

OTHER PUBLIC COMPANY DIRECTORSHIPS: CSX Corporation (March 2017 to present).

QUALIFICATIONS: Because Ms. Riefler has been associated with the Company since 2005 and has played an important role in influencing the Company’s strategic direction, the Board believes that her in-depth knowledge of the Company and its businesses gives her unique insight into the Company’s long-term growth opportunities and strategies. The knowledge that Ms. Riefler acquired as the Chief Talent Officer of Morgan Stanley enables her to help the Company realize the full potential of its employees and implement its internal growth strategies. In addition, the experience Ms. Riefler acquired in valuing companies and evaluating financial statements as Global Head of Research at Morgan Stanley continues to serve an important role assisting the Board and the Company in the assessment of risk and organic and external growth strategies. Ms. Riefler’s experience with debt and equity capital markets and investor needs also enables her to provide perspective with respect to debt and equity financings, as well as capital allocation strategies.

MSCI INC. PROXY STATEMENT      •      17

CORPORATE GOVERNANCE

Marcus L. Smith Independent Director Age: 53 Director since: 2017

BIOGRAPHY: Mr. Smith was most recently the Director of Equity (Canada) and a portfolio manager at MFS Investment Management (“MFS”) until his retirement in April 2017. As a portfolio manager, he was responsible for managing the MFS Institutional International Equity Portfolio and the International Concentrated Portfolio. He joined MFS in 1994 and held a variety of positions, including Director of Equity (Asia) from 2010 to 2012, based in Boston, Director of Asian Research from 2005 to 2009, based in Singapore, and Equity Analyst from 1995 to 2000, based in London. Mr. Smith currently also serves as a trustee for certain Eaton Vance funds. Mr. Smith holds a Bachelor of Science from the University of Mount Union and an M.B.A. from the Wharton School, University of Pennsylvania.

OTHER PUBLIC COMPANY DIRECTORSHIPS: DCT Industrial Trust (October 2017 to August 2018).

QUALIFICATIONS: Mr. Smith contributes his strong record of industry experience and leadership to the Board. He has over 20 years of experience and leadership in fundamental equity investing and international portfolio management that is an invaluable asset to the Company. His time in Asia and Europe also brings to the Board insights into the international financial markets that further strengthens the Company’s global leadership position.

Paula Volent Independent Director Age: 63 Director since: 2020

BIOGRAPHY: Ms. Volent is currently the Senior Vice President for Investments and Chief Investment Officer at Bowdoin College, a role she has held since 2006. She previously served as Vice President for Investments at Bowdoin College from 2002 to 2006, and Associate Treasurer at Bowdoin College from 2000 to 2002. Prior to joining Bowdoin College in 2000, Ms. Volent served as a Senior Associate at the Yale Investments Office and before focusing on endowment management, she worked as a paper conservator. She holds an M.B.A. from Yale School of Management, a Master of Arts from the

Institute of Fine Arts, New York University and a Bachelor of Arts from the University of New Hampshire.

QUALIFICATIONS: Ms. Volent has over 20 years of experience in the investment management industry. She joined Bowdoin College in 2000 and during her time at Bowdoin College, the endowment has more than tripled in value. As the Chief Investment Officer at Bowdoin College, Ms. Volent has developed expertise in the investment process through managing a top performing endowment that includes diverse asset classes, with significant investments in alternatives venture capital, private equity, as well as hedge funds. In addition to her distinguished record of success in the investment management industry, she is engaged with the global investment community and brings to the Board insights into international financial markets and emerging market countries.

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CORPORATE GOVERNANCE

Structure of our Board and Governance Practices

BOARD LEADERSHIP STRUCTURE

Henry A. Fernandez has served as the Chairman of our Board since our IPO in November 2007 and CEO since 1998. Robert G. Ashe has been our Lead Director since April 2018. The key attributes and responsibilities of the Chairman and the Lead Director roles (which are set forth below) have evolved over time to make MSCI’s leadership both decisive and effective, and enable the Company to execute on its growth strategies.

CHAIRMAN AND CEO	LEAD DIRECTOR

•  Unparalleled historical knowledge and depth of understanding of the Company and its businesses

•  Oversees the Executive Committee in its day-to-day management of the Company

•  Chairs Board meetings and annual shareholder meeting

•  Works with the Lead Director to set agendas for Board meetings (which the Lead Director approves)

•  Collaborates with the Board on the Company’s strategy and leads management in implementing that strategy

•  Meets frequently with clients and shareholders and communicates feedback to the Board and senior management

•  Manages the development of senior management and our businesses to succeed in a dynamic and competitive landscape

•  Strong and independent leadership style

•  Appointed annually by the Board’s independent directors

•  Presides at all meetings of the Board at which the Chairman is not present and has the authority to call independent director sessions

•  Approves other Board related materials (directors, acting through the Lead Director, may propose matters to be included on the agenda for a meeting)

•  Approves Board meeting agendas and schedules to assure sufficient time for discussion of all items

•  Facilitates a strong, independent oversight function by leading executive sessions of independent directors at least after every quarterly Board meeting

•  Facilitates communication between the Chairman and independent directors

•  Leads Board and individual director evaluations

•  Leads the annual CEO evaluation

•  Meets directly with management and non-management employees of the Company

•  Consults and directly communicates with shareholders and other key constituents, as appropriate

•  Collaborates with the Compensation Committee to oversee management succession planning efforts

We believe that it is in the best interests of MSCI and its shareholders to combine the roles of Chairman and CEO at this time because it provides the Company with continued unified leadership and direction. We believe Mr. Fernandez is best situated to serve as Chairman because he is the director most knowledgeable about the Company’s products, services and industry, and is in a position to effectively identify strategic priorities, recommend appropriate agendas and lead the execution of our strategy. Mr. Fernandez’s historical knowledge and in-depth understanding of the Company and its

MSCI INC. PROXY STATEMENT      •      19

CORPORATE GOVERNANCE

products and services enable him to identify areas of focus for the Board while effectively executing the Company’s strategy. At the same time, the Company’s independent directors bring experience, oversight and expertise from various perspectives and disciplines. We also believe that combining the role of Chairman and CEO facilitates the flow of information between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.

Additionally, our Board leadership structure is enhanced by the independent leadership provided by our Lead Director who provides effective independent oversight through his expansive responsibilities.

While we believe that continuing to combine the roles of Chairman and CEO is the most effective leadership structure for our Board and the Company at this time, our Amended and Restated Bylaws (“Bylaws”) and Corporate Governance Policies also permit a structure where the CEO would not serve contemporaneously as the Chairman of the Board should the separation of such roles be deemed appropriate and in the best interests of MSCI and its shareholders in the future.

DIRECTOR INDEPENDENCE

Our Corporate Governance Policies provide that the Board should have a significant majority of independent directors meeting the independence requirements of the NYSE. Our Board has determined that each of Messrs. Ashe, duPont, Edmunds, Perold, Rattray, and Smith, Mmes. Kinney, Riefler and Volent, and Ms. Handy and Mr. Siguler is independent in accordance with the requirements of our Corporate Governance Policies, which follow the NYSE rules and guidelines. In making such determinations, there were no material transactions, relationships or arrangements not disclosed herein under “Other Matters—Certain Transactions” to be considered by the Board in determining whether each director was independent. Therefore, 11 of our 12 current directors are independent. Following the retirements of Ms. Handy and Mr. Siguler, nine of our ten directors will be independent. Only Mr. Fernandez is not independent because of his position as CEO of MSCI.

All members of the Audit Committee, Compensation Committee and Governance Committee satisfy the independence requirements of the NYSE. In addition, each member of the Audit Committee and Compensation Committee meets the heightened independence standards of the NYSE required for audit committee and compensation committee members, respectively.

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CORPORATE GOVERNANCE

BOARD AND INDIVIDUAL DIRECTOR EVALUATIONS

In addition to the ongoing assessment of the functioning of the Board, each year our directors formally evaluate the effectiveness of the Board and its committees through a self-assessment administered by our directors and management. Directors respond to questions designed to elicit information that will be useful in improving Board and committee effectiveness. Such feedback is discussed during executive session and, where appropriate, addressed with management. The process for this annual feedback is set forth below.

The Board may also periodically engage a third-party evaluation firm. In 2019, a third-party evaluation firm met with certain members of senior management and members of the Board. The feedback from the third-party evaluation firm was considered by the Board and, where appropriate, the Board recommended enhancements to its practices based on such feedback.

DIRECTOR EDUCATION

All new directors participate in a director orientation program that includes in-person briefings by senior management representing the heads of the product lines and key functional areas on topics that include, among others: the Company’s strategic plans, capital structure, product overviews, historical financial performance, and key policies and practices, including compliance and trading policies. New directors are also encouraged to attend all committee meetings during their first year. Directors are encouraged and provided with opportunities to attend educational sessions on subjects that could assist them in performing their duties. Pursuant to its Director Education Policy, the Company will reimburse directors for reasonable costs incurred from attending these sessions. In addition to external educational opportunities, directors participate in onsite educational sessions, including an annual review of leading corporate governance practices by corporate governance experts, briefing sessions on topics that present special risks and opportunities, updates on accounting topics, and product line reviews presented by the heads of each of our product segments.

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CORPORATE GOVERNANCE

SHAREHOLDER ENGAGEMENT

We believe that engaging with our shareholders, prospective shareholders and sell-side analysts is the best way to address the issues that matter most to them. Dialogue with these constituencies helps us understand their perspectives on the Company’s goals and expectations for performance, as well as identify issues that might affect our long-term strategy, corporate governance and compensation practices. As such, we offer several opportunities to provide feedback to our Board and senior management, including inviting certain shareholders to address the Board and present their views on the Company.

We also engage with shareholders before, during and after the proxy season to review and receive feedback on the Company’s governance practices and design features in our executive compensation program. During these engagements, we typically discuss topics such as market trends affecting our industry, the competitive environment, our go-to-market strategy, our financial performance and our overall outlook for the Company.

Additionally, in response to the investment community’s interest in ESG practices, we enhanced the disclosures on our Corporate Responsibility webpage to provide additional information on the framework within which MSCI manages its ESG practices and initiatives, career development practices, employee management programs, compliance policies, and environmental and sustainability practices. Multiple corporate ESG objectives were also incorporated into our CEO’s KPIs for 2019.

Our discussions with our top shareholders in the fall of 2019 were centered around several key topics: (i) our strategy, (ii) our governance, (iii) our people, (iv) executive compensation and (v) corporate responsibility. During these meetings, we discussed, among other things: (i) changes to compensation, (ii) our general compensation philosophy, (iii) the retirement age for directors, (iv) Board refreshment, (v) the Strategy and Finance Committee (the “Strategy Committee”), (vi) sustainability practices in light of being a leader in ESG ratings and data and (vii) shareholder proposals. These meetings often included the Chair of our Governance Committee, Head of Investor Relations, General Counsel, Chief Strategy Officer, Chief Responsibility Officer and Global Head of Compensation and Benefits.

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CORPORATE GOVERNANCE

Our directors and senior executives recognize the benefits that come from providing our shareholders, prospective shareholders and sell-side analysts with visibility and transparency into our business and knowing their positions on issues that are important to them. We are committed to continuing to maintain an active dialogue with these constituencies. Please see page 55 of this Proxy Statement for additional information on our engagement efforts specific to compensation matters.

ATTENDANCE AT BOARD MEETINGS AND ANNUAL MEETING OF SHAREHOLDERS

Our Board met nine times, held independent director executive sessions following all nine of those meetings and took action by unanimous written consent on four occasions during 2019. Each director attended at least 75% of the total meetings of the Board and committees on which the director served that were held while the director was a member.

Discussions between the Board and management on strategic direction, new business opportunities and the scope and mix of the Company’s products were held at each quarterly Board meeting. In addition to formal meetings, members of our Board informally interact with senior management on a periodic basis.

Our Corporate Governance Policies state that directors are expected to attend the annual meetings of shareholders. In 2019, all of our directors who were on the Board at the time attended our annual meeting of shareholders.

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CORPORATE GOVERNANCE

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee, Governance Committee and Strategy Committee setting forth the roles and responsibilities of each committee. Each committee annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval. To access these charters, click on the “Corporate Governance” link found on our website’s Investor Relations homepage (http://ir.msci.com).

The table below provides detail on the composition of each of our designated standing committees for the following periods: (i) May 1, 2019 to April 26, 2020 (“2019”) and (ii) effective April 27, 2020 (“2020”).

	AUDIT COMMITTEE		COMPENSATION COMMITTEE		GOVERNANCE COMMITTEE		STRATEGY COMMITTEE

NAME OF DIRECTOR	2019	2020	2019	2020	2019	2020	2019	2020

Henry A. Fernandez							🌑

Robert G. Ashe	🌑	🌑					Chair	Chair

Benjamin F. DuPont			🌑	🌑	🌑	🌑

Wayne Edmunds	Chair	Chair	🌑	🌑

Alice W. Handy(1)	🌑

Catherine R. Kinney						🌑	🌑

Wendy E. Lane(2)			🌑

Jacques P. Perold					Chair	Chair	🌑	🌑

Sandy C. Rattray(3)		🌑						🌑

Linda H. Riefler		🌑	Chair	Chair	🌑

George W. Siguler(4)					🌑

Marcus L. Smith	🌑			🌑			🌑	🌑

Paula Volent(5)						🌑		🌑

(1) Ms. Handy is not standing for re-election at the 2020 Annual Meeting but will remain on the Board through that date.

(2) Ms. Lane did not stand for re-election at the 2019 Annual Meeting but remained on the Board through that date.

(3) Mr. Rattray was appointed to the Board, effective February 26, 2020.

(4) Mr. Siguler is not standing for re-election at the 2020 Annual Meeting but will remain on the Board through that date.

(5) Ms. Volent was appointed to the Board, effective February 26, 2020.

24      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

AUDIT COMMITTEE

Members:

Wayne Edmunds (Chair)

Robert G. Ashe

Alice W. Handy

Marcus L. Smith

Meetings Held in 2019: 6

•  All current members are independent within the meaning of the NYSE standards of independence for directors and audit committee members.

•  All current members satisfy NYSE financial literacy requirements, have accounting or other relevant management expertise, and Messrs. Ashe and Edmunds have been designated as “audit committee financial experts” as defined by SEC rules.

Primary Responsibilities:

•  Oversees the integrity of the Company’s financial statements, internal controls over financial reporting and risk assessment and risk management (including major financial risk exposures and cybersecurity risks).

•  Appoints and determines the compensation of the independent auditor.

•  Evaluates the qualifications, independence and performance of the independent auditor, including obtaining a report of the independent auditor describing the items set forth in the Audit Committee’s charter, including those required by the Public Company Accounting Oversight Board.

•  Pre-approves audit and permitted non-audit services.

•  Reviews and evaluates the audit plan, performance, responsibilities, budget and staffing of the Company’s internal audit function.

•  Reviews and discusses with management and the independent auditor the annual audited and quarterly unaudited financial statements included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively.

•  Establishes procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and the review of any submissions received pursuant to such procedures.

•  Reviews reports from management relating to the status of compliance with legal and regulatory requirements.

Further details on the role of the Audit Committee, as well as the Audit Committee Report, may be found in “Audit Matters—Audit Committee Report” on page 90 of this Proxy Statement.

Alice W. Handy is not standing for re-election at the 2020 Annual Meeting but will remain on the Board through that date. Effective April 27, 2020, Linda H. Riefler and Sandy C. Rattray will serve on the Audit Committee. Each of Ms. Riefler and Mr. Rattray is independent within the meaning of the NYSE standards of independence for audit committee members, satisfies the NYSE financial literacy requirements and has accounting or other relevant management expertise. Effective April 27, 2020, Mr. Smith will no longer serve on the Audit Committee.

MSCI INC. PROXY STATEMENT      •      25

CORPORATE GOVERNANCE

COMPENSATION & TALENT MANAGEMENT COMMITTEE

Members:

Linda H. Riefler (Chair)

Wayne Edmunds

Benjamin F. duPont

Meetings Held in 2019: 7

•  All members are independent within the meaning of the NYSE standards of independence for directors and compensation committee members.

•  All members qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and satisfy the requirements of “outside directors” pursuant to §162(m) of the Internal Revenue Code, as amended (“IRC”).

Primary Responsibilities:

•  Reviews the Company’s compensation strategy and reviews and approves the Company’s compensation and benefits policies generally, including reviewing and approving any incentive compensation and equity-based plans of the Company that are subject to Board approval and the Company’s stock ownership guidelines for Executive Committee members.

•  Identifies, reviews and approves corporate goals and objectives to be used in our compensation programs, sets compensation for the Company’s executive officers, and such other members of senior management as the Committee determines (the “Executives”), and evaluates each Executive’s performance, each in light of such goals and objectives.

•  Reviews and approves the compensation of our CEO and each of the Company’s other Executives, including: base salary; annual and long-term incentive compensation; employment, severance and change in control agreements; and any other compensation, ongoing perquisites or special benefit items.

•  Reviews non-employee director compensation every two years and recommends changes to the Board, when appropriate.

•  Periodically reviews, in consultation with the CEO, the Company’s management succession planning and oversees the Company’s talent management process, including the Company’s learning and development and inclusion and diversity programs.

•  Reviews and discusses with management the “Compensation Discussion and Analysis” section of the Company’s annual proxy statement, prepares the Compensation & Talent Management Committee Report required by SEC rules and recommends to the Board the inclusion of each in the Company’s annual proxy statement (included on pages 43 and 75 of this Proxy Statement, respectively).

•  Reviews and makes recommendations to the Board with respect to the frequency with which the Company will conduct “Say on Pay” votes, taking into account the results of the most recent stockholder advisory vote on frequency of “Say on Pay” votes, if any, and reviews and approves the proposals regarding the “Say on Pay” vote and the frequency of the “Say on Pay” vote to be included in the Company’s proxy statement or Form 10-K.

•  Considers the independence requirements of the NYSE prior to selecting a compensation consultant, legal counsel or other advisor and evaluates the performance of such advisors and approves all related fees.

Compensation Committee Interlocks and Insider Participation: None.

Effective April 27, 2020, Marcus L. Smith will serve on the Compensation Committee. Mr. Smith qualifies as a “non-employee” director for purposes of Rule 16b-3 under the Exchange Act and satisfies the requirements of “outside directors” pursuant to §162(m) of the IRC. Mr. Smith has also confirmed in connection with his appointment that there exists no Compensation Committee interlocks or insider participation.

26      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

Jacques P. Perold (Chair)

Benjamin F. duPont

Linda H. Riefler

George W. Siguler

Meetings Held in 2019: 4

•  All members are independent within the meaning of the NYSE standards of independence for directors.

Primary Responsibilities:

•  Annually reviews the size and composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee and considers the skills, background and experience of each director in doing so.

•  Oversees searches for candidates for election to the Board and recommends criteria and individuals for appointment to the Board and its committees.

•  Retains and terminates any search firm assisting the Governance Committee in identifying director candidates, and maintains sole authority to approve all such search firms’ fees and other retention terms.

•  Makes recommendations to the Board as to determinations of director independence.

•  Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Lead Director, the Board and its committees, and individual directors.

•  Oversees the Company’s ESG matters and receives a report on the Company’s ESG practices, disclosures and risks from the Company’s Chief Responsibility Officer.

•  At least annually, reviews and assesses the adequacy of the Company’s Corporate Governance Policies and Code of Ethics and oversees compliance therewith.

•  At least annually, reviews and assesses the adequacy of the Company’s Related Person Transactions Policy and reviews related person transactions pursuant to the Related Person Transactions Policy.

•  At least annually, reviews and assesses the adequacy of the Company’s Corporate Political Activities Policy, including any related disclosures, and recommends any proposed changes to the Board, if required.

George W. Siguler is not standing for re-election at the 2020 Annual Meeting but will remain on the Board through that date. Effective April 27, 2020, Catherine R. Kinney and Paula Volent will serve on the Governance Committee, and Ms. Riefler will no longer serve on the Governance Committee.

MSCI INC. PROXY STATEMENT      •      27

CORPORATE GOVERNANCE

STRATEGY AND FINANCE COMMITTEE

Members:

Robert G. Ashe (Chair)

Henry A. Fernandez

Catherine R. Kinney

Jacques P. Perold

Marcus L. Smith

Meetings Held in 2019: 8

•  All members, except Mr. Fernandez, are independent within the meaning of the NYSE standards of independence for directors.

Primary Responsibilities:

•  Reviews management’s recommendations with respect to the strategic direction of the Company and regularly consults with the Board on the objectives of the Company’s strategic plans and management’s implementation of such plans.

•  Reviews and makes recommendations with respect to the agenda for any Board strategy meetings, taking into account issues important to the full Board.

•  Reviews and makes recommendations to the Board with respect to any mergers, combinations, acquisitions, divestitures, joint ventures, minority investments and other strategic investments, and any financings for mergers, acquisitions and other significant financial transactions, in each case requiring the Board’s approval.

•  Reviews and oversees management’s plans and objectives for the capitalization of the Company, including target leverage levels and the structure and amount of debt and equity required to meet the Company’s financing needs.

•  Oversees the Company’s share repurchase programs, subject to Board-approved policies.

•  Reviews and recommends for approval by the Board changes to the Company’s dividend policy.

Effective April 27, 2020, Sandy C. Rattray and Paula Volent will serve on the Strategy Committee, and Catherine R. Kinney and Henry A. Fernandez will no longer serve on the Strategy Committee.

28      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD ROLE IN RISK OVERSIGHT

The Board’s role in risk oversight is consistent with the Company’s leadership structure, with management having day-to-day responsibility for identifying, evaluating and managing the Company’s risk exposure and the Board having the ultimate responsibility for overseeing risk management governance with a focus on the Company’s most significant risks. The Board is assisted in meeting this responsibility by its committees as described below.

Board of Directors Oversees Major Risks
• Regularly reviews the strategic plans of the Company and each of its operating segments.	• Reviews specific risk topics, including risks associated with our capital structure, growth plans and client relationships.	• Receives quarterly written reports on enterprise-level risks, including cybersecurity risks.	• Receives regular reports from each of the Board’s committees on their areas of risk oversight.	• At least annually reviews the Company’s succession plan to ensure the Company maintains an appropriate succession plan for its senior management.

Audit

Committee

•  Reviews internal controls and the Company’s financial statements with the CFO, Principal Accounting Officer and the external and internal auditors.

•  Oversees risks relating to key accounting and reporting policies.

•  Receives quarterly reports from the Company’s Enterprise Risk Management Officer.

•  Receives quarterly legal and regulatory updates from the Company’s General Counsel.

•  Reviews with management risks associated with cybersecurity (see below).

•  Meets quarterly with the Head of Internal Audit and the Company’s external independent auditors in executive session.

Compensation & Talent

Management Committee

•  Oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

•  Employs an independent compensation consultant to assist in designing and reviewing compensation programs, including the potential risks created by the programs.

•  Oversees the Company’s senior management succession planning program.

•  Oversees the process for conducting the annual risk assessment of the Company’s compensation policies and practices, including retaining, from time to time, third-party consultants to assess risk. See “Compensation Matters—Compensation Risk Assessment” on page 74 of this Proxy Statement.

Nominating and Corporate

Governance Committee

•  Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes.

•  Evaluates related person transactions and any risks associated therewith.

•  Oversees compliance with key corporate governance policies, including the Corporate Governance Policies.

•  Oversees risks related to compliance matters by reviewing with the Head of Compliance, on at least an annual basis, updates to the Company’s compliance policies (including the Code of Ethics and Business Conduct) and program, compliance statistics and investigations, trainings, certifications and relevant legal developments.

•  Oversees risks related to the Company’s ESG practices.

Strategy and

Finance Committee

•  Oversees risks relating to the Company’s strategic plan and regularly reports to the Board with respect thereto.

•  Reviews and makes recommendations to the Board with respect to certain transactions, including mergers and other strategic investments and the financing of such transactions, as delegated by the Board.

•  Reviews and makes recommendations to the Board with respect to the Company’s capital structure, including share repurchases, target leverage levels and the structure and amount of debt and equity required to meet the Company’s operating needs.

Management

The Company’s Enterprise Risk Oversight Committee (“EROC”) is comprised of the President and Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Chief Human Resources Officer, the Chief Technology Officer and the Enterprise Risk Management Officer. The EROC oversees the Company’s risk management activities to ensure that the Company is identifying, evaluating and managing risks that may have an adverse impact on the Company’s ability to achieve its operational and strategic objectives.

MSCI INC. PROXY STATEMENT      •      29

CORPORATE GOVERNANCE

Cybersecurity

On a quarterly basis, the Audit Committee is updated on the Company’s IT risk program and its related priorities and controls. As part of this update, the Audit Committee is provided with a written report on such topics that is also made available to the full Board. The Chair of the Audit Committee informs the Board of any key updates during his quarterly reports to the Board.

DIRECTOR QUALIFICATIONS

The Governance Committee’s charter requires it to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate based on criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under applicable law or NYSE rules for audit committee membership purposes, and heightened independence standards that may be required under law or NYSE rules for compensation committee membership purposes). If the Governance Committee determines that adding a new director is advisable, it will recommend such individual to the Board for appointment as a member of the Board and any committees (as applicable).

Consistent with our Corporate Governance Policies, when appointing directors, the Board seeks members who combine sound business judgment, professionalism and a broad spectrum of experience and expertise with a reputation for the highest standards of ethics and integrity. Directors should have experience in positions with a high degree of responsibility, be leaders or senior managers in the companies or institutions with which they are or were affiliated and be selected based upon contributions they can make to the Board and management and their ability to represent and advance the interests of the Company and its shareholders. The Board will also take into account diversity of a candidate’s perspectives, background, and other demographics. Our diversity objectives are also implemented and monitored through periodic reviews by the Governance Committee of the composition of the Board and its committees in light of the then-current challenges and needs of the Board, the Company and each committee, which result in determinations as to whether it may be appropriate to make changes after considering issues of judgment, diversity, age, skills, background and experience. The composition of our current Board demonstrates the Board’s commitment to diversity in a number of areas. Women represent 30% of our current director nominees. Our directors also have differing backgrounds, educations, professional experiences, skills, ages, national origins and viewpoints. See “Proposal No. 1—Election of Directors.”

NEW DIRECTOR SEARCH PROCESS

Our two newest directors, Sandy C. Rattray and Paula Volent, who were both appointed to the Board early in 2020, have extensive experience in the investment industry. Their global experience and expertise across diverse asset classes and emerging industry trends, including technological innovation, further strengthen the Board’s breadth of talent. Ms. Volent is well versed in multi-asset class investments and asset allocation, as demonstrated by her excellent track record managing a sophisticated endowment, and will help us further build our asset owner strategy. With his extensive asset management career and expertise in derivatives trading and volatility indexes, Mr. Rattray will be able to provide insights into the many use cases for indexes and the importance of risk management for our clients. The appointments of both directors were the result of the rigorous search process outlined below.

30      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

1 Director Recruitment Process:

In 2019, the Governance Committee, with the feedback of the full Board, identified key skills that would best serve the future needs of the Board and the Company. Pursuant to the authority granted in its charter, the Governance Committee retained a professional search firm to assist in the process of identifying, evaluating and conducting due diligence on potential director candidates. The Governance Committee asked the search firm to focus on candidates with relevant industry experience and diverse characteristics. Using a search firm provided additional assurance to the Governance Committee that it was conducting a comprehensive search and evaluating a broad and diverse pool of potential candidates. Additionally, the Governance Committee solicited input from members of management and the Board. Mr. Rattray was identified as a potential candidate by a member of management, and Ms. Volent was identified as a potential candidate by two non-management directors.

2 Identification and Interview of Candidates:

- In addition to the candidates provided by the third-party search firm as well as input from directors and management, the Governance Committee identified a short list of high-potential candidates and the search firm then conducted an initial assessment of these candidates' skills, experience, background and availability to commit to Board service.
- The Governance Committee Chair met with a number of candidates. Certain candidates also met with members of the Governance Committee, the Chairman and the Lead Director.

3 Board Decision and Nomination:

The Governance Committee presented qualified candidates to the Board. In reviewing the potential candidates, the Board took into account the qualifications discussed in "Director Qualifications" on page 30 of this Proxy Statement. Following discussion and confirmation of the independence of such candidates, the Board formally appointed two candidates to the Board.

4 New Directors:

- In January 2020, the Board appointed Mr. Rattray and Ms. Volent to the Board, effective February 26, 2020.
- Mr. Rattray's Qualifications:
  - Over 25 years of experience in the investment industry.
  - Leader in the asset management sector.
  - Brings a global client perspective to MSCI's growth opportunities.
  - Leverages his experience in the industry to advise MSCI on emerging industry trends and product development strategy.
- Ms. Volent's Qualifications:
  - Over 20 years of experience in the investment management industry.
  - Expertise in the investment process through managing a top performing endowment that includes diverse asset classes.
  - Engaged with the global investment community.
  - Brings to the Board insights into international financial markets and emerging market countries.

MSCI INC. PROXY STATEMENT      •      31

CORPORATE GOVERNANCE

TENURE AND BOARD REFRESHMENT

Our Board has shown an ongoing commitment to Board refreshment and to having highly qualified, independent perspectives in the boardroom. Five of the Company’s director nominees have been added to the Board since the beginning of 2015. The average tenure of the director nominees is currently 6.4 years. Also, under our Corporate Governance Policies, directors should not stand for re-election following their 72nd birthday.

TALENT DEVELOPMENT AND INCLUSION AND DIVERSITY

Our talented employees and leaders are crucial to our success. We are committed to supporting them through career and leadership development with the aim of promoting a high performance and growth culture at MSCI. Our employees are invited to attend development opportunities, including both formal and informal programs, throughout the year. Additionally, we believe that advancing inclusion and diversity (“I&D”) at all levels of MSCI to attract, develop and retain the best talent with a wide range of perspectives is integral to our long-term success. We periodically report our progress on talent development, I&D initiatives and culture to the Compensation Committee, which oversees the Company’s talent management program.

SUCCESSION PLANNING

One of the Board’s principal responsibilities is to ensure appropriate succession plans are in place for our senior management. The Compensation Committee oversees the process for succession planning for senior management positions. During 2019, the Board and the Compensation Committee met on several occasions in furtherance of its succession planning and executive development initiatives. In addition to an annual review of the CEO led by the Lead Director and ongoing reviews of our leadership bench, the Compensation Committee holds a formal succession planning and talent review session annually, which includes identifying successors and reviewing progression plans for all senior management positions, including the CEO and President positions. All of our directors are invited to attend this meeting and provide their input. The Board’s talent review and succession planning discussions take into account desired leadership skills and experience in light of our current business and long-term strategy. Additionally, high-potential leaders are given exposure to our directors through formal presentations at Board or committee meetings, one-on-one meetings with individual directors and participation in other Board activities.

The Company made the following appointments to its Executive Committee from its succession pools:

•	Andrew C. Wiechmann was appointed to serve as Interim Chief Financial Officer from March 5, 2019 to May 6, 2019, and Chief Strategy Officer, effective May 6, 2019.

•	Robert J. Gutowski was appointed to succeed Frederick W. Bogdan as the Company’s General Counsel, effective January 2, 2020.

•	Alvise Munari was appointed to serve as Global Head of Client Coverage upon the retirement of Laurent Seyer, the Company’s Chief Operating Officer and Chief Client Officer, effective January 2, 2020.

INDEPENDENT DIRECTOR MEETINGS

Our Corporate Governance Policies provide that our Lead Director will preside over non-employee director sessions. The Lead Director presided over nine independent director sessions during 2019. The Board’s standing committees also have a practice of holding executive sessions after their quarterly meetings. Our Corporate Governance Policies further provide

32      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

that if any non-employee directors are not independent, then the independent directors will meet at least once a year in an independent director session and the Lead Director will preside over each such independent director session. During 2019, all non-employee directors were independent.

COMPENSATION GOVERNANCE

The Compensation Committee operates under a written charter adopted by the Board. As noted above, the Compensation Committee is responsible for reviewing and approving annually all compensation awarded to the Executives, including the CEO and the other NEOs presented in the Summary Compensation Table on page 76 of this Proxy Statement. Information on the Compensation Committee’s processes, procedures and analysis of executive officer compensation for 2019 is provided in the “Compensation Discussion and Analysis” section included herein.

The Compensation Committee actively engages in its duties and follows procedures intended to ensure good compensation governance. See page 26 of this Proxy Statement for additional information on the Compensation Committee’s responsibilities.

The principal compensation plans and arrangements applicable to our executive officers are described in the “Compensation Discussion and Analysis” section and the executive compensation tables included herein. The Compensation Committee may delegate the administration of these plans, as appropriate, including to one or more officers of the Company, subcommittees or to the Chair of the Compensation Committee, in each case, when it deems doing so to be appropriate, in the best interests of the Company and consistent with applicable law and NYSE requirements.

The Compensation Committee has the authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or other executive officer compensation, including authority to approve such compensation consultant’s fees and other retention terms. As further described in the “Compensation Discussion and Analysis” section included herein, during 2019, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its own external compensation consultant to review CEO and other executive officer compensation. All of the services provided by Semler Brossy to the Compensation Committee during 2019 were to provide advice or recommendations on the amount or form of executive officer and director compensation, and Semler Brossy did not provide any additional services to the Company during 2019. The Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1 under the Exchange Act (“Rule 10C-1”), including the NYSE listing rules implementing Rule 10C-1 and Semler Brossy’s conflict of interest policies, and determined that the engagement of Semler Brossy does not raise any conflict of interest or other factors that compromise the independence of its relationship with the Compensation Committee. In developing its views on compensation matters and determining the compensation awarded to our CEO and other executive officers, the human resources department provides data and analyses to aid the Compensation Committee in its decisions. The CEO also makes recommendations on compensation for executive officers other than himself and the Compensation Committee takes these recommendations into account in reaching its compensation decisions. From time to time, the Compensation Committee may obtain input from external legal counsel, including Davis Polk & Wardwell LLP (“Davis Polk”), on compensation award documentation and other compensation-related practices, which in 2019 was communicated to the Compensation Committee via management, the legal department or the human resources department. In light of this relationship, the Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1, including the NYSE listing rules implementing Rule 10C-1 and Davis Polk’s conflict of interest policies.

MSCI INC. PROXY STATEMENT      •      33

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE DOCUMENTS

MSCI has a corporate governance webpage that can be found under the “Corporate Governance” link on our website’s Investor Relations homepage (http://ir.msci.com).

Our Corporate Governance Policies (including our Director Independence Standards), Code of Ethics and committee charters are available electronically, without charge, on or through our website. To access these documents, click on the “Corporate Governance” link found on our website’s Investor Relations homepage (http://ir.msci.com). These documents are also available, without charge, to any shareholder who requests them by writing to us at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com.

Our Code of Ethics applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver to, a provision of the Code of Ethics for our CEO, CFO, Principal Accounting Officer and Global Controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website’s Investor Relations homepage (http://ir.msci.com).

34      •      MSCI INC. PROXY STATEMENT

Director Compensation and Stock Ownership Guidelines

Director Compensation

The Compensation Committee reviews non-employee director compensation every two years and recommends changes, when appropriate, to the Board. The Compensation Committee is aided in its review by its external independent compensation consultant, Semler Brossy. The Compensation Committee takes into account peer benchmarking and broader general industry practices to establish non-employee director compensation. In 2020, based on the Compensation Committee’s review of the competitive market analysis and advice of Semler Brossy, the Compensation Committee recommended modest increases to the annual cash and equity retainers for non-employee directors as described below.

In 2019, each non-employee director was entitled to receive an annual cash retainer of $75,000. Effective May 1, 2020, the annual cash retainer will increase to $80,000. The annual cash retainer has not been increased since it was set in connection with our initial public offering in 2007. In addition to the annual retainer, non-employee directors were also entitled to the following cash retainers for serving as chairs and/or non-chair members of the Board’s standing committees. Directors do not receive meeting fees and employee directors do not receive any separate compensation for their Board activities.

RETAINER

Committee Chair

Audit Committee	$30,000

Compensation & Talent Management Committee	$25,000

Strategy and Finance Committee	$25,000

Nominating and Corporate Governance Committee	$20,000

Committee Non-Chair Member

Audit Committee	$10,000

Compensation & Talent Management Committee	$10,000

Strategy and Finance Committee	$10,000

Nominating and Corporate Governance Committee	$10,000

MSCI INC. PROXY STATEMENT      •      35

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Each non-employee director was also entitled to receive an annual equity award payable in RSUs having an aggregate fair market value of $160,000 for non-employee directors and $210,000 for the Lead Director based on the closing price of our common stock as reported by the NYSE on the date prior to grant. Effective May 1, 2020, the annual equity award payable in RSUs to each non-employee director will increase to $165,000 and the annual equity award payable in RSUs to the Lead Director will increase to $215,000.

Directors may elect under the terms of the MSCI Inc. 2016 Non-Employee Directors Compensation Plan (the “Directors Plan”) to receive their cash retainer in the form of shares of our common stock. Under the Directors Plan, non-employee directors are subject to annual limits on their cash and equity compensation, as follows: non-employee directors may not receive in any calendar year (i) options, restricted stock, RSUs and other stock-based awards with a grant date fair value of more than $1,000,000 (as determined in accordance with applicable accounting standards) and (ii) retainers and other cash-based awards in excess of $1,000,000.

RSUs granted to non-employee directors are granted on May 1st of each year and vest on the first anniversary of the grant date. Cash retainers and RSU awards are prorated when a director joins the Board and/or a committee at any time other than May 1st. RSUs granted on or after May 1st vest on the next May 1st of the year following the grant date. For example, if a director joins the Board on February 1, 2020, his or her prorated RSUs will vest on May 1, 2020. If a director joins the Board on May 31, 2020, his or her prorated RSUs will vest on May 1, 2021.

RSUs are recognized as an expense in the Company’s financial statements for financial reporting purposes with respect to 2019 in accordance with FASB ASC Subtopic 718-10.

Holders of these RSUs are entitled to participate in dividend equivalent payments and such payments may be settled in cash, shares of our common stock, or a combination thereof, to be decided by the Company in its sole discretion. Prior to the conversion to shares, RSU holders do not have any rights as an MSCI shareholder with respect to such RSUs, including the right to vote the underlying shares. The RSUs are generally non-transferable; however, our Board may, in its discretion, specify circumstances under which an award may become immediately transferable and nonforfeitable or under which the award will be forfeited. The RSUs vest and convert to shares immediately upon termination of service for reasons of death, disability or a change in control. If service as a director terminates for any other reason, all unvested RSUs will be cancelled and forfeited unless determined otherwise by the Board or the Compensation Committee.

Non-employee directors are reimbursed for expenses incurred in connection with attending Board meetings.

Director Deferral Plan

On August 2, 2011, the Board adopted the MSCI Inc. Independent Directors Deferral Plan and subsequently amended and restated the plan in 2016 as the MSCI Inc. Non-Employee Directors Deferral Plan (the “Deferral Plan”). The Deferral Plan permits directors to defer receipt of shares of our common stock payable in lieu of cash retainers and/or upon conversion of RSUs granted to the director following the year for which an election has been submitted; provided that an election made by a director within 30 days after the director becomes eligible to receive a cash retainer or RSUs shall apply to any common stock payable in lieu of such a cash retainer and/or upon conversion of such RSUs granted to the director following the date on which the director makes the election. Receipt of shares of our common stock may be deferred until a future date specified by the director, a separation from service (as defined by Treasury regulations), or the earlier of the two. While the Deferral Plan allows for it, the Board has not yet implemented a process for the deferral of cash payments.

36      •      MSCI INC. PROXY STATEMENT

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

2019 Non-Employee Director Compensation

NAME	FEES EARNED OR PAID IN CASH(1)(2) ($)	STOCK AWARDS(3)(4) ($)	ALL OTHER COMPENSATION(5) ($)	TOTAL ($)

Robert G. Ashe	109,801	209,829	2,619	322,249

Benjamin F. duPont	94,900	159,794	12,858	267,552

Wayne Edmunds	115,000	159,794	1,994	276,788

Alice W. Handy(6)	84,856	159,794	70,954	315,604

Catherine R. Kinney	84,856	159,794	51,778	296,428

Wendy E. Lane(7)	—	—	619	619

Jacques P. Perold	105,000	159,794	1,994	266,788

Sandy C. Rattray(8)	—	—	—	—

Linda H. Riefler	110,000	159,794	1,994	271,788

George W. Siguler(9)	85,000	159,794	1,994	246,788

Marcus L. Smith	95,000	159,794	1,994	256,788

Paula Volent(10)	—	—	—	—

(1) Pursuant to MSCI’s Third Amended and Restated Articles of Incorporation, directors hold office for a term expiring at the next annual meeting of shareholders. The Board term beginning on April 25, 2019 and ending on April 28, 2020 (the “2019 Board Term”) and the Board term beginning on May 10, 2018 and ending on April 25, 2019 (the “2018 Board Term”) do not coincide with MSCI’s January through December fiscal year. Amounts included in the table above represent cash earned or paid, or stock awards granted, as applicable, during the year ended December 31, 2019. Because directors are paid for service from May 1 to April 30, prorated amounts are calculated from the applicable date to May 1st of the relevant Board term.

(2) Cash amounts in this column include the annual retainers and committee fees paid during the year ended December 31, 2019. Four of our directors elected to receive all or a portion of their annual cash retainers in stock as set forth below. The number of shares issued was determined by dividing the aggregate value of the elected portion of the cash retainer by the closing price of the Company’s common stock on the grant date ($222.72) and rounding down to the next whole share. Each of Mr. duPont and Ms. Handy elected to defer receipt of such shares until the 60th day after his or her “separation from service” as a director under the Deferral Plan.

NAME	CASH	STOCK

Mr. Ashe	—	$109,800.96 (493 shares)

Mr. duPont	$90,000	$4,899.84 (22 shares)

Ms. Handy	—	$84,856.32 (381 shares)

Ms. Kinney	—	$84,856.32 (381 shares)

(3) Represents the aggregate grant date fair value of RSUs granted in 2019 in accordance with FASB ASC Subtopic 718-10. The fair value is calculated by multiplying the closing price of our common stock on the date prior to the grant date by the number of units awarded. For assumptions regarding these calculations, please see notes 1 and 10 to the consolidated financial statements included in our 2019 Annual Report on Form 10-K filed with the SEC on February 18, 2020. However, the values in this column may not correspond to the actual value that will be realized by the non-employee directors at the time the RSUs vest. The number of RSUs awarded is determined by dividing the aggregate value of the RSU award by the closing price of the Company’s common stock on the trading day prior to the grant date ($225.38) and rounding down to the next whole RSU. For the 2019 Board term, each of Messrs.

MSCI INC. PROXY STATEMENT      •      37

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

duPont, Edmunds, Perold, Siguler and Smith and Mmes. Handy, Kinney and Riefler received 709 RSUs, and Mr. Ashe received 931 RSUs. These RSUs will vest on May 1, 2020. Mr. duPont and Ms. Handy elected to defer receipt of such shares issuable upon vesting until the 60th day after their respective “separation from service” as a director under the Deferral Plan.

(4) As of December 31, 2019, each of our non-employee directors had the following outstanding stock awards in the form of RSUs: Messrs. duPont, Edmunds, Perold, Siguler and Smith and Mmes. Handy, Kinney and Riefler each had 709 RSUs outstanding, and Mr. Ashe had 931 RSUs outstanding.

(5) Cash amounts in this column include dividend equivalents paid during the year ended December 31, 2019 in connection with the Company’s payment of its quarterly cash dividend. Each of Mr. duPont and Mmes. Handy and Kinney received shares of our common stock and a cash payment for fractional shares received as a dividend equivalent payment for outstanding RSUs and in lieu of receiving a cash dividend payment for shares, in each case subject to his or her deferral election. The table below sets forth the amounts received by each. Ms. Kinney elected to discontinue her deferral election for RSUs granted on or after May 1, 2019. As such, the cash amounts in this column also include for Ms. Kinney $1,375.46 in dividend equivalents paid with respect to RSUs granted to her on May 1, 2019.

NAME	SHARES	CASH RECEIVED FOR FRACTIONAL SHARES

Mr. duPont	$11,753.28 (52 shares)	$1,104.48

Ms. Handy	$70,238.21 (312 shares)	$715.71

Ms. Kinney	$49,695.00 (221 shares)	$707.18

(6) Ms. Handy is not standing for re-election at the 2020 Annual Meeting but will remain on the Board through that date.

(7) Ms. Lane did not stand for re-election at the 2019 Annual Meeting and served on our Board through April 25, 2019, and thus did not receive compensation for the 2019 Board Term.

(8) Mr. Rattray was appointed to the Board, effective February 26, 2020.

(9) Mr. Siguler is not standing for re-election at the 2020 Annual Meeting but will remain on the Board through that date.

(10) Ms. Volent was appointed to the Board, effective February 26, 2020.

Non-Employee Director Stock Ownership Guidelines

Under the Company’s stock ownership guidelines for non-employee directors, commencing on the date of our 2016 annual meeting of shareholders, each non-employee director has been required to own a target number of shares of stock of the Company equal to the sum of the “net shares” resulting from the vesting of the RSUs granted to such director for each of the last five years, with such aggregate share ownership to be achieved within five years of initially being elected or appointed to the Board and maintained thereafter. “Net shares” means the number of shares that would remain if the shares resulting from the vesting of the RSUs are sold to satisfy any tax obligations (assuming a tax rate of 40%) upon either (i) the conversion of such RSUs into shares or (ii) the cessation of any tax deferral period with respect to such RSUs.

Shares that count towards satisfaction of the target level of stock ownership under these stock ownership guidelines consist of the following:

(1)	Shares beneficially owned individually, either directly or indirectly (including any shares beneficially owned as a result of an election to receive a retainer (or any portion thereof) in shares);

(2)	Shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly;

(3)	Shares underlying vested and unvested RSUs granted under the MSCI Inc. Independent Directors’ Equity Compensation Plan or the Directors Plan; and

(4)	Shares for which receipt has been deferred (including any shares held through the Deferral Plan or any other deferred compensation plan maintained by the Company).

As of the date of this Proxy Statement, all of our non-employee directors are in compliance with the Company’s stock ownership guidelines.

38      •      MSCI INC. PROXY STATEMENT

Beneficial Ownership of Common Stock

Stock Ownership of Executive Officers and Directors

We require members of our Executive Committee (which includes all of our executive officers) and our directors to comply with our stock ownership guidelines to further align their interests with the interests of our shareholders. As of the date of this Proxy Statement, all of the members of our Executive Committee and our directors are in compliance with the applicable stock ownership guidelines. See “Compensation Matters—Compensation Discussion and Analysis—Stock Ownership Guidelines” on page 72 of this Proxy Statement and “Director Compensation and Stock Ownership Guidelines—Non-Employee Director Stock Ownership Guidelines” on page 38 of this Proxy Statement for additional information regarding our ownership guidelines for the members of our Executive Committee and our directors, respectively.

The following table sets forth the beneficial ownership of our common stock by each of our NEOs and directors, and by all of our directors and executive officers as of March 3, 2020, as a group. The address for each of our executive officers and directors is 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Percentage of share ownership amounts are based on 85,014,750 shares of our common stock outstanding as of March 3, 2020.

	SHARES(1)	RIGHT TO ACQUIRE(2)	BENEFICIAL OWNERSHIP TOTAL(3)	PERCENT OF CLASS(4)

Named Executive Officers

Henry A. Fernandez(5)	2,014,674	—	2,014,674	2.37%

Linda S. Huber(6)	—	—	—	—%

C.D. Baer Pettit	290,091	—	290,091	—%

Laurent Seyer(7)	60,987	—	60,987	—%

Scott A. Crum	28,922	—	28,922	—%

Kathleen A. Winters(8)	65,850	—	65,850	—%

Andrew C. Wiechmann(9)	10,249	—	10,249	—%

Directors

Robert G. Ashe	13,642	931	14,573	—%

Benjamin F. duPont	16,398	709	17,107	—%

Wayne Edmunds	6,882	709	7,591	—%

Alice W. Handy(10)	34,796	709	35,505	—%

Catherine R. Kinney	24,466	709	25,175	—%

Jacques P. Perold	2,675	709	3,384	—%

Sandy C. Rattray(11)	—	94	94	—%

Linda H. Riefler	17,332	709	18,041	—%

George W. Siguler(12)	28,845	709	29,554	—%

Marcus L. Smith	1,654	709	2,363	—%

Paula Volent(13)	21	94	115	—%

All Current Executive Officers and Directors as of March 3, 2020 as a Group (17 Persons)(14)	2,491,881	6,791	2,498,672	2.94%

MSCI INC. PROXY STATEMENT      •      39

BENEFICIAL OWNERSHIP OF COMMON STOCK

(1) Excludes shares of our common stock that may be acquired through the vesting of RSUs and PSUs. Includes 27,884, 20,132 and 4,593 shares of our common stock for Mmes. Handy and Kinney and Mr. duPont, respectively, for which such directors have elected to defer receipt of their respective shares until the 60th day after such director’s “separation from service” as a director.

(2) Includes shares of our common stock that can be acquired through vesting of RSUs within 60 days of the date of this table (i.e., through May 2, 2020). See the “Outstanding Equity Awards at Fiscal Year-End” Table included herein for additional information regarding RSUs held by each NEO as of December 31, 2019. As of December 31, 2019, each of our non-employee directors had the following outstanding stock awards, all of which are in the form of RSUs: Messrs. duPont, Edmunds, Perold, Siguler and Smith and Mmes. Handy, Kinney and Riefler each had 709 RSUs outstanding, and Mr. Ashe had 931 RSUs outstanding. Such RSUs are scheduled to vest on May 1, 2020.

(3) Except as indicated in the footnotes to this table, to our knowledge each executive officer and director, as of March 3, 2020, had sole voting and investment power with respect to his or her shares of our common stock. Beneficial Ownership Totals may differ from those set forth in Statements of Changes in Beneficial Ownership reported on Form 4 filed with the SEC due to the exclusion herein of RSUs granted by the Company, as described in footnote (1) to this table.

(4) All executive officers and directors (other than Mr. Fernandez) each beneficially owned less than 1.0% of the shares of our outstanding common stock. Percentages for each beneficial owner are calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act. Percentages for each named executive officer, executive officer and director as of March 3, 2020 and collectively as a group are based on the number of our shares outstanding as of March 3, 2020, which excludes shares of our common stock that can be acquired through vesting of RSUs within 60 days of the date of this table (i.e., through May 2, 2020).

(5) Includes 314,479 shares of our common stock held by the Fernandez 2007 Children’s Trust in which the spouse of Mr. Fernandez is the trustee and his children are the beneficiaries, 4,355 shares of our common stock held by two of his children under the Uniform Transfer to Minors Act and 7,900 shares of our common stock directly held by one of Mr. Fernandez’s children.

(6) The Company hired Ms. Huber to serve as Chief Financial Officer, effective as of May 6, 2019.

(7) On October 25, 2019, Mr. Seyer notified the Company of his decision to retire and, accordingly, resigned from his position as Chief Operating Officer and Chief Client Officer, effective as of January 2, 2020.

(8) On March 1, 2019, Ms. Winters notified the Company of her decision to resign. Ms. Winters resigned from her position as Chief Financial Officer, effective as of March 5, 2019.

(9) The Board appointed Andrew C. Wiechmann, who has been serving as the Company’s Chief Strategy Officer, to serve as Interim Chief Financial Officer and Treasurer, effective as of March 5, 2019 to May 6, 2019.

(10) Ms. Handy is not standing for re-election at the 2020 Annual Meeting but will remain on the Board through that date.

(11) Mr. Rattray was appointed to the Board, effective February 26, 2020.

(12) Mr. Siguler is not standing for re-election at the 2020 Annual Meeting but will remain on the Board through that date.

(13) Ms. Volent was appointed to the Board, effective February 26, 2020.

(14) Shares of our common stock attributable to each of Messrs. Seyer and Wiechmann and Mmes. Lane and Winters have been excluded as each of Messrs. Seyer and Wiechmann and Ms. Winters is no longer an executive officer of the Company and Ms. Lane is no longer a director of the Company.

Stock Ownership of Principal Shareholders

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock. Percentage of class amounts are based on 85,014,750 shares of our common stock outstanding as of March 3, 2020.

NAME AND ADDRESS	SHARES OF COMMON STOCK BENEFICIALLY OWNED

	NUMBER OF SHARES		PERCENTAGE OF CLASS(1)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,418,801	(2)	11.08%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,681,359	(3)	7.86%

40      •      MSCI INC. PROXY STATEMENT

BENEFICIAL OWNERSHIP OF COMMON STOCK

(1) Because percentage of class ownership is based on the total number of shares of our common stock outstanding as of a date that differs from the date used by the principal shareholders to calculate the percentages for purposes of filing the applicable Schedule 13G or 13G/A, percentages of class ownership presented herein may differ from amounts reported in the applicable Schedule 13G or 13G/A filed with the SEC by the relevant principal shareholder.

(2) Based on information in a Schedule 13G/A (Amendment No. 7) filed with the SEC on February 12, 2020. The Schedule 13G/A discloses that The Vanguard Group had sole voting power as to 130,817 shares of our common stock, shared voting power as to 22,806 shares of our common stock, sole dispositive power as to 9,272,643 shares of our common stock and shared dispositive power as to 146,158 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Appendix A thereto.

(3) Based on information in a Schedule 13G/A (Amendment No. 8) filed with the SEC on February 5, 2020. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 5,871,688 shares of our common stock and sole dispositive power as to 6,681,359 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is a parent holding company or control person in accordance with §240.13d-1(b)(1)(ii)(G) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Exhibit A thereto.

MSCI INC. PROXY STATEMENT      •      41

Compensation Matters

42      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (referred to as the “CD&A”) section summarizes our general philosophy with regard to the compensation of our CEO, our current Chief Financial Officer, our three next most highly paid executive officers in 2019 and two former Chief Financial Officers (collectively referred to as “named executive officers” or “NEOs”). The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative form. Under its charter, the Compensation Committee reviews the Company’s compensation strategy and reviews and approves executive officer compensation as well as the Company’s compensation and benefits policies generally. The Compensation Committee approved the compensation structure and amounts for each of our NEOs for 2019 and also approved changes to the long-term equity incentive component of our executive compensation program that became effective for equity grants in 2019 incorporating feedback we received from our shareholders.

Additional 2019 NEOs:

•

Laurent Seyer, Former COO and Chief Client Officer. On October 25, 2019, Mr. Seyer notified the Company of his decision to retire, effective January 2, 2020, and on such date, Mr. Pettit assumed the title of COO in addition to his role as President.

•

Kathleen A. Winters, Former CFO and Treasurer. On March 1, 2019, Ms. Winters notified the Company of her decision to resign. The Board appointed Mr. Wiechmann to serve as Interim Chief Financial Officer and Treasurer, effective on March 5, 2019. Ms. Huber was subsequently appointed to serve as the Company’s Chief Financial Officer, and Mr. Wiechmann was appointed to serve as the Company’s Chief Strategy Officer, effective, in each case, on May 6, 2019.

MSCI INC. PROXY STATEMENT      •      43

COMPENSATION MATTERS

Highlights

EXECUTIVE SUMMARY

Our executive compensation program is designed to link pay to performance, encourage prudent decision-making and risk management, and create a balanced focus on short-term and long-term performance and value creation. In the dynamic and competitive environment in which we operate, it is imperative that we maintain a responsible executive compensation program that encourages and rewards our leaders for achieving short-term and long-term results.

The following table sets forth the key components of our target-based compensation program in effect in 2019. The Compensation Committee approved certain enhancements to the 2019 long-term equity incentive program in response to shareholder feedback. These enhancements are described in greater detail beginning on page 55 of this Proxy Statement.

EXECUTIVE COMPENSATION PROGRAM

ELEMENTS	• Fixed Component: Base salary • Variable Components: • Annual Incentive Plan (“AIP”) • Long Term Incentive Program (“LTIP”)

PHILOSOPHY

•  Each of the three components has a different purpose. The sum of the base salary, target annual cash incentive and target equity incentive creates a target total compensation. Actual cash incentive and equity incentive payouts are dependent upon the achievement of the relevant AIP and LTIP goals tied directly to the performance of the Company, the product/functional unit and the individual.

We believe that this target-based incentive structure fosters a culture of high performance and accountability and promotes long-term sustainable shareholder value creation by closely aligning executive compensation with objectively measured Company performance and strategic goal attainment as further described below.

44      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

BUSINESS STRATEGY AND COMPENSATION

The diagram below illustrates how our executive compensation program links the strategic initiatives underlying our corporate mission to long-term shareholder value creation. The metrics included in our short-term compensation program are aligned with our strategic initiatives and are designed to measure the achievement of objectives that not only deliver short- and medium-term returns, but also help to build the foundation for long-term shareholder value creation.

MSCI INC. PROXY STATEMENT      •      45

COMPENSATION MATTERS

2019 BUSINESS HIGHLIGHTS

EXECUTION ON STRATEGIC PRIORITIES

STRATEGIC PRIORITIES	2019 ACCOMPLISHMENTS

Expand leadership in research-enhanced content across asset classes (key content focus areas include: factors, ESG and fixed income)

•  Launched a variety of new differentiated indexes, including Climate Change Indexes, Adaptive Multiple-Factor Indexes, Megatrend Indexes and Fixed Income Factor and ESG Indexes

•  Introduced MAC Factor Model Tiers, which support factor-based asset allocation, non-equity systematic strategies and communication with multiple audiences

•  Developed new, robust set of MSCI climate metrics and data to help investors manage climate change risks and launched MSCI Climate Change indexes

Improve distribution and content-enabling technology

•  Continued development of MSCI BEON™, focusing on risk and performance capabilities and building out a reporting framework

•  Extended our index production processes to improve time to market, address new markets, and develop new distribution technology/channels

•  Expanded implementation of artificial intelligence for ESG data gathering

Strengthen existing client relationships and grow by developing new ones

•  10-year extension of our Index ETF relationship with BlackRock, our largest client

•  Renewed license agreement with Eurex, one of the world’s leading derivatives exchanges, and expanded agreement to include futures based on MSCI equity dividend indexes

•  Expanded relationship with Intercontinental Exchange (“ICE”), a leading provider of global exchanges and clearing houses

•  extended existing license agreement for listed futures based on MSCI indexes

•  licensed MSCI ESG data for fixed income index construction

•  received license for ICE fixed income pricing and reference data

•  Retention Rate(1) was 94.7% for full-year 2019.

Execute strategic relationships and acquisitions with complementary content and technology companies

•  Strengthened climate risk capability with the acquisition of Carbon Delta AG (“Carbon Delta”), an environmental-focused investment analytics company, that will allow MSCI to enhance its ESG offerings and create an extensive climate risk assessment and reporting offering

•  Established a strategic relationship with The Burgiss Group, LLC (“Burgiss”), a global provider of investment decision support tools for private capital, through a significant minority investment in early 2020

•  Launched a collaboration with Charles River Development

•  Charles River clients have access to MSCI portfolio and risk analytics, enabling access to MSCI’s industry leading analytics capabilities, including multi-asset class modeling

•  MSCI clients can now use Charles River Investment Management Solution as single source for portfolio and data modeling needs

(1) See Annex B for the definition of Retention Rate.

46      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

STRONG FINANCIAL PERFORMANCE

(1) “Adjusted EPS” and “free cash flow” are non-GAAP financial measures. See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.

(2) Net New Sales is defined as gross sales (new recurring subscription sales plus non-recurring sales) less subscription cancellations.

MSCI INC. PROXY STATEMENT      •      47

COMPENSATION MATTERS

CAPITAL OPTIMIZATION

•	Increased regular quarterly cash dividend by 17.2% to $0.68 per share, representing $2.72 per share on an annualized basis.

•

Issued $1.0 billion aggregate principal amount of 4.000% senior unsecured notes due 2029 (“2029 Notes”); leveraged lower coupon rate for pre-maturity redemption of $500.00 million aggregate principal amount of 5.250% senior unsecured notes due 2024 (“2024 Notes”).

•

Executed amendment to Revolving Credit Agreement, which, among other things, increased aggregate commitments available to be borrowed to an aggregate of $400.00 million and decreased applicable fee rates.

•	Repurchased a total of 0.7 million shares at an average price of $147.97 per share for a total value of $102.1 million.

48      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

KEY 2019 COMPENSATION DECISIONS

After a thorough review and evaluation of the Company’s and its peers’ equity grant practices in late 2018, and taking into account shareholder feedback, the Compensation Committee implemented enhancements to the Company’s long-term equity incentive program in 2019 that continued to employ absolute TSR CAGR as the overarching measure of performance. The Company’s 2019 equity compensation consists of a mix of grants of annual RSUs and PSUs that varies based on position, as further detailed on page 67 of this Proxy Statement.

The Compensation Committee introduced the 5-Year PSUs in 2019, which have a five-year performance period, to complement the use of RSUs, 3-Year PSUs, and our AIP. We believe that near-term investments in our business—including financial, human capital, and technology investments—will support the growth and health of our business over a longer timeframe than is captured solely by our AIP and our RSUs and 3-Year PSUs. The Compensation Committee believes that the 5-Year PSUs serve to encourage a longer-term orientation to managing our business and encourage our senior executives to manage the business with an “owner-operator” mindset that spans beyond any particular performance time horizon and creates the strongest alignment between our executives and shareholders.

To that end, the AIP, RSUs and 3-Year PSUs continue to serve as meaningful checks and balances to ensure that our compensation programs continue to measure and reward for performance against core operational milestones and medium-term shareholder returns. Our 5-Year PSUs serve as a tool to further align our executives’ pay outcomes with the long-term health of our business by fully capturing the success of investments made in our business years earlier.

MSCI INC. PROXY STATEMENT      •      49

COMPENSATION MATTERS

The key features of the 2019 RSUs and PSUs are as follows:

(1) Ms. Huber’s 3-Year PSUs cliff-vest at the end of a three-year performance cycle from May 5, 2019 to May 4, 2022. Ms. Huber’s 5-Year PSUs cliff-vest at the end of a five-year performance cycle from May 5, 2019 to May 4, 2024.

Other changes made to the Company’s executive compensation program in 2019 include:

•	Adoption of a more expansive Clawback Policy. See page 73 of this Proxy Statement for additional information with respect to our Clawback Policy.

•

Updates to the Company’s Stock Ownership Guidelines for Executive Committee members, including our NEOs, in order to enhance our “owner-operator” philosophy. See page 72 of this Proxy Statement for additional information with respect to our Stock Ownership Guidelines.

50      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

Governance and Administration

EXECUTIVE COMPENSATION PRACTICES

Our executive compensation practices incorporate the following corporate governance best practices that protect the interests of our shareholders and are consistent with high standards of risk management.

WHAT WE DO	WHAT WE DON’T DO

✓ Emphasize variable compensation (see page 58 of this Proxy Statement)

✓  Have formula-based annual cash incentives

✓ Subject equity awards to vesting requirements (three-year ratable for RSUs and three-year and five-year cliff for PSUs)

✓ Impose stock ownership guidelines and requirements on all of our NEOs (6x annual base salary for our CEO, 4x for the President/COO and the CFO, and 3x annual base salary for our other NEOs) and 3x annual base salary for all other Executive Committee members

✓ Maintain a clawback policy for incentive based- compensation (cash and equity) and include clawback provisions in equity awards that covers a broader range of detrimental conduct and financial restatements

✓ Provide for double-trigger vesting upon a change in control

✓ Only pay dividend equivalents on performance vesting awards if and when the underlying award vests

✓ Make CEO’s equity grant entirely in PSUs tied to multi-year TSR performance metrics focused on long-term shareholder value creation; 100% of the President’s equity grant in 2020 was also in PSUs

✓ Retain an independent compensation consultant at the direction of the Compensation Committee

×  Do not provide gross-ups to cover excise taxes

×  Do not have any employment agreements with our executive officers

×  Do not allow any directors or employees, including all NEOs, to hedge or pledge the Company’s common stock, engage in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures or trade on a short-term basis in the Company’s common stock

×  Do not allow repricing of options or stock appreciation rights awards without shareholder approval

×  Do not provide for “liberal” share recycling when shares are tendered or withheld to satisfy tax withholding obligations or as payment of an option exercise price

MSCI INC. PROXY STATEMENT      •      51

COMPENSATION MATTERS

EXECUTIVE COMPENSATION PHILOSOPHY AND GOALS

We evaluate our executive compensation structure on an annual basis to ensure alignment with our compensation philosophy and business strategy. Our compensation philosophy centers around maintaining a compensation program for our NEOs that is designed to promote the achievement of our short-term and long-term financial and strategic goals. For additional information, see page 45 of this Proxy Statement.

In addition to the principles described in the “Executive Summary” on page 44 of this Proxy Statement, our executive compensation program is designed to:

•	promote achievement of the Company’s financial and strategic goals and provide alignment with the objectives of our multi-year strategic plan;

•	provide a framework to advance our strategic goals and encourage our NEOs to make a long-term commitment to the Company;

•	base compensation determinations on the performance of the Company, the product/functional unit and the individual;

•	attract, retain and engage top-level talent and provide each NEO with compensation opportunities that are competitive with market practices and within our cost structure;

•	appropriately manage compensation risk in light of our business strategy; and

•

align the long-term interests of our senior executives with those of our shareholders by promoting actions that will allow for sustainable top- and bottom-line growth opportunities and capital returns to shareholders and maintain an “owner-operator” culture and strong corporate governance practices.

Our executive compensation philosophy provides a compensation structure which pays base salaries to our NEOs that represent a relatively small percentage of their total compensation, while offering them the opportunity to earn a significant portion of their compensation in the form of variable compensation (i.e., annual cash bonuses and long-term incentive awards). This emphasis on variable compensation is illustrated in the following pay mix charts:

(1) Does not include compensation amounts for Ms. Winters or Mr. Wiechmann, each of whom only served as CFO for part of 2019.

52      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

EXECUTIVE COMPENSATION PROCESS

The executive compensation program described in this section are the result of a year-long process:

LATE JANUARY/EARLY FEBRUARY

•  Review and determine the AIP awards for NEOs based on an assessment of the Company’s achievement of the financial metrics established for the prior year, as well as the executive’s achievement of his or her individual KPIs for such prior year. The CEO makes recommendations to the Compensation Committee on compensation for NEOs (other than himself), and the Compensation Committee takes these recommendations into consideration in reaching its final compensation decisions.

•  Certify achievement of TSR metrics and any other performance metrics applicable to any equity awards granted in prior years.

•  Establish the AIP structure for the current year, including the applicable AIP financial metrics and target AIP awards for each NEO.

•  Establish the structure and performance metrics applicable to equity awards to be granted under the LTIP for the current year, and grant equity awards based on a number of factors, including the Company’s recent performance, peer analysis and the executive’s individual performance and potential future contributions.

MARCH • Consider risks arising from the Company’s incentive compensation plans. • Review and approve KPIs for current year.

APRIL • Review Say-on-Pay voting recommendations from proxy advisors and our shareholder vote at our annual meeting.

JULY TO OCTOBER

•  Review peer group.

•  Independent compensation consultant reports on compensation practices and trends in the relevant industry.

•  Review design of next year’s executive compensation programs.

•  Review senior management fit for role and potential successors.

NOVEMBER • NEOs summarize preliminary results against their current year KPIs and prepare preliminary KPIs for the upcoming year.

DECEMBER • Establish design of executive compensation program for upcoming year and review preliminary recommendations for actual and target levels of compensation.

ONGOING

•  Management provides feedback from shareholder outreach regarding our executive compensation program.

•  Review progress made on performance metrics and monitor compliance with stock ownership guidelines.

MSCI INC. PROXY STATEMENT      •      53

COMPENSATION MATTERS

Independent Compensation Consultant. The Compensation Committee selected and engaged Semler Brossy as its independent compensation consultant to assist with a range of executive compensation matters, including the overall design of our executive compensation program, evaluation and selection of peer group companies, provision of competitive market data and other matters related to our NEO compensation program. During 2019, Semler Brossy was present at all Compensation Committee meetings and consulted on executive compensation matters. The Compensation Committee recognizes that it is important to receive objective advice from its outside advisor and regularly meets with Semler Brossy in Executive Session without management’s attendance. Semler Brossy reports directly to the Compensation Committee and, pursuant to its charter, maintains sole responsibility for retaining or terminating the compensation consultant. Semler Brossy did not provide any other services to MSCI during 2019.

EXECUTIVE COMPENSATION CONSIDERATIONS

The Compensation Committee takes into account a range of factors in determining compensation components and setting compensation amounts. In addition to reviewing NEO performance against annual goals, various financial and operational metrics and KPIs, the Compensation Committee reviews peer group analyses provided by Semler Brossy (used as a reference without benchmarking to a specified target) and shareholder feedback. The weight attributed to each individual factor may change from time to time, depending on the circumstances of such decisions. We believe this continues to be the best approach for the Company, as it enables the Compensation Committee to balance competing interests, address evolving concerns and meet Company objectives.

2019 Say-on-Pay Vote Results

In 2019, 98.2% of the votes cast on the Say-on-Pay Vote were voted in support of the compensation of our NEOs.

Changes Undertaken Based on Prior Shareholder Feedback

MSCI has established a robust process for engaging shareholders on executive compensation. On at least an annual basis, we meet with shareholders to provide an overview of our executive compensation program and highlight changes, if any, that have been made since our last meeting with the shareholder.

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COMPENSATION MATTERS

To that end, in connection with the design of our 2019 LTIP program the Compensation Committee incorporated feedback we received from our shareholders in 2018, as described in the table below.

LTIP ENHANCEMENTS IN RESPONSE TO SHAREHOLDER FEEDBACK

WHAT WE HEARD	WHAT WE DID	WHY

Eliminate relative TSR CAGR test if Company absolute TSR CAGR performance below threshold	2019 PSU awards will vest and be performance adjusted based solely on absolute TSR CAGR Imposed rigorous absolute TSR CAGR thresholds that if not achieved will result in no PSU payout

Absolute TSR CAGR is an all-encompassing measure of Company performance that does not divert focus from any individual strategic priority

This metric complements the performance measures under our AIP which directly tie to the Company’s strategy

Performance period should not be extended another six months for performance shares	Eliminated “retesting” feature in new PSUs for 2019 and going forward	Increases management’s accountability

Our shareholders indicated they prefer that a majority of our CEO’s long-term incentive awards be performance-based	100% PSUs in 2019	We believe our CEO should be primarily rewarded for increasing absolute shareholder value which reinforces our “owner-operator” philosophy and is aligned with executing our strategic plan

2019 Shareholder Engagement

In 2019, the Company met with seven of its largest shareholders (representing approximately 25% of its outstanding shares as of September 30, 2019) in one-on-one meetings to discuss our ESG practices, including our executive compensation program. None of the shareholders expressed any concern with the Company’s compensation program and generally reacted positively to the enhancements made to the LTIP, executive stock ownership policies and the Clawback Policy. See page 22 of this Proxy Statement for additional information on our shareholder engagement efforts in 2019.

The Company will continue to maintain an active dialogue with shareholders and evaluate feedback on issues of importance to them, including the metrics that drive each of our NEO’s long-term incentive compensation.

Peer Groups

To ensure competitiveness of compensation structures and pay levels for our NEOs, the Compensation Committee conducts an annual review of peer company compensation data. Each year, prior to beginning this review, the Compensation Committee examines the composition of companies previously considered our peer companies to make certain that the selected companies continue to be relevant as evaluated according to the following screening criteria:

•	Scale, to reflect similar size and complexity;

•	Geographic footprint, to reflect business structure and international complexity;

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COMPENSATION MATTERS

•	Public ownership structure to ensure availability of data;

•	Competitors for talent; and

•	Similar business model.

The peer group used to inform fiscal 2019 pay decisions for our NEOs was comprised of 11 companies that, in aggregate, approximated MSCI’s size, scope of operations, and operating metrics. In particular, the group was selected such that it, in aggregate:

•	Approximated MSCI’s size on a revenue basis;

•	Reflected MSCI’s high-margin, high-valuation operating metrics and international reach; and

•	Represented the competitive talent market for financial technology, research and consulting, and data systems/ information technology companies.

COMPANY	GICS CLASSIFICATION

MSCI Inc.

Dun & Bradstreet Corporation (removed for 2020)

FactSet Research Systems Inc.

Fair Isaac Corporation

Gartner, Inc.

IHS Markit Ltd.

Moody’s Corporation

Morningstar, Inc.

SEI Investments Company

SS&C Technologies Holdings, Inc.

TransUnion

Verisk Analytics, Inc.

Financials—Capital Markets—Financial Exchanges and Data

Industrials—Professional Services—Research and Consulting Services

Financials—Capital Markets—Financial Exchanges and Data

Information Technology—Software—Application Software

Information Technology—IT Services—IT Consulting and Other Services

Industrials—Professional Services—Research and Consulting Services

Financials—Capital Markets—Financial Exchanges and Data

Financials—Capital Markets—Financial Exchanges and Data

Financials—Capital Markets—Asset Management and Custody Banks

Information Technology—Software—Application Software

Industrials—Professional Services—Research and Consulting Services

Industrials—Professional Services—Research and Consulting Services

Changes for 2020

In its annual review of the executive compensation peer group for 2020, the Compensation Committee selected companies that generally met the same criteria described above for 2019. However, the Compensation Committee gave preference to companies that provided data analytics services, research and consulting advice, and/or that optimize assets or investments. The Compensation Committee undertook a holistic review of the executive compensation peer group following a period of heightened M&A activity in the financial technology, research and consulting, and data systems/information technology space (which included Dun & Bradstreet’s acquisition and subsequent privatization). As a result, the Compensation Committee removed Dun & Bradstreet and added the following companies to the peer group that was used as a reference when setting fiscal 2020 pay for our NEOs:

COMPANY	GICS CLASSIFICATION

S&P Global Inc. Equifax Inc. Black Knight Inc. Aspen Technology Inc. MarketAxess Holdings Inc.

Financials—Capital Markets—Financial Exchanges and Data

Industrials—Professional Services— Research and Consulting Services

Information Technology—IT Services—Data Processing and Outsourced Services

Information Technology—IT Services—Application Software

Financials—Capital Markets—Financial Exchanges and Data

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COMPENSATION MATTERS

Review of Our Programs

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program in 2019 generally consisted of the following elements:

COMPENSATION ELEMENT	PURPOSE	2019

Annual Base Salary (starts on page 57)	Provides certainty and predictability to meet ongoing living and other financial commitments

•  The only fixed component of our executive compensation program

•  Of our currently employed NEOs, only Mr. Wiechmann received a base salary increase in 2019 (from $395,000 to $406,900). The increase was intended to align his base salary with competitive market practice.

Annual Incentive (Cash Bonus) (starts on page 58)	Intended to drive one year performance results against financial targets and other Company, individual and leadership focused goals

•  Metrics vary by executive, but include:

•  Revenue

•  Adjusted EPS

•  Net New Sales

•  Free Cash Flow

•  Contribution Margin(1) (expressed in dollars)

•  Key Performance Indicator/Leadership Effectiveness Goals

Long-Term Incentives (starts on page 66)	Fosters an “owner-operator” mindset, closely aligns management’s interests with the long-term interests of our shareholders and promotes the retention of key members of our management team

•  Grant of 3-Year PSUs and 5-Year PSUs (which vest based on absolute TSR) and do not have any “retesting” features

•  3-Year PSUs cover a three-year performance period

•  5-Year PSUs cover a five-year performance period

•  RSUs which ratably service vest over three years

•  Our CEO receives 100% of his LTIP awards in the form of PSUs (with 50% in the form of 5-Year PSUs, the highest percentage amongst all of our NEOs)

(1) “Contribution Margin” means operating revenues less cost of revenues, selling and marketing expenses and research and development expenses.

Fixed Compensation

Annual Base Salary

Base salary is the only fixed component of our executive compensation program. The annual base salary element offers our NEOs a measure of certainty and predictability to meet ongoing living and other financial commitments. In setting base salaries for our NEOs, the Compensation Committee has sought to establish base salary rates that (i) are competitive with those provided for similar positions at companies in our peer group and (ii) recognize the experience and performance of the NEO. The Compensation Committee reviews the base salaries of our NEOs on an annual basis.

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COMPENSATION MATTERS

Effective January 1, 2020, Mr. Wiechmann, our Interim Chief Financial Officer and Treasurer and current Chief Strategy Officer, received an increase in base salary from $406,900 to $450,000. The increase was made as part of the Compensation Committee’s annual review of the NEOs’ base salaries and was intended to align his base salary with competitive market practice. No other changes to NEO base salaries were made.

NAME	2019 BASE SALARY RATE ($)

Henry A. Fernandez	1,000,000

Linda S. Huber	650,000

C. D. Baer Pettit(1)	798,256

Laurent Seyer(1)	602,843

Scott A. Crum	550,000

Kathleen A. Winters	550,000

Andrew C. Wiechmann	406,900

(1) Base salaries for Messrs. Pettit and. Seyer were paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.277209. Mr. Pettit’s 2019 base salary rate was £625,000. Mr. Seyer’s 2019 base salary rate was £472,000.

Variable Compensation

The variable compensation actually paid to our NEOs is subject to performance metrics which are designed to (i) emphasize pay for performance, (ii) balance short-term and long-term incentives and (iii) take into account input from our shareholders. The variable elements of our target-based incentive compensation program include:

(1)	an annual cash incentive component; and

(2)	a long-term equity incentive component.

In determining target cash and equity incentive compensation amounts for each NEO, the Compensation Committee takes into account a number of factors, including: the differences in relative responsibilities; experience and performance in role; the ability to impact overall Company performance; Company, product segment and individual performance; and historical compensation and peer group analyses (used as a reference without benchmarking to a specified target).

There is no minimum amount of variable compensation payable to the NEOs. The Compensation Committee makes determinations, in its discretion, as to the amounts of variable compensation awarded based on program metrics and individual performance, subject to the terms of any applicable plan or arrangement.

Annual Cash Incentives

The Company awards annual cash incentives pursuant to the Company’s AIP, which closely aligns management’s interests with those of shareholders by employing a formulaic approach that takes into account specific financial criteria and individual KPIs when determining cash incentives. The Compensation Committee believes that subjecting 70% of the target cash incentive to pre-established performance targets further promotes shareholder value creation by more directly aligning executive compensation with Company performance and strategic goal attainment. Under the AIP, each NEO is eligible to earn an annual target cash incentive, and may receive between 0% and 150% of their target cash

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COMPENSATION MATTERS

incentive opportunity based on attainment of the level of financial performance metrics (weighted at 70%) and individual KPIs (weighted at 30%). For 2019, the target cash incentive opportunity, metrics, and corresponding weightings for our NEOs are included in the table set forth below:

		FINANCIAL COMPONENT—OVERALL WEIGHTING OF 70%

		MSCI METRICS				PRODUCT METRICS

NAME	2019 TARGET CASH INCENTIVE ($)	REVENUE	ADJUSTED EPS	TOTAL NET NEW SALES	FREE CASH FLOW	ANALYTICS TOTAL NET NEW SALES	INDEX TOTAL NET NEW SALES	“ALL OTHER” TOTAL NET NEW SALES	KEY PERFORMANCE INDICATORS (KPIS)

Henry A. Fernandez	1,400,000	25.0%	30.0%	35.0%	10.0%	—	—	—	30.0%

Linda S. Huber(1)	624,658	25.0%	30.0%	35.0%	10.0%	—			30.0%

C. D. Baer Pettit(2)	1,149,488	25.0%	30.0%	35.0%	10.0%	—	—	—	30.0%

Laurent Seyer(2)	894,046	20.0%	20.0%		10.0%	20.0%	20.0%	10.0%	30.0%

Scott A. Crum	700,000	25.0%	30.0%	35.0%	10.0%				30.0%

Kathleen A. Winters	800,000	25.0%	30.0%	35.0%	10.0%	—	—	—	30.0%

Andrew C. Wiechmann	461,547	25.0%	30.0%	35.0%	10.0%	—	—	—	30.0%

(1) Ms. Huber’s 2019 Bonus Target prorated based on her May 6, 2019 hire date. Her annualized bonus target is $950,000.

(2) 2019 target cash amounts for Messrs. Pettit and Seyer were converted from British pounds sterling to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.277209 for fiscal 2019. Mr. Pettit’s 2019 target cash incentive amount was £900,000 and Mr. Seyer’s 2019 target cash incentive amount was £700,000.

Financial Component

The threshold, target and maximum for each financial component making up the AIP, as well as the actual results attained for 2019, are included in the table set forth below.

		THRESHOLD		TARGET		MAXIMUM		ACTUAL

METRICS	TARGET $MM(1)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)

MSCI Revenue	1,524.8	95%	50%	100%	100%	105%	150%	102.2%	121.6%

MSCI Adjusted EPS	5.90	90%	50%	100%	100%	110%	150%	109.2%	145.8%

MSCI Total Net New Sales	157.5	70%	50%	100%	100%	130%	150%	106.1%	110.1%

Free Cash Flow	565.4	85%	50%	100%	100%	115%	150%	116.0%	150.0%

Analytics Total Net New Sales	46.7	70%	50%	100%	100%	130%	150%	109.8%	116.4%

Index Total Net New Sales	80.3	70%	50%	100%	100%	130%	150%	108.1%	113.5%

“All Other” Total Net New Sales(2)	30.5	70%	50%	100%	100%	130%	150%	95.1%	91.8%

(1) Except Adjusted EPS, which is not stated in millions.

(2) “All Other” consists of Real Estate and ESG segments’ Net New Sales.

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COMPENSATION MATTERS

KPI Component

The Compensation Committee believes that including a KPI component under the AIP provides an opportunity to evaluate the sustainability and quality of individual results on an annual basis. Our NEOs’ KPI goals are intended to ensure long-term stability at the Company and alignment with our long-term strategy. In particular, our CEO’s KPI goals are explicitly tied to long-term strategic transformation, succession planning, and new-hire onboarding, all of which build a solid foundation for future growth.

In assessing the achievement of the KPI component for 2019, the Compensation Committee took into account employee engagement results and leadership effectiveness, as well as the accomplishments of each NEO against his or her applicable KPI goals established at the beginning of 2019 as described below.

Henry A. Fernandez, Chairman of the Board and Chief Executive Officer
Further long-term strategic objectives and strengthen key strategic partnerships

•  Oversaw significant progress on organic and inorganic investments that support MSCI’s long-term strategy, including (1) the successful acquisition of Carbon Delta and (2) a significant minority investment in and strategic partnership with Burgiss, which was successfully completed in January 2020.

•  Led the Board and senior management through a rigorous evaluation of the Company’s long-term strategy and targets, a process which included four management offsites, including one with the Board.

•  Advanced the Company’s long-term strategy to enhance fixed income offerings by overseeing the launch of Fixed Income Factor and ESG indexes.

•  Expanded strategic client partnerships with ICE, Eurex and Charles River Development that strengthen the Company’s futures and options and Analytics revenues.

Cultivate performance and growth culture

•  Promoted a performance and growth culture of high employee engagement and personal accountability:

•  full employee engagement increased by two percentage points year-over-year, according to the annual employee engagement survey; (full employee engagement is defined as the number of respondents who agree or strongly agree with all eight of the overall firm experience outcome questions);

•  63% of all employees and 68% of female employees attended training programs in 2019;

•  significantly increased representation among women and participants from the emerging market centers in MSCI development programs; and

•  supported the launch of the first structured regional mentoring program across all product lines and functions.

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Henry A. Fernandez, Chairman of the Board and Chief Executive Officer (continued)
Develop succession planning for C-Suite

•  Enhanced the leadership team and ensured successful transition of key senior leadership roles with the following:

•  appointment of a seasoned Chief Financial Officer;

•  creation of a new Executive Committee position, Chief Strategy Officer;

•  promotion of former Deputy General Counsel to serve as General Counsel upon the retirement of the former General Counsel;

•  promotion of the former Head of Client Coverage—EMEA to serve as Global Head of Client Coverage upon the retirement of the Chief Operating Officer and Chief Client Officer in early 2020; and

•  talent reviews for every major product line and function.

Champion corporate responsibility priorities

•  Supported the Chief Responsibility Officer and Corporate Responsibility Committee in their efforts to promote ESG:

•  calculated our carbon footprint and hired third-party to complete a TCFD Aligned Scenario Analysis to better understand our climate related risks. The findings of this report were incorporated into our CDP survey response;

•  expanded employee-led local office Eco groups, which drive local engagement to improve how MSCI operates from an environmental perspective;

•  hosted the second annual Inclusion and Diversity Summit, including sessions with MSCI PRIDE, the Women’s Leadership Forum and Executive Diversity Council leaders; and

•  enhanced the Company’s ESG disclosures.

Linda S. Huber, Chief Financial Officer
Drive strong and efficient financial management

•  Drove efficiency of finance planning processes:

•  created the Mumbai Finance Center to streamline and drive efficiencies for financial planning and reporting;

•  established the foundation for refining the Company’s methodology for identifying and assessing key investment opportunities; and

•  completed several tax-related projects, including the successful repatriation of non-U.S. cash.

•  Evaluated alternatives for optimizing leverage, resulting in the successful issuance of $1.0 billion of the Company’s 2029 Notes, $500 million of which was used to partially redeem the Company’s 2024 Notes.

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COMPENSATION MATTERS

Linda S. Huber, Chief Financial Officer (continued)
Transform and enhance the finance function

•  Deepened leadership bench of the Company’s finance function, including by appointing an experienced Head of Investors Relations and Treasurer, who, together with Ms. Huber, actively engaged with shareholders and other investors through a variety of investor conferences, non-deal roadshows, group meetings and other meetings and calls.

•  Reorganized finance function to drive improved performance and provide new development opportunities by designating financial directors as functional/product line chief financial officers. Strong leadership contributed to significantly improved employee engagement levels for the finance function in the Company’s 2019 annual employee engagement survey.

•  Enhanced control environment supporting financial operations and reporting by transitioning the enterprise risk management officer to be a direct report, thereby ensuring a streamlined approach to risk management.

Support inclusion and diversity goals across the Company

•  Led and participated in key events supporting inclusion and diversity:

•  served as a key speaker at the 2019 Women’s Leadership Summit and Women’s Leadership Forum, MSCI Pride and Executive Diversity Council sponsored events throughout the year in various office locations; and

•  hosted town hall meetings in emerging and developed markets that included a focus on inclusion and diversity.

•  45% of finance leadership team are women.

C. D. Baer Pettit, President and Chief Operating Officer (COO title in effect as of January 2, 2020)
Drive shareholder value by deepening client relationships, enhancing client-focused strategy and instilling discipline in key investment areas.

•  Led negotiations with BlackRock to renew index licensing agreements for additional ten-year terms, enhancing one of the Company’s most strategic client partnerships.

•  Developed client-focused strategy, and executed priority investments, for key growth areas including wealth, ESG, factors, futures and options, technology, fixed income and private assets.

Drive technology transformation

•  Modernized the Company’s digital workplace with improved communication, collaboration and productivity tools and increased automation of processes to better unify product and functional teams and to improve end-to-end deployment processes.

•  Oversaw key senior level hires to drive our software and application development, and increase the speed of delivering new products to market.

•  Finalized rebranding of MSCI BEON™ and supported the increased integration of content across product segments into the platform.

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C. D. Baer Pettit, President and Chief Operating Officer (COO title in effect as of January 2, 2020) (continued)
Increase pace of innovation and cultivate lean and agile culture

•  Launched the Innovation Center of Excellence to (1) cultivate a growth mindset, (2) drive client-focused innovation and (3) improve the overall speed of delivery to clients.

•  Promoted and hosted “Innovation Jams,” “Hackathons” and innovation workshops.

•  Oversaw improvement of employee perception of innovation at MSCI as reflected in the Company’s 2019 annual employee engagement survey.

•  Hired a new Head of Lean Practices who will establish a Lean Center of Excellence to provide coaching to employees on process improvement initiatives.

Laurent Seyer, Chief Operating Officer and Chief Client Officer (through January 2, 2020)
Execute initiatives to expand client relationships and communicate the Company’s value proposition

•  Achieved key client wins across geographic regions and product segments, including (1) enhancing the Analytics client relationship with Charles River, (2) broadening relationships with key sovereign wealth clients in the APAC region and (3) increasing the Company’s footprint with major insurance companies as well as large asset managers in EMEA.

•  Increased the number of accounts covered by senior account managers (“SAMs”) and key account managers (“KAMs”):

•  Drove client solutions approach through C-level engagement with large clients and prospects. Increased the total number of accounts covered by both SAMs and KAMs by 15% year-over-year. Increased total run rate from our SAMs and KAMs by 13% year-over-year.

•  Oversaw key actions to launch the Company’s new value proposition, “powering better investment decisions,” which included: (1) the re-launch of the Company’s website, (2) a new interactive corporate brochure, which visually demonstrates how MSCI provides clients with the solutions they need to achieve their investment objectives, and (3) training the client coverage team on how to express the value proposition to clients.

Support high-performing client coverage organization and an inclusive and diverse culture at the Company

•  Oversaw the enhancement of the Company’s client coverage function:

•  supported the transition of the Company’s former Head of Client Coverage—EMEA to serve as Global Head of Client Coverage.

•  Served as the Head of the Executive Diversity Council and championed inclusion and diversity initiatives within the Company’s leadership and training programs:

•  established a mission statement to reinforce the importance of inclusion and diversity at the Company;

•  hosted Inclusion and Diversity Summit and quarterly Executive Diversity Council meetings;

•  established mentorship program for key female leaders;

•  encouraged MSCI to join OUT Leadership in support of PRIDE efforts; and

•  supported practices that contributed to MSCI receiving the highest-level Japan Eruboshi Certificate, which recognizes a company’s diversity initiatives and the advancement of women in the workplace.

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COMPENSATION MATTERS

Scott A. Crum, Chief Human Resources Officer
Drive high company performance through enhanced employee engagement and robust talent pipeline

•  Designed and implemented more rigorous progression planning and structured development for Executive Committee successors, rising senior talent and other critical senior top talent—efforts which contributed to lower attrition rates among top talent.

•  Oversaw higher levels of employee engagement as reflected by an increased percentage of employees who are “fully engaged” based on responses to the Company’s annual employee engagement survey.

•  Achieved improvement of employee perception of the “developing our people” category, as reflected in the Company’s 2019 annual employee engagement survey.

•  Oversaw the creation of a new leadership position that reports directly to the Chief Human Resources Officer and that is focused on strengthening the employer brand and building a talent pipeline strategy.

Diversify talent pool, provide premier talent development programs and build strong succession bench

•  Oversaw successful initiatives to drive more diverse applicant pools and enhanced leadership learning opportunities across the Company, by increasing diversity of participants in leadership programs.

•  Expanded and invested in learning curriculum globally to include (i) a new leader onboarding program for new senior executive level hires to provide coaching and early feedback and (ii) a greater variety of product, technical, professional and leadership management development offerings.

•  Identified near-term and long-term successors for Executive Committee roles and oversaw creation of comprehensive development plans to ensure MSCI has a “ready-now” talent succession bench.

Andrew C. Wiechmann, Chief Strategy Officer (Former Interim Chief Financial Officer and Treasurer)

Mr. Wiechmann served as Interim Chief Financial Officer and Treasurer from March 5, 2019 to May 6, 2019. Given the duration of his tenure in this role during 2019, his KPI goals and accomplishments are focused primarily on his contributions as our Chief Strategy Officer.

Formulate and communicate Company’s long-term strategy

•  Drove an effective and successful strategic planning process, through which a five-year vision and strategic priorities for the Company were developed across product segment, key clients and new growth areas.

•  Developed Board and management process for driving focus on and monitoring progress against key strategic goals.

•  Actively engaged with and orchestrated a communication plan to the investment community, including hosting a well-received Investor Day, to provide existing and prospective shareholders with a deeper understanding of the Company, its strategy and key growth opportunities.

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Andrew C. Wiechmann, Chief Strategy Officer (Former Interim Chief Financial Officer and Treasurer) (continued)
Execute strategic transactions to complement and enhance the Company’s solutions

•  Enhanced firm-wide focus on partnerships and acquisitions, including identifying and prioritizing key capabilities, areas of focus and actionable targets that accelerate the Company’s strategic roadmap.

•  Successfully completed and advanced negotiations of several partnerships and acquisitions in key strategic growth areas, including, most notably, (1) completing the acquisition of Carbon Delta, which allows the Company to broaden its ESG offerings with enhanced climate change solutions, and (2) leading efforts that culminated in the successful execution of a significant minority investment in and strategic partnership with Burgiss in January 2020.

Actual cash incentives paid in respect of 2019 were based on actual performance against the financial and KPI targets under the AIP as set forth in the table below. Given our strong financial performance, coupled with generally above-target payouts on the KPI goals, our NEOs received cash incentives for 2019 that were above their target values.

NAME		2019 FINANCIAL PAYOUT (70% WEIGHTING AT TARGET)		2019 KPI PAYOUT (30% WEIGHTING AT TARGET)		2019 TOTAL ACTUAL CASH INCENTIVE
	2019 TARGET CASH INCENTIVE($)	VALUE ($)	AS % OF TARGET	VALUE ($)	AS % OF TARGET	VALUE ($)	AS % OF TARGET

Henry A. Fernandez	1,400,000	1,251,311	127.7%	483,009	115.0%	1,734,320	123.9%

Linda S. Huber(1)	624,658	558,315	127.7%	169,005	90.2%	727,320	116.4%

C. D. Baer Pettit(2)	1,149,488	1,027,405	127.7%	379,338	110.0%	1,406,743	122.4%

Laurent Seyer(2)	894,046	773,722	123.6%	268,225	100.0%	1,041,947	116.5%

Scott A. Crum	700,000	625,656	127.7%	241,504	115.0%	867,160	123.9%

Kathleen A. Winters(3)	800,000	—	—	—	—	—	—

Andrew C. Wiechmann	461,547	412,527	127.7%	152,322	110.0%	564,850	122.4%

(1) The actual cash incentive bonus paid to Ms. Huber in respect of fiscal 2019 was prorated from her start date of May 6, 2019. Her annualized bonus target is $950,000.

(2) The actual cash incentive bonus amounts paid to Messrs. Pettit and Seyer were converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.277209.

(3) Given her departure in early 2019, Ms. Winters was not eligible to receive a cash incentive award under the AIP in respect of 2019.

For fiscal 2020, Mr. Wiechmann’s target cash incentive opportunity under the AIP was increased to $500,000 in recognition of his new role as our Chief Strategy Officer. The target cash incentive opportunity of our other current NEOs remained the same for fiscal 2020.

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COMPENSATION MATTERS

Long-Term Equity Incentive Compensation Program (LTIP)

The Compensation Committee believes that MSCI’s executive compensation program should reinforce a pay for performance culture that aligns the interests of our senior executives with those of our shareholders by incorporating the achievement of multi-year stock price performance metrics into variable compensation awards (in addition to the annual financial metrics applicable to cash incentive awards under the AIP). In 2019, we followed our typical practice of granting annual LTIP awards (i.e., granting PSUs to all of our NEOs and RSUs to all NEOs other than Mr. Fernandez) following the regularly scheduled annual meeting of the Compensation Committee in January 2019.

We also periodically grant off-cycle LTIP awards (e.g., for new hire grants, replacement grants, retention grants, etc.). The grant date for such awards is determined on an individual basis, typically based on the applicable start date or the date of the event which triggered the award. The tables in this “Long-Term Equity Incentive Compensation Program (LTIP)” section do not reflect (1) certain one-time sign-on equity awards granted to Ms. Huber in connection with the commencement of her employment with the Company and (2) a one-time retention RSU award with a grant date value of $500,000 granted to Mr. Wiechmann in connection with his appointment as Interim Chief Financial Officer and Treasurer. For additional details on these one-time equity awards, see pages 69 and 70 of this Proxy Statement.

Enhancements to 2019 LTIP

In order to continue to promote the alignment of executive compensation and long-term shareholder value creation, and in response to shareholder feedback, the Compensation Committee adopted enhancements to the Company’s long-term equity incentive compensation program for 2019.

While the Compensation Committee made certain changes to equity incentive awards in 2019, the Compensation Committee’s overall approach to equity incentive compensation in 2019 continued to place a strong emphasis on pay for performance by granting a significant portion of equity incentive awards in the form of PSUs that are subject to multi-year TSR-based performance metrics, which the Compensation Committee believes more closely align the Executive Committee’s interests with those of the Company’s shareholders and complement the annual financial metrics applicable to cash incentive awards under the AIP.

Under this updated approach, the Compensation Committee approved the grant of two types of 2019 PSU awards to the members of the Company’s Executive Committee (including the NEOs)—3-Year PSUs and 5-Year PSUs (together, the “2019 PSUs”). Given the generally positive feedback on the rigor of the TSR CAGR goals we received in the past from our shareholders, the Compensation Committee carried forward the absolute TSR CAGR performance metric for the 2019 PSUs. Additionally, the Compensation Committee added a long-term “stretch” vehicle in the form of 5-Year PSUs that complements the 3-year performance cycle applicable to the 3-Year PSUs and further encourages an “owner-operator” mindset that truly rewards exceptional shareholder value creation over the long-term.

The Compensation Committee believes that the grant of the 2019 PSUs to the Executive Committee members will provide greater incentives for the execution of the Company’s strategic plan and the creation of additional value-enhancing corporate development initiatives. The Compensation Committee also granted service-vesting RSU awards to members of the Executive Committee (other than our CEO) on terms consistent with prior year RSU grants.

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COMPENSATION MATTERS

The table below sets forth the allocation of 2019 RSUs, 3-Year PSUs and 5-Year PSUs granted to the NEOs. As reflected in the table below, Mr. Fernandez received 100% of his equity incentive compensation in the form of PSUs.

2019 Equity Mix

VEHICLE	CEO	PRESIDENT/COO/CFO	CHRO	FORMER INTERIM CFO

RSUs	0%	20%	40%	50%

3-Year PSUs	50%	50%	40%	35%

5-Year PSUs	50%	30%	20%	15%

RSUs

RSUs are inherently aligned with the interest of our shareholders because they are linked to share price appreciation. They also increase the retentive value of our overall compensation program. RSUs vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject generally to continued employment with the Company. While these RSU awards do not have explicit performance-vesting conditions, the ultimate value that will be delivered to our NEOs from these awards depends on our future stock price performance.

PSUs

The 3-Year PSUs and 5-Year PSUs granted in 2019 will cliff-vest on February 5, 2022 and February 5, 2024, respectively, subject generally to the executive’s continued employment with the Company and the Company’s level of achievement of the applicable absolute TSR CAGR performance metric measured over a three-year performance period and five-year performance period, respectively. Ms. Huber’s 3-Year PSUs and 5-Year PSUs will cliff vest on May 4, 2022 and May 4, 2024, respectively.

In determining the target value of and appropriate mix for the 2019 PSUs, the Compensation Committee took into consideration the Executive’s performance and potential future contributions, the Executive’s overall career experience, peer group analyses, and the increased risk profile of the compensation program in relation to the Executive (i.e., the introduction of a longer-term performance measurement horizon).

The table below sets forth the target value for each NEO’s equity awards.

NAME	RSUs ($)	3-YEAR PSUs ($)	5-YEAR PSUs ($)

Henry A. Fernandez	–	3,250,000	3,250,000

Linda S. Huber	360,000	900,000	540,000

C. D. Baer Pettit	600,000	1,500,000	900,000

Laurent Seyer	360,000	900,000	540,000

Scott A. Crum	440,000	440,000	220,000

Andrew C. Wiechmann	142,765	99,935	42,829

Kathleen A. Winters	520,000	520,000	260,000

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COMPENSATION MATTERS

The 3-Year PSUs and 5-Year PSUs reflect the right to receive between 0% and 300% and 0% and 200%, respectively, of the target number of shares based on achievement of the TSR CAGR performance metric over the applicable performance period.

The table below sets forth the TSR CAGR performance percentage for the 3-Year PSUs. There will be interpolation (rounded to two decimal places) to derive a TSR CAGR performance percentage that is not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share.

TSR CAGR (%)	PERFORMANCE PERCENTAGE (%)

30.0 (maximum)	300

20.0	200

10.0 (target)	100

9.0	50

8.0 (threshold)	25

< 8.0	No Vesting

The table below sets forth the TSR CAGR performance percentage for the 5-Year PSUs. There will be interpolation (rounded to two decimal places) to derive a TSR CAGR performance percentage that is not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share.

TSR CAGR (%)	PERFORMANCE PERCENTAGE (%)

20.0 (maximum)	200

15.0	150

12.5 (target)	100

10.0 (threshold)	50

<10.0	No Vesting

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COMPENSATION MATTERS

The Compensation Committee established the above TSR performance goal percentages applicable to the 3-Year PSUs and the 5-Year PSUs after considering historical 3- and 5-year TSR performance of S&P 500 companies and MSCI’s business projections. The Compensation Committee believes that the applicable threshold, target, and maximum goals established for both PSU vehicles in 2019 represent rigorous hurdles that would ultimately deliver significant shareholder value creation if achieved, as evidenced by the fact that achievement of the TSR performance goals at the threshold performance levels applicable to the 2019 3-Year PSUs and 5-Year PSUs would translate to substantial growth in our shareholders’ investments over such period, as reflected in the chart below.

The 2019 PSUs contain current and post-employment restrictive covenants, including (i) restrictions against competition, (ii) the solicitation of clients, vendors and employees of the Company and (iii) the use or disclosure of confidential information.

The grant date fair value of the 2019 RSU and PSU awards are included in our “Summary Compensation” Table and “Grants of Plan-Based Awards” Table for 2019 in this Proxy Statement. SEC disclosure rules require that we report, in the year of grant, the total accounting value of equity grants on the grant date rather than over the life of the award.

Ms. Huber’s Sign-on Equity Awards

In connection with the commencement of her employment and appointment as Chief Financial Officer, Ms. Huber was granted a one-time sign-on award of 3-Year PSUs with a grant date value of $500,000 and a one-time sign-on award of RSUs (that cliff-vest on the third anniversary of the grant date) with a grant date value of $500,000.

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COMPENSATION MATTERS

Mr. Wiechmann’s One-Time Retention Equity Award

In connection with his appointment as Interim Chief Financial Officer and Treasurer, Mr. Wiechmann was granted a one-time retention award of RSUs with a grant date value of $500,000 which cliff-vest on the third anniversary of the grant date.

Former Chief Financial Officer and Treasurer Equity Awards

As a result of Ms. Winters’ resignation on March 1, 2019, all outstanding and unvested equity awards held by her as of such date were forfeited in their entirety pursuant to their terms.

Special 2015 PSU Award Payout

The five-year performance period applicable to the third tranche of the special one-time PSUs awarded on January 27, 2015 to Mr. Pettit concluded on December 31, 2019, and resulted in the following level of achievement:

PERFORMANCE METRIC	PERFORMANCE PERIOD: 2015-2019

	TARGET	ACHIEVEMENT	% PAYOUT

ROIC	12.95%	18.50%	110%

For information regarding the actual number of PSUs that Mr. Pettit received following the performance adjustment, please refer to our 2019 proxy statement.

2017 PSU Award Payout

The three-year performance period applicable to the PSUs granted to Mr. Wiechmann on February 7, 2017 concluded on February 5, 2020 and resulted in the following level of achievement:

PERFORMANCE METRIC	PERFORMANCE PERIOD: 2017-2020

	TARGET	ACHIEVEMENT	% PAYOUT

TSR CAGR	10.00%	30.00%	300%

Following the performance adjustment, Mr. Wiechmann received 6,588 PSUs which vested and converted to shares on February 13, 2020.

2020 Long-Term Equity Incentive Compensation Program

On January 28, 2020, the Compensation Committee approved changes to the mix of equity granted to our NEOs in furtherance of our “owner-operator” approach to executive compensation and to encourage our NEOs to focus on creating long-term shareholder value. As reflected in the table below, the changes from the 2019 Equity Mix (see page 67 of this Proxy Statement) were as follows:

•	Mr. Fernandez, who receives all of his equity incentive compensation in the form of PSUs, will now be receiving a greater percentage of 5-Year PSUs.

•	Similar to Mr. Fernandez, Mr. Pettit will now receive all of his equity incentive compensation in the form of PSUs.

•	Our other NEOs generally will be receiving a greater portion of their equity incentive compensation in the form of PSUs.

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COMPENSATION MATTERS

2020 Equity Mix

Percentages in parenthesis are the changes from the 2019 Equity Mix set forth on page 67 of this Proxy Statement.

VEHICLE	CEO	PRESIDENT	OTHER NEOS(1)

RSUs	0%	0% (-20%)	30% (-10%)

3-Year PSUs	40% (-10%)	50%	35% (-5%)

5-Year PSUs	60% (+10%)	50% (+20%)	35% (+15%)

(1) The 2019 Equity Mix for Ms. Huber was: 20% RSUs, 50% 3-Year PSUs and 30% 5-Year PSUs. The 2019 Equity Mix for Mr. Wiechmann was: 50% RSUs, 35% 3-Year PSUs and 15% 5-Year PSUs.

The table below sets forth the target value for each currently employed NEO’s equity awards granted in 2020:

NAME	RSUs ($)	3-YEAR PSUs ($)	5-YEAR PSUs ($)

Henry A. Fernandez	–	3,000,000	4,500,000

Linda S. Huber	540,000	630,000	630,000

C.D. Baer Pettit	–	2,000,000	2,000,000

Scott A. Crum	360,000	420,000	420,000

Andrew C. Wiechmann	150,000	175,000	175,000

Benefits

The Company provides health, welfare and other benefits to remain competitive in hiring and retaining its employees. Our NEOs are eligible to participate in these benefit plans on the same terms and conditions as all other employees. We do not provide any special or enhanced benefits to our NEOs.

In the United States and the United Kingdom, the Company has established defined contribution plans for all eligible employees. Contributions by the Company to these defined contribution plans for our NEOs for the applicable period are disclosed in the “All Other Compensation” column in the Summary Compensation Table below.

Employment Agreements and Perquisites

The Company does not have any individual employment, severance, or similar agreements with its NEOs, and therefore, our NEOs are employees “at will.” As a result, the Company is not contractually bound to compensate the NEOs in a specific manner or amount, and has the flexibility to alter or revise its compensation programs as circumstances dictate. Based on the Company’s philosophy that its executive compensation program should be straightforward and directly linked to performance, the compensation program for the NEOs does not include any of the following pay practices:

•	Employment or severance agreements;

•	Excise tax gross-ups; or

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COMPENSATION MATTERS

•	Supplemental executive retirement benefits.

Information on post-termination and change in control payments to our NEOs, assuming a qualifying event occurred as of December 31, 2019, is provided in the section titled “Potential Payments upon Termination or Change in Control,” on page 81 of this Proxy Statement.

STOCK OWNERSHIP GUIDELINES

The Compensation Committee believes that significant stock ownership at the senior-most levels of MSCI’s leadership (e.g., the Executive Committee), which includes our executive officers, aligns management’s interests with those of our shareholders and encourages an “owner-operator” mindset. As part of the Compensation Committee’s ongoing assessment of the Company’s compensation policies and practices to ensure furtherance of the goals identified above and for alignment with best practices, effective January 1, 2019, the Compensation Committee adopted the more rigorous stock ownership guidelines detailed below. As of the date of this Proxy Statement, all Executive Committee members, including our NEOs, are in compliance with both the pre-2019 Stock Ownership Guidelines and the current Stock Ownership Guidelines. Our Chief Executive Officer significantly exceeds his applicable stock ownership guidelines (see page 39 of this Proxy Statement for additional details).

POSITION	STOCK OWNERSHIP GUIDELINES (EFFECTIVE 2019)	STOCK OWNERSHIP GUIDELINES (PRE-2019)

Chief Executive Officer	6x base salary	6x base salary

President & Chief Operating Officer / Chief Financial Officer	4x base salary	3x base salary

Executive Officer	3x base salary	3x base salary

Executive Committee	3x base salary	2x base salary

All Executive Committee members are required to meet the applicable ownership guidelines under the current Stock Ownership Guidelines within five years following the date of such executive’s appointment to the Executive Committee (or, if later, five years from January 1, 2019). For the purpose of determining whether each individual is in compliance with these stock ownership guidelines and requirements, the following are counted towards satisfaction of the minimum ownership requirements:

(1)	shares beneficially owned individually, directly or indirectly;
(2)	shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly; and
(3)

“Net Shares” underlying unvested RSUs, unvested PSUs (solely to the extent of any award minimum—i.e., any unvested PSUs that are subject to achievement of outstanding performance goals are not counted), “in-the money” vested stock options and any other vested or unvested equity awards (as determined in the Compensation Committee’s discretion).

“Net Shares” means the number of shares that would remain if the shares underlying the equity awards are sold or withheld by the Company to (i) pay the exercise price of a stock option, (ii) satisfy any tax withholding obligations (assuming a tax rate of 50%) or (iii) satisfy any other applicable transaction costs.

72      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

Until the expected ownership levels are achieved, each Executive Committee member is required to retain 50% of the Net Shares resulting from the vesting, settlement or exercise, as applicable of all stock options, RSUs, PSUs or other equity awards granted to such executive.

The Compensation Committee determined that increasing the share ownership multiples for the President and Chief Operating Officer and Chief Financial Officer better reflected alignment with the broader responsibilities of those roles and streamlining the ownership levels for all members of the Executive Committee (e.g., eliminating different treatment among executive officer and non-executive officer members of the Executive Committee) better reflected the equal contributions of Executive Committee members as the Company moves towards a more integrated approach to client service and product creation.

The summary of the current Stock Ownership Guidelines provided herein is qualified in its entirety by the full text of the Stock Ownership Guidelines, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on May 3, 2019.

Other Policies

CLAWBACK POLICY

Effective February 7, 2019, the Board expanded the Company’s Clawback Policy beyond financial results or operating metrics that were achieved as a result of willful misconduct or intentional or fraudulent conduct. Under the revised Clawback Policy, the Board, acting upon the recommendation of the Compensation Committee, may to the extent permitted by applicable law, recoup any incentive compensation (cash and equity) received by members of the Executive Committee and the Company’s Principal Accounting Officer, in the event of a restatement of financial or other performance-based measures (regardless of whether detrimental conduct has occurred) or in the event that detrimental conduct results in an increased level of performance goal achievement or otherwise causes material financial and/or reputational harm to the Company, as described below.

In the case of a restatement of financial or other performance-based measures, the Board may recover up to the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the two years preceding the date on which the Board determines that the financial or other measure contains a material error.

In the case of detrimental conduct, that in the sole discretion of the Board, has resulted in a level of achievement of a performance-based measure or caused material financial or reputational harm to the Company, the Board may recover incentive compensation received by the person during the two-year period immediately preceding the date on which such person engaged in such detrimental conduct (or the date on which the Compensation Committee discovers that such person engaged in detrimental conduct). Detrimental conduct consists of:

•	willful misconduct or breach of a fiduciary duty with respect to the Company or any of its subsidiaries;

•

conviction of, or having entered a plea bargain or settlement admitting guilt for, any crime of moral turpitude or felony under any applicable law with respect to the Company or any of its subsidiaries;

•	commission of an act of fraud, embezzlement or misappropriation, with respect to the Company or any of its subsidiaries;

•

failure to take action with respect to any acts or conduct described above when taken by another person that such person has actual knowledge of or directing any other person to take any of the actions described above; and

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COMPENSATION MATTERS

•	breach of any restrictive covenant to which such person is subject contained in any applicable agreement or arrangement with the Company or any of its subsidiaries.

The expanded Clawback Policy applies to all incentive compensation (cash and equity) granted on or after February 7, 2019. Incentive compensation granted prior to that date remains subject to the prior Clawback Policy which is described in greater detail in our 2018 proxy statement.

When the final clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) are released, we will review our policy and modify it if necessary to ensure compliance. The summary of the Clawback Policy provided herein is qualified in its entirety by the full text of the Clawback Policy, which was filed as an exhibit to the 2018 Annual Report on Form 10-K.

ANTI-HEDGING AND PLEDGING POLICY

We prohibit all directors and employees, including all NEOs, from hedging or pledging the Company’s common stock or engaging in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures and trading on a short-term basis in the Company’s common stock.

TAX CONSIDERATIONS

The Compensation Committee takes into consideration the tax implications of our executive compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the IRC.

In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests and is necessary to comply with contractual commitments, or to maintain flexibility needed to attract talent, promote retention or recognize and reward desired performance.

COMPENSATION RISK ASSESSMENT

The Compensation Committee believes that the design, implementation and governance of our executive compensation program are consistent with high standards of risk management. Our executive compensation program reflects an appropriate mix of compensation elements, balancing current and long-term performance objectives, cash and equity compensation, and risks and rewards.

•

The compensation framework used for making compensation decisions is multi-faceted as it incorporates multiple metrics over varying time periods and is subject to the application of informed judgment by the Compensation Committee.

•

To further ensure that the interests of our NEOs are aligned with those of our shareholders, a significant portion of executive officer long-term incentive compensation is awarded as equity subject to vesting requirements. RSUs and PSUs typically vest and settle over a three-year or five-year period, as applicable—in the case of RSUs, ratably over three years, and in the case of PSUs, cliff-vesting based on achievement of applicable performance goals at the end of a three-year or five-year performance period, as applicable).

•	Executive Committee members are required to meet the applicable stock ownership guidelines described under “Stock Ownership Guidelines” on page 72 of this Proxy Statement.

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COMPENSATION MATTERS

•	Incentive compensation is subject to the Clawback Policy described under “Clawback Policy” on page 73 of this Proxy Statement.

Based on these features, we believe our executive compensation program effectively (i) ensures that our compensation opportunities do not encourage excessive risk taking, (ii) keeps our NEOs focused on the creation of long-term, sustainable value for our shareholders and (iii) provides competitive and appropriate levels of compensation over time.

The Compensation Committee has reviewed our compensation policies as generally applicable to all of our employees and believes that our policies do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company. Semler Brossy assisted the Compensation Committee with its review of our compensation program by reviewing materials provided by management related to our compensation program, including the Company’s LTIP. The Compensation Committee also reviewed materials prepared by a third-party consultant in 2017 related to certain of the Company’s variable incentive plans, including the AIP, from a risk and governance perspective.

Compensation & Talent Management Committee Report

We, the Compensation & Talent Management Committee of the Board of Directors of MSCI Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the Compensation & Talent Management Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Respectfully submitted,

Linda H. Riefler (Chair)

Wayne Edmunds

Benjamin F. duPont

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COMPENSATION MATTERS

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid or awarded by MSCI to the Company’s NEOs during fiscal years 2019, 2018 and 2017.

2019 Summary Compensation Table

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)(6)(7)(8)	TOTAL ($)

Henry A. Fernandez	2019	1,000,000	—	6,499,950	1,734,320	21,690	9,255,960
Chairman and	2018	1,000,000	—	—	1,800,080	178,374	2,978,454
Chief Executive Officer	2017	950,000	—	—	1,497,580	28,921	2,476,501

Linda S. Huber(9)	2019	425,833		2,799,584	727,320	20,791	3,973,528
Chief Financial Officer

C.D. Baer Pettit	2019	798,256	—	2,999,797	1,406,743	165,788	5,370,583
President	2018	834,666	—	499,981	1,347,926	181,900	2,864,473
	2017	608,254	—	399,922	1,060,787	74,028	2,142,992

Laurent Seyer	2019	602,843	—	1,799,752	1,041,947	138,267	3,582,809
Chief Operating Officer and	2018	630,340	—	264,983	1,121,551	144,766	2,161,640
Chief Client Officer	2017	608,254	—	264,970	1,002,715	101,947	1,977,887

Scott A. Crum	2019	550,000	—	1,099,695	867,160	36,266	2,553,121
Chief Human Resources Officer	2018	550,000	—	379,904	771,460	62,334	1,763,698
	2017	525,000	—	379,912	748,790	32,797	1,686,499

Kathleen A. Winters(10)	2019	112,500	—	1,299,825	—	21,120	1,433,445
Former Chief Financial Officer and	2018	525,000	—	519,926	1,004,620	51,803	2,101,349
Treasurer	2017	525,000	400,000	519,982	974,390	52,375	2,471,747

Andrew C. Wiechmann(11)	2019	406,900	—	849,669	564,850	32,643	1,854,062
Interim Chief Financial Officer and Treasurer (currently Chief Strategy Officer)

(1) Base salaries for Messrs. Pettit and. Seyer were paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.277209, $1.335466 and $1.288674 for fiscal 2019, 2018 and 2017, respectively. Mr. Pettit’s 2019 base salary rate was £625,000. Mr. Seyer’s 2019 base salary rate was £472,000.

(2) The amounts included in this column for Ms. Winters in 2017 include the second installment ($400,000) of the $800,000 sign-on cash bonus that was payable to Ms. Winters pursuant to the terms of her offer letter entered into in connection with the commencement of her employment in 2016.

(3) Represents the grant date fair value of awards granted during each fiscal year, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and does not reflect whether the NEO will actually receive a financial benefit from the award. The awards reported in this column were granted in February 2019 as part of the annual compensation process. The amount included in this column includes for Ms. Huber a one-time sign-on RSU award and one-time sign-on PSU award granted in connection with the commencement of her employment in 2019. The amount included in this column for Mr. Wiechmann in 2019 includes a special RSU award granted to Mr. Wiechmann in connection with his appointment as Interim Chief Financial Officer and Treasurer.

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COMPENSATION MATTERS

Grant Date Fair Value of Stock Units Granted During 2019 ($)

NAME	RSUs	PSUs	TOTAL

Henry A. Fernandez	—	6,499,950	6,499,950

Linda S. Huber	859,838	1,939,746	2,799,584

C.D. Baer Pettit	599,934	2,399,863	2,999,797

Laurent Seyer	359,891	1,439,860	1,799,752

Scott A. Crum	439,848	659,847	1,099,695

Kathleen A. Winters	519,977	779,848	1,299,825

Andrew C. Wiechmann	674,778	174,891	849,669

(4) Represents the annual cash bonus paid for 2019, 2018 and 2017, as applicable, (i) under the 2019 AIP in February 2020 with respect to the 2019 performance year, (ii) under the 2018 AIP in February 2019 with respect to the 2018 performance year and (iii) under the 2017 AIP in February 2018 with respect to the 2017 performance year.

(5) The Company does not offer defined benefit pension plans or a nonqualified deferred compensation plan to NEOs.

(6) The amounts reflected in the “All Other Compensation” column for 2019 include Company matching contributions to the MSCI Inc. 401(k) Retirement Savings Plan of $21,690 for Mr. Fernandez, $13,440 for Ms. Huber, $21,690 for Messrs. Crum and Wiechmann and $13,750 for Ms. Winters. Company contributions to the MSCI Barra Group (UK) Personal Pension Plan for Mr. Pettit in 2019 totaled £62,500 ($79,826) and Mr. Seyer in 2018 totaled £47,200 ($60,284). The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.277209, $1.335466 and $1.288674 for fiscal 2019, 2018 and 2017, respectively.

(7) The amounts included in the “All Other Compensation” column include Company matching contributions to the 2019 UK Medical Coverage for Messrs. Pettit and Seyer in 2019 for £3,491 ($4,459). The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.277209.

(8) In connection with the Company’s payment of its quarterly cash dividend, the “All Other Compensation” column includes for 2019 the payment to the NEOs of dividend equivalents for outstanding RSUs and the outstanding 2015 Special PSU award for Mr. Pettit as follows: $7,351 for Ms. Huber, $81,503 for Mr. Pettit, $73,524 for Mr. Seyer, $14,575 for Mr. Crum, $7,370 for Ms. Winters and $10,953 for Mr. Wiechmann.

2019 DIVIDEND EQUIVALENTS ($)

		OUTSTANDING RSUS

NAME	2015 Special PSUs	1Q 2019	2Q 2019	3Q 2019	4Q 2019	TOTAL

Henry A. Fernandez	—	—	—	—	—	—

Linda S. Huber	—	—	2,198	2,577	2,577	7,351

C.D. Baer Pettit	62,913	4,279	4,279	5,016	5,016	81,503

Laurent Seyer	—	16,922	16,922	19,840	19,840	73,524

Scott A. Crum	—	3,355	3,355	3,933	3,933	14,575

Kathleen A. Winters	—	7,370	—	—	—	7,370

Andrew C. Wiechmann	—	1,328	2,877	3,373	3,373	10,953

(9) Ms. Huber was appointed to serve as the Company’s Chief Financial Officer, effective May 6, 2019.

(10) Ms. Winters resigned from her position as Chief Financial Officer and Treasurer, effective March 5, 2019.

(11) Mr. Wiechmann served as Interim Chief Financial Officer and Treasurer from March 5, 2019 to May 6, 2019.

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COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding awards granted to our NEOs during fiscal 2019.

2019 Grant of Plan-Based Awards Table

NAME	TYPE OF AWARD		GRANT DATE	COMPENSATION COMMITTEE ACTION DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(8)
					THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Henry A. Fernandez	AIP		—	1/29/2019	—	1,400,000	2,100,000	—	—	—	—	—
	PSU	(4)	2/7/2019	1/29/2019	—	—	—	—	26,729	80,187	—	3,249,979
	PSU	(5)	2/7/2019	1/29/2019	—	—	—	—	42,011	84,022	—	3,249,971

Linda S. Huber	AIP		—	4/16/2019	—	950,000	1,425,000	—	—	—	—	—
	RSU	(3)	5/6/2019	4/16/2019	—	—	—	—	—	—	1,586	359,911
	RSU	(7)	5/6/2019	4/16/2019	—	—	—	—	—	—	2,203	499,927
	PSU	(6)	5/6/2019	4/16/2019	—	—	—	—	3,190	9,570	—	499,937
	PSU	(4)	5/6/2019	4/16/2019	—	—	—	—	5,742	17,226	—	899,886
	PSU	(5)	5/6/2019	4/16/2019	—	—	—	—	5,501	11,002	—	539,923

C.D. Baer Pettit	AIP		—	1/29/2019	—	1,048,341	1,572,512	—	—	—	—	—
	RSU	(3)	2/7/2019	1/29/2019	—	—	—	—	—	—	3,489	599,934
	PSU	(4)	2/7/2019	1/29/2019	—	—	—	—	12,336	37,008	—	1,499,934
	PSU	(5)	2/7/2019	1/29/2019	—	—	—	—	11,633	23,266	—	899,929

Laurent Seyer	AIP		—	1/29/2019	—	934,827	1,402,241	—	—	—	—	—
	RSU	(3)	2/7/2019	1/29/2019	—	—	—	—	—	—	2,093	359,891
	PSU	(4)	2/7/2019	1/29/2019	—	—	—	—	7,401	22,203	—	899,888
	PSU	(5)	2/7/2019	1/29/2019	—	—	—	—	6,980	13,960	—	539,973

Scott A. Crum	AIP		—	1/29/2019	—	700,000	1,050,000	—	—	—
	RSU	(3)	2/7/2009	1/29/2019	—	—	—	—	—	—	2,558	439,848
	PSU	(4)	2/7/2019	1/29/2019	—	—	—	—	3,618	10,854	—	439,913
	PSU	(5)	2/7/2019	1/29/2019	—	—	—	—	2,843	5,686	—	219,934

Kathleen A. Winters (9)	AIP		—	1/29/2019	—	800,000	1,200,000	—	—	—	—	—
	RSU	(3)	2/7/2019	1/29/2019	—	—	—	—	—	—	3,024	519,977
	PSU	(4)	2/7/2019	1/29/2019	—	—	—	—	4,276	12,828	—	519,919
	PSU	(5)	2/7/2019	1/29/2019	—	—	—	—	3,360	6,720	—	259,930

Andrew C. Wiechmann	AIP		—	1/29/2019	—	461,547	692,321	—	—	—	—	—
	RSU	(3)	2/7/2009	1/29/2019	—	—	—	—	—	—	1,017	174,873
	RSU	(7)	3/5/2019	3/5/2019	—	—	—	—	—	—	2,671	499,904
	PSU	(4)	2/7/2019	1/29/2019	—	—	—	—	1,007	3,021	—	122,441
	PSU	(5)	2/7/2019	1/29/2019	—	—	—	—	678	1,356	—	52,450

(1) Represents the target and maximum payouts with respect to the AIP. There are no threshold or minimum payouts under the AIP. For additional information regarding the AIP, see “Compensation Discussion and Analysis–Variable Compensation–Annual Incentive Plan” above.

(2) AIP payments for Messrs. Pettit and. Seyer were paid in British pounds sterling and converted to U.S. dollars using the 2019 fiscal year average of daily spot rates of £1 to $1.277209. Mr. Pettit’s 2019 AIP payment was £785,000 and Mr. Seyer’s 2019 AIP was £700,000.

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COMPENSATION MATTERS

(3) Represents service vesting RSUs granted during 2019. The RSUs vest in three annual installments of 34%, 33% and 33% beginning on the first anniversary of the grant date.

(4) Represents PSUs granted during 2019, which cliff-vest at the end of a three-year performance cycle from February 6, 2019 to February 5, 2022, based on achievement of a TSR CAGR performance metric. Ms. Huber’s PSUs cliff-vest at the end of a three-year performance cycle from May 5, 2019 to May 4, 2022. The actual number of PSUs will be determined at the end of the performance period and may be adjusted down to 0% or up to 300% of the target amount.

(5) Represents PSUs granted during 2019, which cliff-vest at the end of a five-year performance cycle from February 6, 2019 to February 5, 2024, based on achievement of a TSR CAGR performance metric. Ms. Huber’s PSUs cliff-vest at the end of a five-year performance cycle from May 5, 2019 to May 4, 2024. The actual number of PSUs will be determined at the end of the performance period and may be adjusted down to 0% or up to 200% of the target amount.

(6) Represents one-time Special PSUs granted to Ms. Huber in connection with her appointment as the Company’s Chief Financial Officer. Such PSUs cliff-vest at the end of a three-year performance cycle from May 5, 2019 to May 4, 2022. The actual number of PSUs will be determined at the end of the performance period and may be adjusted down to 0% or up to 300% of the target amount.

(7) For Ms. Huber, reflects a one-time sign-on RSU award granted in connection with the commencement of her employment in 2019. For Mr. Wiechmann, reflects a one-time special RSU award granted in connection with his appointment as Interim Chief Financial Officer and Treasurer in 2019. Each of Ms. Huber’s and Mr. Wiechmann’ s one-time special RSU awards service vest on the third anniversary of the grant date.

(8) Represents the grant date fair value of stock awards as computed in accordance with FASB ASC Subtopic 718-10. The grant date fair value for these stock awards was based on the closing price of MSCI’s common shares on the trading day preceding the grant date or service inception date as the case may be.

(9) Ms. Winters resigned from her position as Chief Financial Officer and Treasurer, effective March 5, 2019. All outstanding and unvested equity awards held by her as of such date were forfeited in their entirety pursuant to their terms.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the number of shares covered by exercisable and unexercisable stock options and outstanding RSUs and PSUs held by each of our NEOs on December 31, 2019, which units remain subject to forfeiture and cancellation provisions.

	OPTION AWARDS				STOCK AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (MM/DD/YYYY)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Henry A. Fernandez	—	—	—	—	—	—	164,209	42,395,480

Linda S. Huber	—	—	—	—	3,789	978,244	28,228	7,287,905

C.D. Baer Pettit	—	—	—	—	7,377	1,904,594	60,274	15,561,541

Laurent Seyer	—	—	—	—	4,344	1,121,534	36,163	9,336,563

Scott A. Crum	—	—	—	—	5,784	1,493,313	16,540	4,270,297

Kathleen A. Winters	—	—	—	—	—	—	—	—

Andrew C. Wiechmann	—	—	—	—	4,961	1,280,831	15,261	3,940,085

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(1) Represents RSUs and PSUs outstanding as of December 31, 2019 for which performance conditions have been met, but remain subject to forfeiture and cancellation provisions. This column does not give effect to retirement provisions for Messrs. Fernandez and Pettit. Equity awards granted to employees eligible for retirement treatment vest on the date retirement eligibility is attained. Messrs. Fernandez and Pettit became eligible for retirement treatment by satisfying one of the following conditions: age 50 with 12 years as a Managing Director, at age 50 with 15 years as an officer, at least age 55 with 5 years of service (the sum of age plus years of service must equal or exceed 65) or 20 years of service. The number of RSUs and PSUs for which performance conditions have been met included in this table vest on the following dates for each NEO:

	NUMBER OF RSUs AND PSUs BY VESTING DATE (#)

NAME	2/6/20	2/7/20	5/6/20	2/6/21	2/7/21	5/6/21	2/7/22	3/5/22	5/6/22

Henry A. Fernandez	—	—	—	—	—	—	—	—	—

Linda S. Huber	—	—	529	—	—	529	—	—	2,731

C.D. Baer Pettit	1,228	2,595	—	1,228	1,163	—	1,163	—	—

Laurent Seyer	651	1,647	—	651	698	—	697	—	—

Scott A. Crum	933	2,213	—	933	853	—	852	—	—

Kathleen A. Winters	—	—	—	—	—	—	—	—	—

Andrew C. Wiechmann	368	876	—	368	339	—	339	2,671	—

(2) The market value of outstanding RSUs and PSUs is based on a share price of $258.18, the closing price of MSCI Inc. common stock on December 31, 2019, rounded to the nearest whole number.

(3) Represents outstanding PSUs held on December 31, 2019 that remain subject to performance adjustment and forfeiture provisions. This column does not give effect to retirement provisions for Messrs. Fernandez and Pettit. These numbers represent PSUs each NEO would receive assuming maximum attainment of the applicable performance goals.

2017 and 2018 PSUs, subject to forfeiture

	NUMBER OF 2017 PSUs AT 300% (MAXIMUM) VESTING BY DATE (#)	NUMBER OF 2018 PSUs AT 300% (MAXIMUM) VESTING BY DATE (#)

NAME	2/5/2020	2/4/21

Andrew C. Wiechmann	6,588	4,296

2019—5 Year PSU Award-Unadjusted, subject to forfeiture

NAME	NUMBER OF PSUs AT 200% (MAXIMUM) VESTING (#)

Henry A. Fernandez	84,022

Linda S. Huber	11,002

C.D. Baer Pettit	23,266

Laurent Seyer	13,960

Scott A. Crum	5,686

Andrew C. Wiechmann	1,356

80      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

2019—3 Year Special PSU Award-Unadjusted, subject to forfeiture

NAME	NUMBER OF PSUs AT 300% (MAXIMUM) VESTING (#)

Linda S. Huber	9,570

OPTION EXERCISES AND STOCK VESTED

The following table contains information with regard to stock options exercised by our NEOs and vesting and conversion of restricted stock held by the NEOs during fiscal 2019.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(2)	VALUE REALIZED ON VESTING ($)(1)(2)

Henry A. Fernandez	49,774	10,973,644	870,633	152,247,593

Linda S. Huber	—	—	—	—

C.D. Baer Pettit	—	—	254,255	44,416,702

Laurent Seyer	—	—	184,206	34,347,903

Scott A. Crum	—	—	88,352	15,439,073

Kathleen A. Winters	—	—	98,932	17,286,113

Andrew C. Wiechmann	—	—	7,775	1,355,568

(1) The value realized for stock awards is based on the closing price of MSCI common stock on the stock vesting date.

(2) The amount in this column includes the one-time special RSU retention award granted to Mr. Seyer on December 16, 2016 with respect to 24,832 shares that service vested on December 16, 2019. The one-year Adjusted EBITDA goal applicable for Section 162(m) purposes to the special retention RSU award granted to Mr. Seyer on December 16, 2016 was achieved on December 31, 2017 at $659.2 million (in full satisfaction of the $450 million target), as certified by the Compensation Committee on February  2, 2018.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan

In the event of a change in control of the Company, Executive Committee members, including all of our NEOs, would be entitled to benefits under the MSCI Inc. Change in Control Severance Plan (the “CIC Plan”), which was adopted by the Board of Directors in May 2015. The CIC Plan covers participants identified on a schedule attached to the CIC Plan (subject to any additions to or removals from the participant list by the Compensation Committee), including the Company’s CEO, CFO and the Company’s other NEOs. In the event of a “Qualifying Termination” (as defined in the CIC Plan), participants will receive the severance payments and benefits specified in the CIC Plan. Severance payments and benefits under the CIC Plan are subject to a “double-trigger” as both a change in control and a termination of the

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participant’s employment by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the CIC Plan) are required in order for the participant to qualify for payments and benefits. The CIC Plan does not include any golden parachute excise tax gross-up provisions. Any severance payments and benefits under the CIC Plan are subject to execution of an agreement by the CIC Plan participant releasing claims against the Company. Participants are also obligated to comply with confidentiality, non-solicitation and non-disparagement covenants under their release agreement.

Annual Incentive Plan

In the event of a change in control (as defined in the AIP), unless otherwise determined by the Compensation Committee, the performance period applicable to any outstanding AIP cash bonus award will cease as of the date immediately prior to the change in control. The portion of any such award based on performance metrics (other than KPIs) will be payable based on the higher of (i) the Company’s actual achievement of the performance metrics (other than KPIs) for the prorated period ending immediately prior to the change in control and (ii) 100%. The portion of any such award based on KPIs will be payable at 100% of the target KPIs. All awards will be payable by the Company (or the successor or survivor entity) within 60 days of the date of the change in control, prorated for the portion of the applicable performance period that elapsed prior to the change in control. If the Company’s successor will not be implementing a comparable annual incentive plan for the remaining portion of the year in which the change in control occurs, the Compensation Committee may, in its discretion, elect not to prorate the awards. If any AIP participant is eligible to receive a prorated annual bonus for the year in which the change in control occurs pursuant to any other change in control severance plan, including the CIC Plan, the individual’s prorated annual bonus payable under such other plan will be reduced by the amount of the bonus paid under the AIP.

Equity Acceleration

The descriptions of equity acceleration provisions below apply to the applicable outstanding equity awards as of December 31, 2019.

Terminations Other than due to Death, Disability, Involuntary Termination Without Cause, Governmental Service or Retirement. Upon termination of an NEO’s employment for any reason other than due to death, disability, involuntary termination without cause, certain governmental service or retirement (as such terms are defined in the applicable award agreement), his or her unvested RSUs and PSUs will generally be cancelled immediately. Equity awards granted to NEOs who are eligible for retirement treatment are cancelled following a termination for cause.

Death or Disability. Upon termination of an NEO’s employment due to death or “disability” (as defined in the applicable award agreement):

•	RSUs. RSUs will vest and convert into shares within 30 days of the termination date.

•	2017-2019 PSUs. PSUs will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

Involuntary Termination. If the Company terminates an NEO’s employment without “cause” (as defined in the applicable award agreement) and he or she signs and does not revoke an agreement and release of claims satisfactory to the Company within 60 days of the termination date:

•

2017 and 2018 RSUs. If the NEO is not eligible for retirement treatment as of the termination date, RSUs will vest and convert into shares within 60 days of the termination date. If the NEO is eligible for retirement treatment, RSUs will vest and convert into shares at any time, determined in the discretion of the Compensation Committee, during the period

82      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

commencing on January 1 of the year following the year of termination and ending on the one-year anniversary of the termination date (or, 15 days following the expiration of any non-compete the NEO is subject to, if earlier), but in no event before January 1 of the year following the year of termination.

•

2019 RSUs. A prorated portion of the RSUs will vest and convert to shares on the next regularly scheduled vesting date equal to the product of (i) one-third of the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the applicable 12-month vesting period (rounded up to the next whole month) and (B) the denominator of which is 12 months. However, for NEOs who have achieved “62/10 Retirement Eligibility” (as defined in the applicable award agreement), the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.

•	2017 PSUs and 2018 PSUs. PSUs will service-vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

•

2019 3-Year PSUs. A prorated portion of the target number of PSUs will vest and convert into shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 3-year performance period (rounded up to the next whole month), and (B) the denominator of which is 36 months, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

•

2019 5-Year PSUs. If the termination of employment occurs prior to the second anniversary of the grant date, the PSUs will be forfeited in their entirety. Following the second anniversary of the grant date, a prorated portion of the target number of PSUs will vest and convert into shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 5-year performance period (rounded up to the next whole month), and (B) the denominator of which is 60 months, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prodated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

Governmental Service. Upon termination of an NEO’s employment as a result of commencing certain employment with a governmental employer (as defined in the applicable award agreement):

•	RSUs. RSUs will vest and convert into shares on the termination date or within 60 days thereafter.

•

2017-2019 PSUs. If such termination occurs prior to the adjustment date, the PSUs will be adjusted within a range based on the expected (or actual, if such termination occurs after the end of the performance period) achievement of the performance metrics for the performance period (which will be determined by extrapolating the performance metrics that have been achieved as of the end of the most recent fiscal quarter prior to the date on which the NEO’s employment terminates) and such adjusted PSUs will vest and convert into shares within 60 days following the termination date. If such termination occurs following the adjustment date, the PSUs will fully vest and convert into shares within 60 days of termination.

Retirement. Upon termination of an NEO’s employment in circumstances that makes him or her eligible for retirement treatment (based on the applicable award agreement):

•

2017 and 2018 RSUs. RSUs will vest and convert into shares at any time, determined in the discretion of the Compensation Committee, during the period commencing on January 1 of the year following the year of termination

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COMPENSATION MATTERS

and ending on the one-year anniversary of the termination date (or, 15 days following the expiration of any non-compete the NEO is subject to, if earlier), but in no event before January 1 of the year following the year of termination.

•

2019 RSUs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” (as such terms are defined in the applicable award agreement) but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the RSUs will vest and convert to shares on the next regularly scheduled vesting date equal to the product of (i) one-third of the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the applicable 12-month vesting period (rounded up to the next whole month) and (B) the denominator of which is 12 months. For NEOs who have achieved “62/10 Retirement Eligibility,” the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.

•

2017 and 2018 PSUs. If retirement eligibility occurs prior to or on the vesting date, the PSUs will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period; except that, if on the adjustment date, the NEO is subject to a non-compete restriction, the PSUs will convert, in the discretion of the Compensation Committee, during the period (x) commencing on the adjustment date and (y) ending on December 31, 2020 or December 31, 2021, as applicable. If such termination occurs after the vesting date (but prior to the adjustment date), the adjusted PSUs will convert into shares on December 31, 2020 or December 31, 2021, as applicable.

•

2019 PSUs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the target number of PSUs will vest and convert to shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 3- or 5-year performance period, as applicable (rounded up to the next whole month), and (B) the denominator of which is 36 or 60 months, as applicable, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

Change in Control. In the event an NEO’s employment is terminated by MSCI without “cause” or by him or her for “good reason,” in each case, within 24 months following a “change in control” (as such terms are defined in the applicable award agreement):

•	RSUs. RSUs will vest and convert into shares within 60 days of the date of termination of employment.

•

2017-2019 PSUs. PSUs will vest and convert to shares within 60 days of the date of termination of employment, and the performance metrics will be deemed to have been achieved at the greater of (i) the actual achievement of the performance metrics for the period commencing on the first day of the performance period and ending on the date immediately prior to the change in control and (ii) 100%.

84      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

The following table represents the amounts to which our NEOs or their estates or representatives, as applicable, would have been entitled to receive had their employment been terminated on December 31, 2019 or had a change in control occurred on December 31, 2019.

Termination or Change in Control

				CHANGE IN CONTROL
NAME(1)	INVOLUNTARY TERMINATION WITHOUT CAUSE- EQUITY AT TARGET PERFORMANCE(1)(2)	TERMINATION DUE TO DEATH, DISABILITY- EQUITY AT TARGET PERFORMANCE(1)(3)	TERMINATION DUE TO GOVERNMENT SERVICE-EQUITY AT TARGET PERFORMANCE(1)(4)	CASH SEVERANCE(5)	BENEFITS AND PERQUISITES- COBRA / UK MEDICAL CONTINUATION PREMIUMS(6)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON (FOLLOWING A CHANGE IN CONTROL)-EQUITY AT TARGET PERFORMANCE(1)(7)

Henry A. Fernandez	$2,108,556	$17,747,293	$17,747,293	$5,354,653	$66,437	$17,747,293

Linda Huber	$793,387	$4,704,556	$4,704,556	$2,751,667	$26,784	$4,704,556

C.D. Baer Pettit(8)	$2,252,104	$8,092,910	$7,089,106	$4,140,149	$12,039	$7,089,106

Laurent Seyer	$1,329,885	$4,834,421	$4,834,421	$3,371,489	$12,039	$4,834,421

Scott A. Crum	$1,319,816	$3,161,414	$3,161,414	$2,691,607	$45,941	$3,161,414

Kathleen A. Winters(9)	—	—	—	—	—	—

Andrew C. Wiechmann	$1,615,949	$2,652,541	$2,652,541	$1,919,360	—	$2,652,541

(1) All values are based on a closing stock price of $258.18 per share as of December 31, 2019. The amounts included in this table also represent values associated with the acceleration of the 2017 PSUs for Mr. Wiechmann. However, Mr. Wiechmann’s 2017 PSUs vested on February 5, 2020 and the ultimate payouts were certified by the Compensation Committee on February 13, 2020. As such, as of the date of this Proxy Statement, the values attributable to the 2017 PSUs reflected in the table above are no longer currently applicable in the event of any future termination of employment or change in control.

(2) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to an involuntary termination without cause (not following a change in control), in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $6,325,668 for Mr. Fernandez, $1,945,903 for Ms. Huber, $4,198,265 for Mr. Pettit, $2,497,375 for Mr. Seyer, $1,890,394 for Mr. Crum and $3,647,825 for Mr. Wiechmann.

(3) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to death or disability, in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $42,395,480 for Mr. Fernandez, $10,736,932 for Ms. Huber, $17,466,135 for Mr. Pettit, $12,260,194 for Mr. Seyer, $5,736,610 for Mr. Crum and $5,220,916 for Mr. Wiechmann.

(4) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to a termination for government service pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $42,395,480 for Mr. Fernandez, $10,736,932 for Ms. Huber, $16,462,331 for Mr. Pettit, $12,260,194 for Mr. Seyer, $5,763,610 for Mr. Crum and $5,220,916 for Mr. Wiechmann.

(5) A lump sum cash payment under our CIC Plan equal to the sum of (1) two times the participant’s base salary and (2) two times the participant’s average annual cash bonus (three-year average annual cash bonus). For more information on our CIC Plan and qualifying terminations of employment thereunder, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control—Change in Control Severance” above.

(6) A lump sum cash payment under our CIC Plan equal to 135% of the approximate amount of COBRA continuation premiums for the participant and his or her eligible dependents for 24 months for the coverage option and level of medical, dental and/or vision coverage in effect for the participant

MSCI INC. PROXY STATEMENT      •      85

COMPENSATION MATTERS

immediately prior to the date of termination (or, in the case of an international participant, equivalent local private medical benefits); provided, however, that such continued participation shall only be provided to an international participant to the extent permitted under the terms of any applicable group health plan and applicable law. For more information on our CIC Plan and qualifying terminations of employment thereunder, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control—Change in Control Severance Plan” above.

(7) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment by the Company without cause or by the NEO for good reason, in each case, within 24 months following a change in control, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $42,395,480 for Mr. Fernandez, $10,736,932 for Ms. Huber, $16,462,331 for Mr. Pettit, $12,260,194 for Mr. Seyer, $5,763,610 for Mr. Crum and $5,220,916 for Mr. Wiechmann.

(8) For Mr. Pettit, excludes unvested but outstanding 2017 & 2018 RSUs, due to the awards’ retirement treatment provision. As of December 31, 2019, the values of these awards at target were $1,003,804. These awards would be cancelled following an involuntary termination for cause (as defined in the award agreement), but would not be cancelled upon a voluntary termination.

(9) Ms. Winters resigned from her position as Chief Financial Officer and Treasurer effective March 5, 2019. In connection with her resignation, Ms. Winters did not receive any additional payments or benefits.

2019 PAY RATIO

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2019:

•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $55,857;

•	the annual total compensation of our Chief Executive Officer was $9,255,960; and

•	the ratio of these two amounts was 165 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

As described in our 2019 proxy statement, due to SEC disclosure rules, we were required to report the total three-year value of PSUs granted to our NEOs, including our CEO in 2016 (the “2016 Multi-Year PSUs”) granted to our CEO as 2016 compensation in the Summary Compensation Table for 2016, rather than reporting the 2016 Multi-Year PSUs on an annualized basis for the years it covers (i.e., reporting one-third of the award value in each of 2016, 2017 and 2018). As such, the CEO Pay Ratio disclosed in last year’s proxy statement for 2018 compensation was 53 to 1. However, an alternative way to view our CEO Pay Ratio for 2018 (as a point of comparison to the CEO Pay Ratio for 2019) is to include the annualized target value of the CEO’s Multi-Year PSUs that is attributable to 2018 (i.e., one-third of the target value of the 2016 Multi-Year PSUs) as part of his 2018 annual total compensation, which would result in a CEO Pay Ratio for 2018 of 159 to 1.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify the median of the annual total compensation of all our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We determined that, as of October 31, 2019, our employee population consisted of 3,414 individuals (of which 21.2% were located in the United States and 78.8% were located in jurisdictions outside the United States). As of December 31, 2019, 62.9% and 37.1% of our employees were located in emerging market centers and developed market centers, respectively. Our employee population consisted of our global workforce of full-time, part-time, seasonal and temporary employees, as described in more detail below.

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COMPENSATION MATTERS

Determining our Median Employee

To identify our “median employee” from our total employee population, we compared the amount of base salary plus actual cash bonus paid for 2019. In making this determination, we annualized the compensation of our full-time employees who were hired in 2019 but did not work for us for the entire fiscal year and permanent part-time employees. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in Mumbai, India, with base wages for the 12-month period ending December 31, 2019 in the amount of $42,955.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2019 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2019 (as set forth in the Summary Compensation Table for 2019 on page 76 of this Proxy Statement).

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COMPENSATION MATTERS

Proposal No. 2—Advisory Vote to Approve Executive Compensation (Say-on-Pay)

The Dodd-Frank Act enables MSCI’s shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules.

For an overview of the compensation of our NEOs, see “Compensation Matters—Compensation Discussion and Analysis—Executive Summary” above.

We are asking for shareholder approval of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which include the disclosures under “Compensation Matters—Compensation Discussion and Analysis” above, the compensation tables included therein and the narrative following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on MSCI, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of MSCI’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. MSCI currently conducts annual advisory votes on executive compensation.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at our 2020 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 2. Abstentions shall not be treated as votes cast.

88      •      MSCI INC. PROXY STATEMENT

Audit Matters

Independent Auditor’s Fees

The following table summarizes the aggregate fees (including related expenses) billed and/or accrued in 2019 and 2018 for professional services provided by PricewaterhouseCoopers LLP (“PwC”). On March 5, 2019, the Audit Committee approved the engagement of PwC as the Company’s independent auditor for 2019. These fees were approved pursuant to the pre-approval policies and procedures described below.

$ IN THOUSANDS	2019	2018

Audit fees(1)	2,680	2,609

Audit-related fees(2)	793	65

Tax fees(3)	1,829	1,681

All other fees(4)	132	601

Total	5,434	4,956

(1) Audit fees consisted of fees billed and/or accrued for (i) audits of our consolidated financial statements included in our Annual Reports on Form 10-K and related services, (ii) reviews of the interim condensed consolidated financial statements included in our quarterly financial statements, (iii) audits of various entities for statutory and other reporting requirements, (iv) comfort letters, consents and other services related to SEC and other regulatory filings and (v) audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002).

(2) In 2019, Audit-related fees consisted of fees billed and/or accrued for (i) fees related to due diligence services pertaining to investment-related activities, (ii) the annual audit of the 401(k) financial statements and other consultations. In 2018, Audit-related fees consisted of fees billed and/or accrued for the annual audit of the 401(k) financial statements and other consultations.

(3) Tax consulting fees related to international and domestic tax matters, including international tax restructuring, in 2019 and 2018 were approximately $1,172,000 and $1,170,000, respectively. Tax fees related to tax compliance assistance in 2019 and 2018 were $657,000 and $511,000, respectively.

(4) In 2019, all other fees primarily consisted of non-recurring fees related to the engagement of the independent auditor to assist the Company with data breach table top exercises. In 2018, all other fees primarily consisted of non-recurring fees related to the engagement of the independent auditor to assist the Company in complying with the European Union General Data Protection Regulation (“GDPR”), which went into effect on May 25, 2018.

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AUDIT MATTERS

Pre-Approval Policy of the Audit Committee of Services Performed by Independent Auditors

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditor to ensure the services do not impair their independence. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent auditors and the estimated fees related to those services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general pre-approval, if it involves a fee in excess of $400,000 or relates to tax planning and advice, it requires a separate pre-approval of the full Audit Committee. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve certain engagements not requiring approval by the full Audit Committee. The Chair must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations. Management reports the actual fees versus pre-approved amounts periodically throughout the year by category of service.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board, which is accessible through the “Corporate Governance” link found on our website’s Investor Relations homepage (http://ir.msci.com). The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the NYSE and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor for the year ended December 31, 2019, PwC, was responsible for auditing the consolidated financial statements included in the Company’s 2019 Annual Report on Form 10-K, expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, as well as reviewing the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held six meetings during the year ended December 31, 2019, and among other things:

•	reviewed and discussed the Company’s quarterly and annual earnings releases;

•

reviewed and discussed the (i) quarterly unaudited consolidated financial statements and related notes and (ii) audited consolidated financial statements and related notes to the consolidated financial statements for the year ended December 31, 2019 with management and PwC;

90      •      MSCI INC. PROXY STATEMENT

AUDIT MATTERS

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•

met with PwC, the internal auditor and Company management in executive sessions to discuss the results of their examinations and evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs;

•	reviewed and discussed the critical accounting policies set forth in the Company’s Annual Report on Form 10-K;

•	reviewed business and financial market conditions, including periodic assessments of risks posed to MSCI’s operations and financial condition; and

•	evaluated the performance of PwC and approved their engagement as the Company’s independent auditor.

The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. This review included discussions by the Audit Committee with management regarding the Company’s consolidated financial statements and with the independent auditor as to the audit thereof, including, among other things, the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

PwC also provided to the Audit Committee the written disclosures and the letters required by the applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and represented that it is independent from the Company. We discussed with PwC their independence from the Company, and considered whether the services they provided to the Company beyond those rendered in connection with their integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, were compatible with maintaining their independence.

During the year ended December 31, 2019, the Audit Committee also received regular updates on the amount of fees and scope of audit, audit-related and tax services provided. Pursuant to the pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditors as described above within “—Pre-Approval Policy of the Audit Committee of Services Performed by Independent Auditors,” the Audit Committee approved, among other things, fees related to the integrated audits, statutory audits, consultations, due diligence services pertaining to investment related activities and certain non-audit services. The Audit Committee also approved certain tax fees consisting of compliance and advisory services related to (i) tax consulting fees related to international and domestic tax matters, including international corporate restructurings, and (ii) tax compliance assistance.

Based on our review and these meetings, discussions and reports described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee’s charter, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s 2019 Annual Report on Form 10-K.

Respectfully submitted,

Wayne Edmunds (Chair)

Robert G. Ashe

Alice W. Handy

Marcus L. Smith

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AUDIT MATTERS

Proposal No. 3—Ratification of the Appointment of MSCI Inc.’s Independent Auditor

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as independent auditors for 2020 and presents this selection to the shareholders for ratification. PwC will audit our consolidated financial statements for 2020 and perform other permissible pre-approved services.

A PwC representative will attend the 2020 Annual Meeting to respond to your questions and will have the opportunity to make a statement if he or she desires to do so. If shareholders do not ratify the appointment, the Audit Committee will reconsider it. Even if shareholders ratify the selection of PwC, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that the change would be in the best interest of the Company.

The Audit Committee periodically reviews the engagement of the independent auditor to assess, among other things, the skills, experience, service levels and costs associated with conducting the annual audit of the Company’s financial statements.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at our 2020 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 3. Abstentions shall not be treated as votes cast.

92      •      MSCI INC. PROXY STATEMENT

Other Matters

Certain Transactions

Transactions with Shareholders. From time to time, shareholders that own more than 5% of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review under our Related Person Transactions Policy described below.

During 2019, BlackRock, Inc., FMR LLC, The Vanguard Group and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. For purposes of full disclosure, revenues recognized by us from subscriptions, licenses and other fees related to our products and services in 2019 from each of these shareholders and/or their respective affiliates are set forth in the table below.

NAME	2019 REVENUES

BlackRock, Inc.	$178.9 million

FMR LLC	$24.8 million

The Vanguard Group	$15.2 million

On February 5, 2020, FMR LLC reported in a Schedule 13G filing that as of the date of filing, it ceased to be a beneficial owner of 5% or more of our common stock.

Transactions with Directors. Sandy C. Rattray is the Chief Investment Officer of Man Group plc. In 2019, Man Group plc and its subsidiaries subscribed to, licensed or otherwise purchased in the normal course of business, certain of the Company’s products and services. Revenues recognized from subscriptions, licenses and other fees related to such products and services in 2019 were approximately $2.3 million.

Related Person Transactions Policy

The Company maintains a written Related Person Transactions Policy (the “Policy”), which governs the approval of related person transactions. The Governance Committee administers the Policy. It is the responsibility of each director, director nominee and executive officer to promptly notify the legal department of transactions in which he or she may be involved. The legal department also conducts diligence and maintains controls and procedures to identify and submit for review and approval any such transactions.

Under the Policy, the legal department determines whether a proposed transaction constitutes a related person transaction requiring review under the Policy and/or disclosure. If the legal department determines that (i) the proposed transaction constitutes a related person transaction or (ii) it would be beneficial to further review the transaction under the Policy, then the legal department may review and approve certain transactions pursuant to delegation from the Governance Committee or refer the transactions to the Governance Committee.

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OTHER MATTERS

When evaluating a proposed Related Person Transaction, the legal department will consider all relevant facts and circumstances, including: (1) the dollar amount of the transaction, the commercial reasonableness of the terms and the purpose of the transaction, as well as the benefit to the Company; (2) whether negotiations were at arm’s length; (3) the terms and conditions of comparable or similar transactions; (4) whether the transaction is provided on terms that may be more favorable than those available to others; (5) the materiality and character of the related person’s interest in the transaction and whether there may be any conflicts of interest; (6) whether the transaction would be considered unusual for one or both of the parties and (7) whether the transaction may impact director independence if applicable.

Other Business

We do not know of any matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on
April 28, 2020. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available free of charge at www.proxyvote.com. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

94      •      MSCI INC. PROXY STATEMENT

Annex A:

Frequently Asked Questions

How do we refer to MSCI Inc. in this Proxy Statement?

We refer to MSCI Inc. as the “Company,” “MSCI,” “we,” “our” or “us” and the Board of Directors of MSCI Inc. as the “Board.” MSCI is incorporated in Delaware and its shares are listed on The New York Stock Exchange under the symbol MSCI. References to “Shares,” “shares” or “shares of our common stock” in this Proxy Statement refer to shares of our common stock, par value $0.01 per share.

What are the date, time and place of the 2020 Annual Meeting?

We will hold the 2020 Annual Meeting on April 28, 2020 at 2:30 P.M. Eastern Time, via the internet at www.virtualshareholdermeeting.com/MSCI2020.

In order to access the virtual annual meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MSCI2020. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Will the 2020 Annual Meeting be webcast?

Yes. You may attend the annual meeting virtually at www.virtualshareholdermeeting.com/MSCI2020, where you will be able to vote electronically and submit questions during the meeting. A webcast replay of the 2020 Annual Meeting will also be archived on our Investor Relations website, http://ir.msci.com/events.cfm, until April 28, 2021.

How do I submit a question at the 2020 Annual Meeting?

You may submit a question during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/MSCI2020. If your question is properly submitted during the relevant portion of the meeting agenda, our Chairman intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together. A webcast replay of the 2020 Annual Meeting, including the Q&A session, will also be archived on our Investor Relations website, http://ir.msci.com/events.cfm, until April 28, 2021.

What if the Company encounters technical difficulties during the 2020 Annual Meeting?

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virutalshareholdermeeting.com/MSCI2020.

If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

MSCI INC. PROXY STATEMENT      •      A-1

ANNEX A

Who may vote at the 2020 Annual Meeting?

You can vote your shares of MSCI common stock at our 2020 Annual Meeting if you were a shareholder at the close of business on March 3, 2020 (the “record date”). As of March 3, 2020, there were 85,014,750 shares of MSCI common stock outstanding. Each share of MSCI common stock entitles you to one vote on each matter voted on at the annual meeting of shareholders.

A majority of the shares of MSCI common stock outstanding at the close of business on the record date must be present in order to hold the meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the 2020 Annual Meeting if you vote through the internet at the virtual annual meeting of shareholders or properly submit your proxy prior to the 2020 Annual Meeting.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we are making this Proxy Statement and our 2019 Annual Report on Form 10-K (including any amendments thereto) available to our shareholders over the internet. As a result, unless you have previously requested electronic access to our proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2019 Annual Report on Form 10-K (including any amendments thereto) over the internet, how to request a paper or email copy of these materials and how to vote by mail, telephone or via the internet. We will mail the Notice of Internet Availability of Proxy Materials on or about March 18, 2020. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.

In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of shareholders on the environment. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it. See “How do I sign up for electronic delivery of proxy materials?” below for further information on electing to receive proxy materials electronically.

What is the difference between holding shares as a “record holder” and as a beneficial owner of shares held in “street name”?

Record Holder. If your shares are registered directly in your name with MSCI’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (including its affiliates, “Broadridge”), you are considered a “record holder” with respect to those shares, and the Notice of Internet Availability of Proxy Materials will be sent directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account with a brokerage firm, bank, broker dealer, or other intermediary, then you are considered a beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials and other proxy materials will be forwarded to you by that intermediary. As a beneficial owner of shares held in “street name,” you have the right to direct that intermediary on how to vote the shares held in your account by following their instructions for voting and using their forms. If you do not provide your brokerage firm, bank, broker dealer or other intermediary with instructions on how to vote your shares, such intermediary or intermediary nominee will be able to vote your shares only with respect to the proposal related to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2020.

A-2      •      MSCI INC. PROXY STATEMENT

ANNEX A

How do I vote my shares?

You may direct your vote by internet, telephone or mail. Your vote must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	IF YOU ARE A SHAREHOLDER OF RECORD:	IF YOU ARE A BENEFICIAL HOLDER OF SHARES HELD IN “STREET NAME”:

By Internet Prior to the 2020 Annual Meeting* (24 hours a day):	www.proxyvote.com	www.proxyvote.com

By Internet During the 2020 Annual Meeting* (24 hours a day):	www.virtualshareholdermeeting.com/MSCI2020	www.virtualshareholdermeeting.com/MSCI2020

By Telephone* (24 hours a day):	1-800-690-6903	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.

By Mail:	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.

* While MSCI and Broadridge do not charge any fees for voting by internet or telephone, there may be related costs from other parties, such as usage charges from internet access providers and telephone companies, for which you are responsible.

How does the Board recommend that I vote and what vote is required for adoption or approval of each matter to be voted on?

PROPOSAL NO.	PROPOSAL	VOTE REQUIRED	DIRECTORS’ RECOMMENDATION

1	Election of Directors	Number of votes cast “FOR” exceeds number of votes cast “AGAINST” for each director	FOR all nominees

2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the approval of the Executive Compensation of our NEOs

3	Ratification of the Appointment of MSCI’s Independent Auditor	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the ratification of the appointment of PricewaterhouseCoopers LLP

How will my shares be voted if I do not give specific voting instructions and what are broker non-votes?

Record Holders. If you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement (e.g., “FOR” for Proposal No. 1, No. 2 and No. 3) and in their discretion regarding any other matters properly presented for a vote at our 2020 Annual Meeting. As of the date of this

MSCI INC. PROXY STATEMENT      •      A-3

ANNEX A

Proxy Statement, we did not know of any proposals or matters to be raised at the 2020 Annual Meeting other than those presented in this Proxy Statement.

Beneficial Owners of Shares Held in “Street Name.” Broker non-votes occurs when your brokerage firm, bank, broker dealer or other intermediary has not received specific voting instructions from you with respect to shares held in “street name” and the broker does not have discretionary voting authority with respect to a proposal. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares only on discretionary items but not on non-discretionary items, as determined by the NYSE.

•

Non-discretionary items. The following proposals are considered “non-discretionary” items: Proposal No. 1—election of directors and Proposal No. 2—approve, by non-binding vote, our executive compensation.

•

Discretionary item. Proposal No. 3—the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2020 is a “discretionary” item. NYSE member brokers that do not receive voting instructions from beneficial owners of shares held in “street name” may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes are not counted for purposes of Proposal Nos. 1 and 2 and will therefore have no effect on the outcome of these proposals. Therefore, if you hold your shares in an account with a brokerage firm, bank, a broker dealer or other intermediary, it is critically important that you submit your voting instructions if you want your shares to count for the non-discretionary items listed above.

What are my choices for casting my vote on each matter to be voted on?

PROPOSAL NO.	PROPOSAL	VOTING OPTIONS	EFFECT OF ABSTENTIONS

1	Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a “vote cast”

2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”

3	Ratification of the Appointment of MSCI’s Independent Auditor	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”

What happens if a director does not receive a majority of the votes required for his or her re-election?

Under the laws of Delaware (our state of incorporation), if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” However, our Bylaws provide that, in order for an incumbent director to become a nominee of the Board, the director must submit an irrevocable resignation as director that becomes effective if (i) he or she does not receive a majority of the votes cast in an uncontested election and (ii) the Board accepts the resignation. If a director does not receive a majority of the votes cast in an uncontested election, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision within 90 days after the election results are certified.

A-4      •      MSCI INC. PROXY STATEMENT

ANNEX A

How do I revoke or change my proxy?

If you are a “record holder,” you can revoke or change your proxy at any time before your shares are voted, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, by:

•	Voting again by internet or by telephone (only your last internet or telephone proxy submitted prior to the meeting will be counted);

•	Signing and returning a new proxy card with a later date; or

•	Voting by internet while attending the virtual annual meeting (attending the annual meeting by internet does not revoke your proxy unless you vote by internet during the virtual annual meeting).

If you are a “record holder,” you may also revoke your proxy by giving written notice of revocation to c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, which must be received no later than 5:00 P.M. Eastern Time, on April 27, 2020.

If you are a beneficial owner of shares held in “street name,” you may revoke your proxy by following the instructions your brokerage firm, bank, broker dealer or other intermediary provides.

Will my vote be confidential?

Our Bylaws provide that your individual vote is confidential and will not be disclosed to any officer, director or employee of MSCI, except as required by law and in certain limited circumstances such as when you request or consent to disclosure, and make a request or comment on the proxy card.

Where can I find the voting results of the 2020 Annual Meeting?

We expect to announce the preliminary voting results at the 2020 Annual Meeting. The final voting results will be tallied by representatives of Broadridge, our inspector of elections, and will be subsequently published by us by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2020 Annual Meeting.

Who will pay for the cost of the proxy solicitation?

We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our 2020 Annual Meeting. Proxies may be solicited on our behalf by directors, officers, employees or agents in person or by telephone, electronic transmission and facsimile transmission. Our directors, officers and employees will receive no additional compensation for any such solicitation.

We have also hired Saratoga Proxy Consulting LLC (“Saratoga”), 520 8th Avenue, New York, NY 10018, to assist in the distribution and solicitation of proxies. We will pay Saratoga a fee of $10,000, plus reasonable expenses, for these services. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

How do I sign up for electronic delivery of proxy materials?

Shareholders can access this Proxy Statement and our 2019 Annual Report on Form 10-K via the internet at www.proxyvote.com by following the instructions outlined on the secure website. For future annual meetings of shareholders, shareholders can consent to accessing our proxy materials, including the Notice of Internet Availability of Proxy Materials, our 2019 Annual Report on Form 10-K and the Proxy Statement, electronically in lieu of receiving hard

MSCI INC. PROXY STATEMENT      •      A-5

ANNEX A

copies by mail. To receive our proxy materials electronically, you will need access to a computer and an email account. If you vote through the internet at www.proxyvote.com, you will be prompted to consent to receiving proxy materials electronically in future years. To consent to electronic delivery, when prompted, you must indicate that you agree to receive such materials electronically in future years.

Shareholders that wish to revoke their request for electronic delivery may do so at any time without charge, by contacting us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.

If you hold your shares through a brokerage firm, bank, broker dealer or other intermediary and you have not already done so, you can choose electronic delivery of our proxy materials by contacting such intermediary. You may also update your email address by contacting such intermediary.

What is householding?

Consistent with notices sent to shareholders of record sharing a single address, we will send only one copy of each of the Notice of Internet Availability of Proxy Materials, our 2019 Annual Report on Form 10-K and this Proxy Statement to that address unless we have received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of each of the Notice of Internet Availability of Proxy Materials, our 2019 Annual Report on Form 10-K or this Proxy Statement as follows:

•

Shareholders wishing to discontinue or begin householding, should contact us in writing at c/o Corporate Secretary at MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•

Any householded shareholder may request prompt delivery of a copy of each of the Notice of Internet Availability of Proxy Materials, our 2018 Annual Report on Form 10-K or the Proxy Statement, as applicable, by contacting us at (212) 981-7465 or by writing to us at Investor Relations, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com. Instructions for requesting such materials are also included in the Notice of Internet Availability of Proxy Materials.

How can I submit a shareholder proposal at the 2021 annual meeting of shareholders?

Shareholders intending to present a proposal at the 2021 annual meeting of shareholders under SEC Rule 14a-8 to request that the proposal be included in next year’s Proxy Statement must submit the proposal to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by email to corporatesecretary@msci.com. We must receive the proposal by no later than November 18, 2020. If we hold our 2021 annual meeting of shareholders more than 30 days before or after April 28, 2021 (the one-year anniversary date of the 2020 Annual Meeting), we will disclose the new deadline by which shareholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Shareholders intending to present a proposal at the 2021 annual meeting of shareholders, but not for inclusion of the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements

A-6      •      MSCI INC. PROXY STATEMENT

ANNEX A

set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders.

Therefore, the Company must receive notice of such a proposal or nomination for the 2021 Annual meeting of shareholders no earlier than December 29, 2020 and no later than January 28, 2021. The notice must contain the information required by our Bylaws, a copy of which is available upon request to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.

How can I submit a recommendation for a director candidate?

The Governance Committee oversees searches for and identifies qualified individuals for membership on MSCI’s Board. See “Corporate Governance—Director Qualifications” above.

Shareholders may make recommendations for consideration by the Governance Committee at any time. To recommend a director candidate for consideration by the Governance Committee, a shareholder must submit a written notice which demonstrates that it is being submitted by a shareholder of MSCI and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. There is no difference in the manner in which the Governance Committee evaluates nominees proposed by shareholders and those identified by the Governance Committee. Shareholders must send recommendations to the Governance Committee, c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.

How do I communicate with individual directors or the Board as a group?

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Board at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Correspondence that is unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Board.

How do I report issues regarding accounting, internal controls and other auditing matters?

Any interested parties may report potential issues regarding accounting, internal controls and other auditing matters. The communication should be marked “Personal and Confidential” and sent to MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, Attention: Chair of the Audit Committee of MSCI Inc., in care of the General Counsel. Our Procedures for Submission of Ethical or Accounting Related Complaints are available on our website. To access this document, click on the “Corporate Governance” link found on our website’s Investor Relations homepage (http://ir.msci.com).

MSCI INC. PROXY STATEMENT      •      A-7

Annex B: Supplemental Financial Information

Non-GAAP Financial Measures

Full-Year 2019 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	COMPARISON OF THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	TOTAL	RECURRING SUBSCRIPTION	ASSET- BASED FEES	NON-RECURRING REVENUES

INDEX	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE

Operating revenue growth	10.2%	11.2%	7.5%	31.7%

Impact of acquisitions and divestitures	—%	—%	—%	—%

Impact of foreign currency exchange rate fluctuations	—%	(0.1%)	0.1%	—%

Organic operating revenue growth	10.2%	11.1%	7.6%	31.7%

	TOTAL	RECURRING SUBSCRIPTION	ASSET- BASED FEES	NON-RECURRING REVENUES

ANALYTICS	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE

Operating revenue growth	3.5%	2.5%	—%	89.9%

Impact of acquisitions and divestitures	4.0%	3.9%	—%	21.3%

Impact of foreign currency exchange rate fluctuations	—%	(0.1%)	—%	0.2%

Organic operating revenue growth	7.5%	6.3%	—%	111.4%

MSCI INC. PROXY STATEMENT      •      B-1

ANNEX B

	TOTAL	RECURRING SUBSCRIPTION	ASSET- BASED FEES	NON-RECURRING REVENUES

ALL OTHER	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE

Operating revenue growth	18.0%	19.4%	—%	(21.0%)

Impact of acquisitions and divestitures	(0.1%)	(0.1%)	—%	(1.5%)

Impact of foreign currency exchange rate fluctuations	3.6%	3.6%	—%	2.8%

Organic operating revenue growth	21.5%	22.9%	—%	(19.7%)

	TOTAL	RECURRING SUBSCRIPTION	ASSET- BASED FEES	NON-RECURRING REVENUES

CONSOLIDATED	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE

Operating revenue growth	8.6%	8.2%	7.5%	35.4%

Impact of acquisitions and divestitures	1.4%	1.8%	—%	2.4%

Impact of foreign currency exchange rate fluctuations	0.3%	0.3%	0.1%	0.4%

Organic operating revenue growth	10.3%	10.3%	7.6%	38.2%

Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	YEARS ENDED

IN THOUSANDS (EXCEPT PERCENTAGES)	DEC. 31, 2019	DEC. 31, 2018	DEC. 31, 2017(1)

Index Adjusted EBITDA	$670,188	$607,853	$522,241

Analytics Adjusted EBITDA	152,113	143,645	125,624

All Other Adjusted EBITDA	28,198	20,935	11,892

Consolidated Adjusted EBITDA	850,499	772,433	659,757

2016 Multi-Year PSU payroll tax expense	15,389	—	—

Amortization of Intangible Assets	49,410	54,189	44,547

Depreciation and Amortization of Property, Equipment and Leasehold Improvements	29,999	31,346	35,440

Operating Income	755,701	686,898	579,770

Other Expense (Income), Net	152,383	57,002	112,871

Provision for Income Taxes	39,670	122,011	162,927

Net Income	$563,648	$507,885	$303,972

Adjusted EBITDA Margin (%)	54.6%	53.9%	51.8%

Net Income Margin (%)	36.2%	35.4%	23.9%

(1) As a result of the adoption of recent accounting guidance, the Company has restated its adjusted EBITDA by excluding $0.6 million of non-service related pension costs from adjusted EBITDA expenses for the full-year ended Dec. 31, 2017.

B-2      •      MSCI INC. PROXY STATEMENT

ANNEX B

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	YEARS ENDED

IN THOUSANDS, EXCEPT PER SHARE DATA	DEC. 31, 2019	DEC. 31, 2018	DEC. 31, 2017

Net Income	$563,648	$507,885	$303,972

Plus: Amortization of acquired intangible assets	34,773	43,981	39,157

Plus: 2016 Multi-Year PSU payroll tax expense	15,389	—	—

Less: Discrete excess tax benefit related to Multi-Year PSU vesting	(66,581)	—	—

Plus: Debt extinguishment costs associated with the 2024 Senior Notes Redemption	16,794	—	—

Less: Gain on sale of Alacra (not tax-effected)	—	—	(771)

Less: Gain on sale of FEA (not tax-effected)	—	(10,646)	—

Less: Gain on sale of InvestorForce	—	(46,595)	—

Less: Valuation allowance released related to InvestorForce disposition	—	(7,758)	—

Plus: Tax Reform adjustments	—	(8,272)	34,500

Less: Income tax effect	(13,226)	1,678	(10,772)

Adjusted net income	$550,797	$480,273	$366,086

Diluted EPS	$6.59	$5.66	$3.31

Plus: Amortization of acquired intangible assets	0.41	0.49	0.43

Plus: 2016 Multi-Year PSU payroll tax expense	0.18	—	—

Less: Discrete excess tax benefit related to Multi-Year PSU vesting	(0.78)	—	—

Plus: Debt extinguishment costs associated with the 2024 Senior Notes Redemption	0.20	—	—

Less: Gain on sale of Alacra (not tax-effected)	—	—	(0.01)

Less: Gain on sale of FEA (not tax-effected)	—	(0.12)	—

Less: Gain on sale of InvestorForce	—	(0.52)	—

Less: Valuation allowance released related to InvestorForce disposition	—	(0.09)	—

Plus: Tax Reform adjustments	—	(0.09)	0.38

Less: Income tax effect	(0.16)	0.02	(0.13)

Adjusted EPS	$6.44	$5.35	$3.98

MSCI INC. PROXY STATEMENT      •      B-3

ANNEX B

Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	YEARS ENDED

IN THOUSANDS	DEC. 31, 2019	DEC. 31, 2018

Index Adjusted EBITDA expenses	$250,749	$227,622

Analytics adjusted EBITDA expenses	344,812	336,294

All Other adjusted EBITDA expenses	111,736	97,635

Consolidated adjusted EBITDA expenses	707,297	661,551

2016 Multi-Year PSU payroll tax expense	15,389	—

Amortization of intangible assets	49,410	54,189

Depreciation and amortization of property, equipment and leasehold improvements	29,999	31,346

Total Operating Expenses	$802,095	$747,086

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	YEARS ENDED

IN THOUSANDS	DEC. 31, 2019	DEC. 31, 2018	DEC. 31, 2017

Net cash provided by operating activities	$709,523	$612,762	$404,158

Capital expenditures	(29,116)	(30,257)	(33,177)

Capitalized software development costs	(24,654)	(18,704)	(15,640)

Capex	(53,770)	(48,961)	(48,817)

Free cash flow	$655,753	$563,801	$355,341

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including the impact related to the vesting of the 2016 Multi-Year PSUs.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including the impact related to the vesting of the 2016 Multi-Year PSUs.

B-4      •      MSCI INC. PROXY STATEMENT

ANNEX B

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before (1) the impact of the amortization of acquired intangible assets, net of income taxes, (2) the gain (loss) from divestitures, net of income taxes, (3) the impact of adjustments for the Tax Cuts and Jobs Act that was enacted on December 22, 2017 (“Tax Reform”), except for amounts associated with active tax planning implemented as a result of Tax Reform, and, at times, (4) certain other transactions or adjustments, including the impact related to the vesting of the 2016 Multi-Year PSUs and costs associated with debt extinguishment.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying AUM.

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our core operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our core performance in the period.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our core operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this Proxy Statement facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly titled measures computed by other companies.

MSCI INC. PROXY STATEMENT      •      B-5

ANNEX B

Supplemental Information Regarding Retention Rate and Run Rate

Retention Rate

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Estate segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sale of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate

Run Rate is a key operating metric and is important because an increase or decrease in our Run Rate ultimately impacts our operating revenues over time. At the end of any period, we generally have subscription and investment product license agreements in place for a large portion of total revenues for the following 12 months. We measure the fees related to these agreements and refer to this as “Run Rate.”

“Run Rate” estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination or non-renewal during the period and have determined

B-6      •      MSCI INC. PROXY STATEMENT

ANNEX B

that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

Changes in our recurring revenues typically lag changes in Run Rate. The actual amount of recurring revenues we will realize over the following 12 months will differ from Run Rate for numerous reasons, including:

•	fluctuations in revenues associated with new recurring sales;

•	modifications, cancellations and non-renewals of existing Client Contracts, subject to specified notice requirements;

•	differences between the recurring license start date and the date the Client Contract is executed due to, for example, contracts with onboarding periods;

•

fluctuations in asset-based fees, which may result from changes in certain investment products’ total expense ratios, market movements, including foreign currency exchange rates, or from investment inflows into and outflows from investment products linked to our indexes;

•	fluctuations in fees based on trading volumes of futures and options contracts linked to our indexes;

•	fluctuations in the number of hedge funds for which we provide investment information and risk analysis to hedge fund investors;

•	price changes;

•	revenue recognition differences under U.S. GAAP, including those related to the timing of implementation and report deliveries for certain of our products and services;

•	fluctuations in foreign currency exchange rates; and

•	the impact of acquisitions and divestitures.

MSCI INC. PROXY STATEMENT      •      B-7

MSCI INC.

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSCI2020
You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2020. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E90792-P34157 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

MSCI INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Henry A. Fernandez	☐	☐	☐
	1b.	Robert G. Ashe	☐	☐	☐
	1c.	Benjamin F. duPont	☐	☐	☐
	1d.	Wayne Edmunds	☐	☐	☐
	1e.	Catherine R. Kinney	☐	☐	☐
	1f.	Jacques P. Perold	☐	☐	☐
	1g.	Sandy C. Rattray	☐	☐	☐
	1h.	Linda H. Riefler	☐	☐	☐
	1i.	Marcus L. Smith	☐	☐	☐
	1j.	Paula Volent	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
2.	To approve, by non-binding vote, our executive compensation, as described in these proxy materials.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
		For	Against	Abstain
3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor.	☐	☐	☐

.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E90792-P34157

MSCI INC. Annual Meeting of Shareholders April 28, 2020 2:30 P.M. Eastern Time

This proxy is solicited by the Board of Directors of MSCI Inc. The undersigned hereby appoints each of Cecilia Aza and Robert J. Gutowski as proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side of this proxy card all of the shares of common stock of MSCI Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of MSCI Inc. to be held live via the internet on April 28, 2020, at 2:30 P.M. Eastern Time, and at any adjournments or postponements thereof, upon all matters that may properly come before the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/MSCI2020. If no such direction is made, the proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side